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As Filed With the Securities and Exchange Commission on October 20, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN SIERRA BANCORP
(Exact Name of Registrant as Specified in its Charter)

California	6022	68-0390121
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4080 Plaza Goldorado Circle
Cameron Park, California 95682
(530) 677-5600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary D. Gall
President and Chief Executive Officer
Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682
(530) 677-5600 / Fax: (530) 676-2817
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Daniel B. Eng, Esq. Bartel Eng & Schroder 300 Capitol Mall, Suite 1100 Sacramento, California 95814 (916) 442-0400 / Fax: (916) 442-3442	Gary Steven Findley, Esq. Gary Steven Findley & Associates 1470 N. Hundley Street Anaheim, California 92806 (714) 630-7136 / Fax: (714) 630-7910

        Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	350,000	$35.75	$12,512,500(1)	$1,012.27

(1)
Pursuant to the provisions of Rule 457(o) the registration fee is calculated based on 350,000 shares of Registrant's common stock at $35.75 per share, based on the closing price of Registrant's common stock on October 15, 2003.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Proxy Statement-Prospectus

Auburn Community Bancorp 11795 Atwood Road Auburn, California 95603 (530) 887-8182	Western Sierra Bancorp 4080 Plaza Goldorado Circle Cameron Park, California 95682 (530) 677-5600

        The Board of Directors of Auburn Community Bancorp, referred to as Auburn Bancorp, has scheduled its special shareholders' meeting for the purpose of approving a merger transaction; and voting on other matters that may properly come before the meeting. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger.

        If approved, the merger will result in Auburn Bancorp being merged with and into Western Sierra Bancorp, referred to as Western.

        You are cordially invited to attend the special shareholders' meeting, which will be held at Auburn Bancorp's head office, 11795 Atwood Road, Auburn, California 95603, on             day,                        , 2003, at                        .m. If you are not able to attend, a proxy authorizing someone else to vote for you in the way that you specify is enclosed. This proxy statement-prospectus provides you with detailed information about the merger, Auburn Bancorp and Western.

        Auburn Bancorp and Western entered into a merger agreement on August 20, 2003. A copy of that agreement is attached as Appendix A to this proxy statement-prospectus. Under the terms of the merger agreement, Auburn Bancorp will be merged with and into Western. You will have the choice of electing to receive newly issued shares of Western common stock; cash; or a combination of both; subject to certain restrictions discussed in this proxy statement-prospectus. As of                        , 2003, the value of the merger consideration was $            per share, based upon the $            average closing price of Western common stock for the twenty trading days ending on                        , 2003. You should read the section entitled "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders" for additional information.

        Western's common stock is quoted on the Nasdaq-National Market System, or Nasdaq-NMS, under the symbol "WSBA."

        You will be entitled to dissenters' rights in connection with the merger if you comply with the applicable provisions of California law. You should read the section entitled "The Merger—Dissenters' Rights of Auburn Bancorp Shareholders" and Appendix B to this proxy statement-prospectus for additional information.

        Please read the section entitled "Risk Factors" beginning on page 8 for a discussion of certain factors that you should consider when deciding on how to vote on the merger.

        This proxy statement-prospectus is dated                        , 2003 and is first being mailed to shareholders on or about                        , 2003.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities regulators have approved either the acquisition described in this proxy statement-prospectus or the Western common stock to be issued in the acquisition, nor have they determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        The shares of Western common stock offered through this proxy statement-prospectus are not deposits and are not insured by the Federal Deposit Insurance Corporation, or FDIC. Western and Auburn Bancorp do not guarantee the investment value of the transaction described in this proxy statement-prospectus.

        The information contained in this proxy statement-prospectus speaks only as of its date unless the information specifically indicates that another date applies. The information contained in this proxy statement-prospectus regarding Auburn Bancorp has been furnished by Auburn Bancorp, and the information contained in this proxy statement- prospectus regarding Western has been furnished by Western.

Auburn Community Bancorp
11795 Atwood Road
Auburn, California 95603

Notice of Special Meeting of Shareholders
                        , 2003

To:
The Shareholders of
Auburn Community Bancorp

        Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the special meeting of shareholders of Auburn Community Bancorp will be held at Auburn Community Bancorp's head office located at 11795 Atwood Road, Auburn, California, on            day,                         , 2003 at                 .m., for the purpose of considering and voting upon the following matters:

  1.
  Approval of the Merger Agreement.    To approve the merger agreement dated August 20, 2003 attached as Appendix A to the proxy statement-prospectus and the transactions contemplated by the merger agreement. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Community Bancorp shareholders and Auburn Community Bancorp effective as of the date of completion of the merger.

  2.
  Transaction of Other Business.    To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

        The merger agreement sets forth the terms of the acquisition of Auburn Community Bancorp by Western Sierra Bancorp. As a result of the acquisition, all shareholders of Auburn Bancorp will have a choice of electing to receive for their shares of Auburn Bancorp common stock newly issued shares of Western common stock, cash, or a combination of both. The election is subject to certain restrictions which are listed and discussed in detail in the proxy statement-prospectus and in the merger agreement which is attached as Appendix A to the proxy statement-prospectus. The transaction is also more fully described in the enclosed proxy statement-prospectus and in Appendix A.

        The Board of Directors has fixed the close of business on                        , 2003 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the special meeting of shareholders.

        Since the affirmative vote of shareholders holding at least 75% of the outstanding shares of Auburn Bancorp common stock is required to approve the merger agreement and the transactions contemplated by the merger agreement, it is essential that all shareholders vote. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger. You are urged to vote in favor of the proposal by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the special meeting of shareholders in person. If you do attend the meeting you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors
Dated: , 2003	Emma L. Ballard Corporate Secretary

References to Additional Information

        This document incorporates important business and financial information about Western Sierra Bancorp (referred to as "Western") from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document but not otherwise accompanying this document by requesting them in writing or by telephone from Western as follows:

Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682
Attention: Anthony Gould
(530) 677-5600

        You will not be charged for any of these documents that you request. If you would like to request documents, please do so by                        , 2003 in order to receive them before the special meeting.

        For additional information regarding Western, please see "Where You Can Find More Information" beginning on page     .

i

ii

Comparison of Shareholder Rights	79
Comparison of Corporate Structure	79
Voting Rights	79
Dividends	79
Number of Directors	79
Indemnification of Directors and Officers	80
Supervision and Regulation	82
Introduction	82
Western and Auburn Bancorp	82
Western's and Auburn Bancorp's Banking Subsidiaries	86
Validity of Western's Common Stock	98
Experts	98
Where You Can Find More Information	99
Index to Financial Statements	100
Auburn Community Bancorp Unaudited Consolidated Financial Statements	F-1
Auburn Community Bank Audited Financial Statements	F-7

List of Appendices

Agreement and Plan of Reorganization dated August 20, 2003, by and between Western Sierra Bancorp and Auburn Community Bancorp	Appendix A
Excerpt from Chapter 13 of the California Corporations Code	Appendix B
Fairness Opinion of The Findley Group	Appendix C

iii

Questions and Answers About the Merger

        This question and answer summary highlights selected information contained in other sections of this proxy statement-prospectus. To understand the merger more fully, you should carefully read this entire proxy statement-prospectus, including all appendices and financial statements.

Q:
What am I being asked to vote on?

A:
You are being asked to vote on a merger agreement which, if approved, will result in Auburn Bancorp being merged with and into Western. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger.

Q:
Who is eligible to vote?

A:
Holders of Auburn Bancorp common stock are eligible to vote their shares at the Auburn Bancorp special meeting of shareholders if they were holders of record of those shares at the close of business on                        , 2003.

Q:
What is the vote needed for approval of the merger?

A:
All of the shareholders of Auburn Bancorp common stock are parties to a stockholders agreement that requires the vote of at least 75% of the shares outstanding to approve the merger, which approval will also result in the termination of the stockholders agreement as of the date of completion of the merger.

Q:
What will happen if Auburn Bancorp shareholders approve the merger?

A:
If Auburn Bancorp shareholders approve the merger, and all regulatory approvals are obtained, Auburn Bancorp will merge with Western, and Auburn Bancorp will cease to operate.

Q:
Why is Auburn Bancorp merging with Western?

A:
Western's and Auburn Bancorp's respective managements believe that their respective shareholders will benefit from the merger because the business potential for the combined companies exceeds what each company could individually accomplish. Western and Auburn Bancorp believe that their similar and complementary financial products and services in the Northern California market will contribute to enhanced future performance, as well as providing a larger shareholder base. Western and Auburn Bancorp believe a larger shareholder base will increase shareholder liquidity and provide for increased shareholder value. Please read the section entitled "The Merger—Background and Reasons for the Merger; Recommendation of the Board of Directors" for additional information.

Q:
Should I send in my certificates now?

A:
No. You should not send in your Auburn Bancorp stock certificates now. The envelope provided with this proxy statement-prospectus is only for use in returning your proxy. You will be sent written instructions for exchanging your stock certificates only if the merger is approved and completed.

Q:
What happens if I do not return my proxy card?

A:
If you fail to execute and return your proxy card, it will have the same effect as voting against the merger.

Q:
What risks should I consider before I vote on the merger?

A:
The risks that you should consider in deciding how to vote on the merger are explained in the section of this proxy statement-prospectus entitled "Risk Factors." You are urged to read this section, as well as the rest of this proxy statement-prospectus, before deciding how to vote.

Q:
How do I vote?

A:
Just indicate on your proxy card how you want to vote. Sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the Auburn Bancorp special shareholders' meeting. Alternatively, you may attend the meeting and vote in person.

  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger. If you do not sign and send in your proxy card or you abstain from voting, it will have the effect of voting against the merger.

  You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Auburn Bancorp special shareholders' meeting by following the directions on page     and either change your vote or attend the meeting and vote in person.

Q:
How do Auburn Bancorp's directors plan to vote?

A:
All of Auburn Bancorp's directors have committed to vote their shares in favor of the merger. Auburn Bancorp's directors collectively hold, as of the record date for the special shareholders' meeting, 9,850 shares, or approximately 16%, of Auburn Bancorp common stock eligible to vote. The affirmative vote of at least 75%, or 47,219 shares, of Auburn Bancorp's issued and outstanding common stock eligible to vote is needed to approve the merger.

Q:
Who can help answer my other questions?

A:
If you want to ask any additional questions about the merger, you should contact Mr. John G. Briner, President and Chief Executive Officer, Auburn Community Bancorp, 11795 Atwood Road, Auburn, California 95603, telephone (530) 889-3721.

Summary

        This summary only highlights selected information from this proxy statement-prospectus. It may not contain all the information that is important to you in deciding how to vote. You should carefully read this entire proxy statement-prospectus, including the appendices. These will give you a more complete description of the merger, the merger agreement and the transactions proposed. You should also refer to the section entitled "Where You Can Find More Information" on page    .

General

        This proxy statement-prospectus relates to the proposed merger of Auburn Bancorp with Western. Auburn Bancorp and Western believe that the merger will create opportunities to apply their similar community banking philosophies to realize enhanced revenues through asset growth and market penetration.

Parties to the Merger (pages    and    )

  Western Sierra Bancorp
  4080 Plaza Goldorado Circle
  Cameron Park, California 95682
  (530) 677-5600

        Western is a bank holding company headquartered in Cameron Park, California. Western has three subsidiary banks, Western Sierra National Bank, or Western Sierra, Lake Community Bank, or Lake, and Central California Bank. Through its subsidiaries, Western serves the California communities of Cameron Park, El Dorado Hills, Lincoln, Placerville, Pollock Pines, Sacramento, Columbia, Sonora, Twain Harte, Roseville, Folsom, Lakeport, Kelseyville, Modesto, Antioch, Turlock, San Andreas, Angels Camp, Jamestown, Lodi, Valley Springs, Sutter Creek and Copperopolis.

        Please read the section entitled "Information Regarding Western" for additional information about Western, Western Sierra, Lake and Central California Bank.

  Auburn Community Bancorp
  11795 Atwood Road
  Auburn, California 95603
  (530) 887-8182

        Auburn Bancorp is a bank holding company headquartered in Auburn, California. Auburn Bancorp has one subsidiary bank, Auburn Community Bank. Auburn Community Bank's head office is located at 412 Auburn-Folsom Road, Auburn, California and it has one branch office located at 11795 Atwood Road, Auburn, California.

        Please read the section entitled "Information Regarding Auburn Bancorp" for additional information.

Special Shareholders' Meeting (Page    )

        Auburn Bancorp will hold its special shareholders' meeting at 11795 Atwood Road, Auburn, California 95603 on             day,            , 2003 at                          .m. At this important meeting, Auburn Bancorp shareholders will consider and vote upon the approval of the merger and other matters that may properly come before the special shareholders' meeting. You may vote at the Auburn Bancorp special shareholders' meeting if you owned shares of Auburn Bancorp common stock at the close of business on                         , 2003. On that date, Auburn Bancorp had 62,958 shares of common stock issued and outstanding and entitled to be voted at the shareholders' meeting. Each Auburn Bancorp shareholder is entitled to one vote for each share he or she held on                        , 2003. The

affirmative vote of at least 75%, or at least 47,219 shares entitled to vote, is required to approve the merger. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger. Under the provisions of the California Corporations Code, Western's shareholders are not required to approve the merger. Please read the section entitled "The Auburn Bancorp Meeting" for additional information.

The Merger (Page    )

        The merger will result in Auburn Bancorp being merged out of existence and into Western, subject to shareholder and regulatory approvals, as well as other customary closing conditions. Please read the sections entitled "The Merger—Structure of the Merger" and "—Certain Effects of the Merger" for additional information.

        The Merger Agreement (Page    )

        The merger agreement is the legal document that embodies the merger's terms and governs Western's and Auburn Bancorp's merger process, including the issuance of Western common stock and cash to Auburn Bancorp's shareholders in connection with the merger. Please read the entire merger agreement which is attached to this proxy statement-prospectus as Appendix A. Also, please read the section entitled "The Merger—The Merger Agreement" for additional information.

        Consideration to be Paid to Auburn Bancorp Shareholders (Pages            and    )

        You will have the right to receive newly issued shares of Western common stock, cash, or a combination of cash and Western common stock. Please read the sections entitled "Risk Factors—Risks Regarding the Merger" and "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders" for additional information.

        Regulatory Approvals (Page    )

        Western must receive approvals from the Federal Reserve Board, or FRB, and the California Department of Financial Institutions, or the DFI. Western submitted applications which are currently pending. Western and Auburn Bancorp believe the applications will be approved. Please read the section entitled "The Merger—Regulatory Approvals" for additional information.

        Votes Required; Securities Held by Insiders (Page    )

        Approval of the merger requires the affirmative vote of at least 75%, or 47,219 shares, of Auburn Bancorp's 62,958 issued and outstanding shares of common stock. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger. Your failure to vote in person or by proxy, or your abstention from voting entirely, will have the same effect as voting against the merger. Please read the section entitled "The Auburn Bancorp Meeting."

        Directors and executive officers owned approximately 9,850 shares, or 16%, of Auburn Bancorp's outstanding shares of common stock entitled to vote. Please be aware that Auburn Bancorp's directors have entered into separate agreements in which they have agreed, among other things, to vote "FOR" approval of the merger agreement. Please read the section entitled "The Merger—The Merger Agreement—Director Voting Agreements" for additional information.

        Opinion of Auburn Bancorp's Financial Advisor (Page    )

        In deciding to approve the merger, Auburn Bancorp's Board of Directors considered, among other things, the June 18, 2003 and August 20, 2003 oral opinions of The Findley Group, Auburn Bancorp's financial advisor, regarding the fairness, from a financial point of view, of the consideration to be received by Auburn Bancorp's shareholders as a result of the merger. The Findley Group confirmed its oral opinion by delivery of its written opinion dated August 20, 2003, which is attached as Appendix C. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by the advisor in providing its opinion. Auburn Bancorp's Board of Directors also retained D. A. Davidson & Co. to evaluate the fairness opinion issued by The Findley Group. Subject to the terms and limitations set forth in their report, D. A. Davidson & Co. confirmed that the Western common stock, cash or a combination thereof to be received by shareholders of Auburn Bancorp in the merger is fair from a financial point of view to the holders of the shares of Auburn Bancorp common stock. A copy of the D. A. Davidson & Co. fairness evaluation report to Auburn's Board of Directors dated September 23, 2003, is attached as Appendix D. You should read this evaluation report in its entirety. Please read the section entitled "The Merger—Opinion of Financial Advisor" for additional information.

        Recommendation of Auburn Bancorp's Board of Directors (Pages    ,    and    )

        On August 20, 2003, Auburn Bancorp's Board of Directors unanimously approved the merger agreement and the transactions contemplated by it. Moreover, they unanimously believe that the merger's terms are fair to you and in your best interests. Accordingly, they unanimously recommend a vote "FOR" the proposal to approve the merger agreement, and the merger. The conclusions of Auburn Bancorp's Board of Directors regarding the merger are based upon a number of factors. Please read the sections entitled "The Merger—Reasons for the Merger," "—Recommendation of the Board of Directors" and "—Opinion of Financial Advisor" for additional information.

        Exchange of Share Certificates (Page    )

        After completing the merger, holders of Auburn Bancorp stock certificates will need to exchange those certificates for new certificates of Western common stock, cash, or a combination of both. Shortly after completing the merger, Computershare Trust Company, Inc., Western's exchange agent, will send Auburn Bancorp's shareholders detailed instructions on how to exchange their shares and elect the form of payment. Please do not send any stock certificates until you receive these instructions. Please read the section entitled "The Merger—The Merger Agreement—Election, Exchange and Proration Procedures" for additional information.

        Conditions to Closing the Merger (Page    )

        In addition to regulatory and shareholder approvals, Western's and Auburn Bancorp's obligations to close the merger depend on fulfilling certain conditions, unless waived, including receipt of a tax opinion from Perry-Smith LLP that the merger qualifies as a tax-free reorganization for federal income tax purposes.

        Auburn Bancorp's obligation to close the merger is also subject to the appointment of Jan T. Haldeman to Western's Board of Directors. Please read the section entitled "The Merger—The Merger Agreement—Conditions to the Parties' Obligations" for additional information.

        Closing the Merger (Page    )

        If all required regulatory and shareholder approvals are received as planned, and if the conditions to the merger have either been met or waived, Western and Auburn Bancorp anticipate that the merger will close on or about December    , 2003. However, neither Western nor Auburn Bancorp can assure you whether or when the merger will actually close. Please read the section entitled "The Merger—The Merger Agreement—The Closing" for additional information.

        Termination of the Merger (Pages    and    )

        Western and Auburn Bancorp can mutually agree to terminate or extend the merger agreement. Either Western or Auburn Bancorp can terminate the merger agreement in the event of a material breach or the occurrence of certain other events, including receipt of an offer from a third party.

        Auburn Bancorp must pay Western a fee of $800,000 if Auburn Bancorp terminates the merger agreement because it elected to proceed with a third party transaction. If the merger agreement is terminated by Western or Auburn Bancorp pursuant to a material breach of any representation, warranty, covenant or agreement, the breaching party will owe the other party liquidated damages of $500,000, and an additional $300,000 must be paid by Auburn Bancorp if it accepts an alternative merger or similar proposal within a specified period following a termination because of a material breach by Auburn Bancorp. Please read the section entitled "The Merger—The Merger Agreement—Termination" and "—Discussion with Third Parties" for additional information.

        Federal Income Tax Consequences (Page    )

        Except for those shareholders who receive cash, Auburn Bancorp and Western intend for the merger to be treated as a tax-free reorganization under federal tax law, so that neither Auburn Bancorp nor Western will recognize any gain or loss. The federal income tax consequences of the merger to you, however, depend upon the type of consideration you receive in the merger. Please read the section entitled "The Merger—Certain Federal Income Tax Consequences" for additional information. In that Auburn Bancorp is an S corporation and Western is a C corporation for tax purposes, Auburn Bancorp shareholders who receive common stock of Western will no longer have the tax treatment of an S corporation.

        The tax laws are complex. Therefore, you should consult your individual tax advisor regarding the federal income tax consequences of the merger to you. You should also consult your tax advisor concerning all state, local and foreign tax consequences of the merger.

        Accounting Treatment (Page    )

        Western must account for the merger as a purchase. Under this method of accounting, the assets and liabilities of the company acquired are recorded at their respective fair value as of completion of the merger, and are added to those of the acquiring company. Financial statements of the acquiring company issued after the merger takes place reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company that was acquired. Please read the section entitled "The Merger—Accounting Treatment" for additional information.

Western's Management and Operations After the Merger (Page    )

        After the merger, Western's present directors will remain directors of Western, and Jan T. Haldeman, a member of Auburn Bancorp's current board of directors, will be appointed as an additional director of Western. Please read the section entitled "The Merger—Certain Effects of the Merger" and "—Interests of Certain Persons in the Merger" for additional information.

Interests of Certain Persons in the Merger That Are Different From Yours (Page    )

        The directors and executive officers of Auburn Bancorp have financial interests in the merger that are in addition to their interests as Auburn Bancorp shareholders. You should consider these interests in deciding how to vote. Please read the section entitled "The Merger—Interests of Certain Persons in the Merger" for additional information.

Differences in Your Rights as a Shareholder (Page    )

        As a Auburn Bancorp shareholder, your rights are currently governed by Auburn Bancorp's Articles of Incorporation and Bylaws and by the Stockholders' Agreement. If you receive Western common stock in exchange for your Auburn Bancorp common stock, you will become a Western shareholder. Consequently, your rights as a Western shareholder will be governed by Western's Articles of Incorporation and Bylaws. In addition, Western is not a Subchapter S corporation, and its shareholders are not bound by a stockholders agreement. Therefore, the rights and tax treatment of

Western shareholders differ significantly from the rights and tax treatment of Auburn Bancorp shareholders. Please read the section entitled "Comparison of Shareholder Rights" for additional information.

Dissenters' Rights (Page    )

        In the event Auburn Bancorp's shareholders approve the merger and you do not wish to accept the consideration offered for your shares, you have the right to dissent from the merger and receive the fair market value of your shares under the provisions of Chapter 13 of the California Corporations Code. Please read the section entitled "The Merger—Dissenters' Rights of Auburn Bancorp Shareholders" and Appendix B for additional information.

Stock Dividends; Western Stock Repurchase Plan

        On July 16, 2003, Western's Board of Directors declared a 5% stock dividend to stockholders of record on July 21, 2003, which was paid on August 8, 2003. Also, on May 23, 2002, Western's Board of Directors declared a 5% stock dividend to stockholders of record on June 3, 2002, which was paid on June 14, 2002. All per share financial data contained in this proxy statement-prospectus have been adjusted to reflect these stock dividends.

        On May 29, 2002, Western announced the repurchase of up to 5% of its outstanding common stock amounting to approximately 180,000 shares. The repurchase plan was developed in connection with Western's annual 5% stock dividend program which has been in place since 1999. The repurchase began on June 3, 2002. As of the date of this proxy statement-prospectus, Western has repurchased approximately 5,000 shares at an aggregate cost of $105,000.

Resale of Western Common Stock by Former Auburn Bancorp Shareholders (Page    )

        Western common stock that you receive in the merger will be freely transferable, unless you are considered an affiliate of Auburn Bancorp. Please refer to the section entitled "The Merger—Resale of Western Common Stock" for additional information.

Risk Factors

        In addition to the other information included in this proxy statement-prospectus or incorporated by reference, you are urged to carefully consider the following factors before making a decision to approve the merger.

Risks Regarding the Merger

        You Will Not Know in Advance the Value of the Merger Consideration You Will be Entitled to Receive

        The merger agreement provides for merger consideration of $7,500,000 in cash and 350,000 shares of Western common stock. However, fluctuations in Western's per share market value will change the value of the merger consideration and may affect the total amount of the cash that will be paid in the merger. In addition, if any of the holders of Auburn Bancorp options exercise their options, then the per share merger consideration will be reduced. These components will determine the amount that you will be entitled to receive for each share of Auburn Bancorp common stock that you own.

        Because of the time period spanning the computation of the exchange ratio and per share value of your shares of Auburn Bancorp common stock, you will not know in advance the amount of cash that you will be entitled to receive or the number of shares of Western common stock that you will receive until the merger is completed.

        Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders."

        The Composition of the Total Merger Consideration That You Receive May Not Be the Amount You Originally Elected

        You will have the right to choose to receive newly issued shares of Western common stock, cash, or a combination of the two equal to approximately $            per share (based on the number of Auburn Bancorp shares outstanding of 62,958, and the market price of Western common stock of $            ) for each share of Auburn Bancorp common stock that you own. Your choice is limited by the fact that certain proportions of cash and shares of Western common stock will be allocated to exchange your shares of Auburn Bancorp common stock. These limitations could result in Auburn Bancorp shareholders' elections collectively exceeding the total amount of cash or the total number of shares of Western common stock allotted for the exchange. Accordingly, you will be voting to approve a transaction without the certainty of knowing the actual type and amount of consideration you will receive. No assurances can be given that Auburn Bancorp shareholders electing all cash, all Western common stock, or a combination of cash and Western common stock will receive the exact consideration elected. Should this contingency arise, your individual election will be prorated, subject to certain qualifications and limitations. Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders" and "—The Merger Agreement—Election, Exchange and Proration Procedures" for additional information.

        Your Actual Tax Consequences Will Depend on What You Receive in the Merger

        The tax consequences of the merger to you will depend upon the form of merger consideration you receive and not what you elect. Please read the section entitled "The Merger—Certain Federal Income Tax Consequences—Consequences to Auburn Bancorp Shareholders" for additional information. In addition, all Auburn Bancorp shareholders will receive a K-1 for Auburn Bancorp's income or loss during 2003, and, if completion of the merger occurs after December 31, 2003, the Auburn Bancorp shareholders will also receive a K-1 for their share of Auburn Bancorp's income or loss during 2004.

Risks Regarding the Businesses of Western and Auburn Bancorp following the Merger

        If Western is Unable to Integrate its Recent Acquisitions Successfully, its Future Business and Earnings May be Negatively Affected

        Western has made several acquisitions since 1999, including the acquisition of Central Sierra Bank in July 2003. Although Western appears to be integrating these operations smoothly, we cannot assure you that Western will be able to integrate effectively the different operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of ongoing businesses, or possible inconsistencies in standards, controls, procedures and policies. Moreover, we cannot be sure that the projected efficiencies of Western's acquisition activity will result in significant cost savings or revenue enhancements within the expected time frame or in the long run. If Western has difficulties with the integration, it may not achieve the economic benefits expected to result from the merger, and this would likely hurt its business and earnings.

        The Banking Business is Subject to Interest Rate Risk, and Variations in Interest Rates May Negatively Affect Financial Performance

        Changes in the interest rate environment may reduce net interest income for the combined entity. It is expected that Western will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that interest rate risk can be minimized. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect Western's net interest spread, asset quality, loan origination volume and overall profitability.

        Declines in Real Estate Values Could Materially Impair Profitability and Financial Condition

        Approximately 81% and 83% respectively, of Western's and Auburn Bancorp's loans are secured by real estate collateral. A substantial portion of the real estate securing these loans is located in Northern California. Real estate values are generally affected by factors such as:

  •
  the socioeconomic conditions of the area where real estate collateral is located;

  •
  fluctuations in interest rates;

  •
  property and income tax laws;

  •
  local zoning ordinances governing the manner in which real estate may be used; and

  •
  federal, state and local environmental regulations.

        Management and the Boards of Directors of Western and Auburn Bancorp monitor the concentrations of loans secured by real estate, which are within pre-approved limits. However, declines in real estate values could significantly reduce the value of the real estate collateral securing Western's and Auburn Bancorp's loans, increasing the likelihood of defaults. Moreover, if the value of real estate collateral declines to a level that is not enough to provide adequate security for the underlying loans, Western and Auburn Bancorp will need to make additional loan loss provisions which, in turn, will reduce their profits. Also, if a borrower defaults on a real estate secured loan, Western and Auburn Bancorp may be forced to foreclose on the property and carry it as a nonearning asset which, in turn, may reduce net interest income.

        Western's and Auburn Bancorp's Asset Growth May Not Continue at the Same Rates as Previously Experienced

        Western and Auburn Bancorp have experienced high rates of growth. From the end of 1998 to June 30, 2003, Western's total assets have increased from $383 million to $748.6 million. Auburn Bancorp's assets have increased from $15.6 million at the end of 1998 to $89.8 million at June 30, 2003. These growth rates have resulted from acquisitions by Western, as well as from internally generated growth for both Western and Auburn Bancorp. Sustained asset growth for Western and Auburn Bancorp depends on their ability to successfully implement their marketing strategies, as well as Western's ability to make future acquisitions consistent with its strategic plans. Western's and Auburn Bancorp's continued success in achieving these goals cannot be guaranteed and, therefore, there can be no assurances that Western and Auburn Bancorp will experience the same rates of growth previously experienced.

        Community Banks Face Strong Competition from Financial Service Companies and Other Companies that Offer Banking Services, which Can Hurt Western's Business

        Both Western and Auburn Bancorp conduct their banking operations principally in the non-metropolitan areas of Northern California. Increased competition in this market may result in reduced loans and deposits. Ultimately, both companies may not be able to compete successfully against current and future competitors. Many competitors offer the banking services that Western and Auburn Bancorp offer in their service areas. These competitors include national and super-regional banks, finance companies, investment banking and brokerage firms, credit unions, government-assisted farm credit programs, other community banks and technology-oriented financial institutions offering online services. In particular, competitors of both companies include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances, such as Internet-based banking services that cross traditional geographic bounds, enable more companies to provide financial services. If Western and Auburn Bancorp are unable to attract and retain banking customers, they may be unable to continue loan growth and level of deposits, and results of operations and financial condition may otherwise be adversely affected.

        Changes in Economic Conditions, in Particular, an Economic Slowdown in Northern California, Could Hurt the Banking Business Materially

        Western's and Auburn Bancorp's businesses are directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond their control. A deterioration in economic conditions, in particular an economic slowdown in Northern California, could result in the following consequences, any of which could hurt business materially:

  •
  loan delinquencies may increase;

  •
  problem assets and foreclosures may increase;

  •
  demand for banking products and services may decline;

  •
  low cost or noninterest-bearing deposits may decrease; and

  •
  collateral for loans made, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with existing loans.

        Allowances for Loan Losses May Not be Adequate to Cover Actual Losses

        Like all financial institutions, Western and Auburn Bancorp maintain allowances for loan losses to provide for loan defaults and nonperformance, and their allowance for loan losses may not be adequate to cover actual loan losses. In addition, future provisions for loan losses could materially and adversely affect their operating results. The allowances for loan losses are based on prior experience, as well as an evaluation of the risks in current portfolios. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond their control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review loans and allowances for loan losses. While both companies believe that their allowances for loan losses is adequate to cover current losses, we cannot assure you that their allowances for loan losses will not be required to be further increased or that regulators will not require their banks to increase these allowances. Either of these occurrences could materially adversely affect earnings.

A Warning about Forward Looking Statements

        Western and Auburn Bancorp make forward-looking statements in this proxy statement-prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results after the merger. These forward-looking statements are based on the beliefs and assumptions of Western's and Auburn Bancorp's managements, as well as on information currently available to them. While Auburn Bancorp and Western believe that the expectations reflected in these forward-looking statements are reasonable, and have based these expectations on their beliefs as well as assumptions they have made, those expectations may ultimately prove to be incorrect.

        Forward-looking statements include information concerning possible or assumed future results about the operations of Western and/or Auburn Bancorp made throughout this proxy statement-prospectus. Also, when any of the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" or similar expressions are used, forward-looking statements are being made.

        Many possible events or factors could affect Western's and Auburn Bancorp's future results and performance after the merger. The events or factors that could cause results or performance to materially differ from those expressed in the forward-looking statements include:

  •
  lower than expected consolidated revenues for Western;

  •
  higher than expected merger related costs;

  •
  losses of deposit and loan customers resulting from the merger;

  •
  greater than expected operating costs and/or loan losses;

  •
  significant increases in competition;

  •
  unexpected difficulties or delays in obtaining regulatory approvals for the merger;

  •
  the inability to achieve expected cost savings from the merger, or the inability to achieve those savings as soon as expected;

  •
  adverse changes in interest rates and economic or business conditions;

  •
  adverse legislative or regulatory changes affecting Western's and Auburn Bancorp's businesses;

  •
  unexpected costs and difficulties in adapting to technological changes and integrating systems;

  •
  adverse changes in the securities markets; and

  •
  the effects of terrorist attacks in the U.S. or abroad or other events affecting world peace or international commerce.

        Due to the uncertainties surrounding these events or factors, you should not unduly rely on the forward-looking statements made in this proxy statement-prospectus. Actual results may materially differ from those currently expected or anticipated.

        Forward-looking statements are not guarantees of performance. Instead, they involve risks, uncertainties and assumptions. The future results and shareholder value of Western following completion of the merger may materially differ from those expressed in these forward-looking statements. Many of the factors described under the section of this proxy statement-prospectus entitled "Risk Factors" will determine the results and values of Western, and are beyond Western's and Auburn Bancorp's ability to control or predict. As a result, Western and Auburn Bancorp claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 for the forward-looking statements contained in this proxy statement-prospectus.

Markets; Market Prices and Dividends

        The Western common stock currently is traded on the Nasdaq National Market under the symbol "WSBA." There is no active and liquid trading market for shares of Auburn Bancorp common stock.

        As of October 1, 2003, there were 4,600,760 shares of Western common stock outstanding, which were held by approximately 1,933 holders of record, and as of the record date for the special meeting of shareholders, there were 62,958 shares of Auburn Bancorp common stock outstanding, which were held by approximately 53 holders of record.

        The following chart summarizes the approximate high and low bid prices and dividends declared per share for Western common stock. The information in the following table is based upon information provided by the OTC Bulletin Board for prices on the over-the-counter market and by the National Association of Securities Dealers for prices on the Nasdaq-NMS. This information has been retroactively adjusted to reflect previous stock dividends, including the 5% stock dividends paid by Western on July 21, 2003, June 14, 2002 and November 26, 2001 to shareholders of record on July 16, 2003, June 3, 2002 and November 15, 2001, respectively. Bid quotations reflect inter-dealer prices, without adjustments for mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions. There is no active and liquid trading market for shares of Auburn Bancorp common stock.

	Western Common Stock
	High Bid		Low Bid	Dividends
2001
First Quarter		$12.96	$8.64
Second Quarter		$12.95	$11.01
Third Quarter		$13.31	$12.10
Fourth Quarter		$14.74	$11.23	5% stock
2002
First Quarter		$19.93	$14.51
Second Quarter		$26.53	$19.41	5% stock
Third Quarter		$24.19	$19.43
Fourth Quarter		$25.71	$20.96
2003
First Quarter		$29.62	$24.66
Second Quarter		$32.76	$28.33
Third Quarter		$37.05	$30.40	5% stock
Fourth Quarter through , 2003	$

        You should obtain current market quotations for Western common stock. The market price of Western common stock will probably fluctuate between the date of this proxy statement-prospectus, the date on which the merger is completed and after the merger. Because the market price of Western common stock is subject to fluctuation, the number of shares of Western common stock that you may receive in the merger may increase or decrease.

Selected Financial Data

        Western and Auburn Bancorp are providing the following information to aid you in your analysis of the financial aspects of the merger. The following charts show financial results actually achieved by Western and Auburn Bancorp. The charts also show results as if the companies had been combined for the periods presented after giving effect to the purchase method of accounting and other merger-related adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements on page     .

Western

        Western derived its annual historical financial data for 2002 and 2001 from the audited consolidated financial statements included incorporated by reference in this proxy statement-prospectus. In the opinion of Western's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made.

Comparative Historical Financial
Data for Western
(Unaudited)

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
(Dollars in thousands, except per share numbers)
SUMMARY OF EARNINGS:
Net interest income	$16,876	$13,368	$29,149	$22,028	$19,453	$17,650	$15,860
Provision for credit losses	1,055	925	2,026	925	380	920	1,011
Noninterest income	4,314	3,176	7,464	5,447	3,745	3,580	4,284
Noninterest expense	12,613	10,348	23,146	17,876	16,602	15,401	16,556
Net income	4,750	3,774	8,004	5,436	3,884	3,380	1,702
FINANCIAL POSITION:
Total assets	748,643	650,745	677,788	510,622	474,603	391,883	382,503
Total net loans and leases	583,227	473,677	538,784	388,434	329,251	274,356	215,410
Total deposits	654,403	568,409	589,373	448,631	433,771	343,184	343,442
Total shareholders' equity	$59,419	$49,347	$54,339	$39,911	$36,137	$30,915	$29,307
PER SHARE DATA:
Net income—basic	$0.59	$0.49	$2.06	$1.44	$1.03	$0.89	$0.48
Net income—diluted	$0.56	$0.47	$1.98	$1.40	$1.01	$0.86	$0.46
Book value per share	$14.16	$12.38	$13.63	$11.32	$9.98	$9.04	$9.16
SELECTED FINANCIAL RATIOS:
Return on average assets	1.33%	1.37%	1.31%	1.10%	0.91%	0.87%	0.40%
Return on average shareholders' equity	16.84%	17.52%	16.91%	14.47%	12.08%	11.23%	6.89%

Comparative Historical Financial
Data for Auburn Community Bancorp
(Unaudited)

	Six Months Ended June 30,		Year Ended December 31,
							Feb. 2, 1998 to Dec. 31, 1998
	2003	2002	2002	2001	2000	1999
(Dollars in thousands, except per share data)
SUMMARY OF EARNINGS:
Net interest income	$2,429	$1,890	$4,025	$3,310	$2,241	$1,347	$488
Provision for credit losses	60	—	86	375	289	139	105
Noninterest income	136	91	200	294	180	169	138
Noninterest expense	1,731	1,384	3,080	2,589	1,935	1,364	1,008
Provision for income taxes	18	12	44	20	(18)	1	—
Net income	$756	$585	$1,015	$620	$215	$12	$(488)
FINANCIAL POSITION:
Total assets	$89,772	$84,086	$86,046	$71,816	$56,518	$32,954	$15,584
Total net loans and leases	76,940	65,566	71,486	64,232	47,295	27,547	12,569
Total deposits	81,205	68,593	77,995	64,832	52,136	29,259	11,992
Total shareholders' equity	$8,246	$7,406	$7,883	$6,514	$3,715	$3,499	$3,490
PER SHARE DATA:
Net income (loss)—basic	$12.01	$9.66	$16.43	$12.94	$5.15	$.29	$(11.69)
Net income—diluted	$11.91	$9.59	$16.20	$12.72	$5.15	$.29	$(11.69)
Cash dividends declared	$6.00	—	—	—	—	—	—
Book value per share	$130.98	$117.63	$125.21	$106.81	$88.98	$83.81	$83.58
SELECTED FINANCIAL RATIOS:
Return on average assets	1.8%	1.5%	1.25%	.91%	.47%	.04%	—
Return on average shareholders' equity	18.7%	16.4%	13.71%	13.1%	6.0%	.3%	—

Selected Historical and Pro Forma Per Share Data

        The table below shows the earnings, book value and dividends per share for Western and Auburn Bancorp both on a historical and a pro forma basis. The Western pro forma data was derived by combining historical consolidated financial information of Western and Auburn Bancorp using the purchase method of accounting for business combinations. Auburn Bancorp's equivalent pro forma data was derived by multiplying the Western pro forma income per share before nonrecurring charges or credits directly attributable to the transaction, the pro forma book value per share, and the pro forma dividends per share by an assumed exchange ratio of $119.1270 in cash and 5.5593 shares of Western common stock for each share of Auburn Bancorp common stock, so that the per share amounts are equated to the respective values for one share of Auburn Bancorp common stock.

        You should read the audited financial statements and related footnotes of Western incorporated by reference in this proxy statement-prospectus and the audited financial statements and related footnotes of Auburn Bancorp attached to this proxy statement-prospectus.

	At or For the Six Months Ended June 30, 2003	At or For the Year Ended December 31, 2002
Basic earnings per share:
Western	$1.13	$1.96
Auburn Bancorp	$12.01	$16.43
Western unaudited pro forma	$1.25	$2.11
Auburn Bancorp equivalent pro forma	$11.57	$19.61
Diluted earnings per share:
Western	$1.08	$1.89
Auburn Bancorp	$11.91	$16.20
Western unaudited pro forma	$1.20	$2.04
Auburn Bancorp equivalent pro forma	$11.11	$18.97
Dividends per share:
Western cash dividends per share	$—	$—
Auburn Bancorp cash dividends per share	$6.00	$—
Western unaudited pro forma cash dividends per share	$0.08	$0.08
Auburn Bancorp equivalent pro forma cash dividends per share	$0.71	$0.75
Book value per share:
Western	$14.16	$12.98
Auburn Bancorp	$130.98	$125.21
Western unaudited pro forma	$16.65	$15.66
Auburn Bancorp equivalent pro forma	$154.65	$145.44

(1)
Western unaudited pro forma per share data includes the acquisition of Central Sierra Bank which became effective July 11, 2003 and the proposed acquisition of Auburn Community.

(2)
The conversion ratio was calculated using a Western common stock value of $32.00.

The Auburn Bancorp Meeting

General

        Auburn Bancorp will hold a special shareholders' meeting on                        , 2003 at                          .m., local time, at 11795 Atwood Road, Auburn, California 95603. At the special shareholders' meeting you will be asked to consider and vote on the approval of the merger agreement, and any other matters that may properly come before the meeting.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Auburn Bancorp common stock at the close of business on                        , 2003, the record date for Auburn Bancorp's special shareholders' meeting, are entitled to receive notice of and to vote at the special shareholders' meeting. On the record date, Auburn Bancorp had 62,958 shares of its common stock issued, outstanding and eligible to vote at the special shareholders' meeting. A majority of the shares of Auburn Bancorp common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the special shareholders' meeting in order for a quorum to be present for purposes of transacting business. In the event that a quorum is not present, it is expected that the special shareholders' meeting will be adjourned or postponed to solicit additional proxies.

Number of Votes

        Each holder of Auburn Bancorp common stock will be entitled to one vote, in person or by proxy, for each share of Auburn Bancorp common stock held on the record date on approval of the merger agreement.

Votes Required

        Approval of the merger agreement and the merger requires the affirmative vote of at least 75% of the shares of Auburn Bancorp common stock outstanding on the record date. A vote to approve the merger agreement is also a vote to terminate the stockholders agreement by and among the Auburn Bancorp shareholders and Auburn Bancorp effective as of the date of completion of the merger. As of the record date, Auburn Bancorp's directors and executive officers owned 9,850 shares, representing approximately 16%, of Auburn Bancorp's issued and outstanding shares of common stock entitled to vote.

Voting of Proxies

  Submitting Proxies

        Auburn Bancorp shareholders may vote their shares in person by attending the special shareholders' meeting or they may vote their shares by proxy. In order to vote by proxy, Auburn Bancorp shareholders must complete the enclosed proxy card, sign and date it and mail it in the enclosed postage pre-paid envelope.

        If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" approval of the merger. Auburn Bancorp shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the Auburn Bancorp special shareholders' meeting. It is important that you follow the directions provided by your broker regarding instructions on how to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the proposal to approve the merger agreement and the merger.

  Revoking Proxies

        Auburn Bancorp shareholders of record may revoke their proxies at any time before the time their proxies are voted at the Auburn Bancorp special shareholders' meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Auburn Bancorp, by a later-dated proxy signed and returned by mail or by attending the special shareholders' meeting and voting in person. Attendance at the special shareholders' meeting will not, in and of itself, constitute a revocation of a proxy. Instead, Auburn Bancorp shareholders who wish to revoke their proxies must inform Auburn Bancorp's Corporate Secretary at the special shareholders' meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at Auburn Bancorp's special shareholders' meeting as follows:

    Auburn Community Bancorp
    11795 Atwood Road
    Auburn, California 95603
    Attention: Ms. Emma L. Ballard
    Corporate Secretary

  Abstentions and Broker Nonvotes

        The presence, in person or by properly executed proxy, of the holders of a majority of Auburn Bancorp's outstanding shares entitled to vote is necessary to constitute a quorum at the special shareholders' meeting. Abstentions and broker nonvotes will be counted in determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of Auburn Bancorp common stock are prohibited from giving a proxy to vote those shares regarding approval of the merger and the merger agreement, in the absence of specific instructions from beneficial owners. We refer to these as "broker nonvotes." Abstentions and broker nonvotes will not be counted as a vote "FOR" or "AGAINST" the merger agreement and merger at the Auburn Bancorp special shareholders' meeting. However, abstentions and broker nonvotes will have the same effect as a vote "AGAINST" the merger agreement and merger.

  Other Matters

        In addition to voting for approval of the merger, any other matters that are properly presented at the special shareholders' meeting will be acted upon. Auburn Bancorp's management does not presently know of any other matters to be presented at the Auburn Bancorp special shareholders' meeting other than those set forth in this proxy statement-prospectus. If other matters come before the special shareholders' meeting, the persons named in the accompanying proxy intend to vote according to the recommendations of Auburn Bancorp's Board of Directors.

  Solicitation of Proxies

        Auburn Bancorp's Board of Directors is soliciting the proxies for the Auburn Bancorp special shareholders' meeting. Auburn Bancorp will pay for the cost of solicitation of proxies. In addition to solicitation by mail, Auburn Bancorp's directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. If Auburn Bancorp's management deems it advisable, the services of individuals or companies that are not regularly employed by Auburn Bancorp may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Auburn Bancorp will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

        Auburn Bancorp shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of stock certificates representing shares of Auburn Bancorp common stock will be mailed by Computershare Trust Company, Inc., Western's exchange agent, to former Auburn Bancorp shareholders shortly after the merger is completed. Please read the section entitled "The Merger—The Merger Agreement—Exchange of Stock Certificates" for additional information.

The Merger

        This section of the proxy statement-prospectus describes certain aspects of the proposed merger. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire proxy statement-prospectus, including the appendices. A copy of the merger agreement is attached as Appendix A to this proxy statement-prospectus. The following discussion, and the discussion under the subsection entitled "The Merger Agreement," describes important aspects of the merger and the material terms of the merger agreement. These descriptions are qualified by reference to Appendix A.

Background and Reasons for the Merger; Recommendation of the Board of Directors

        Auburn Community Bank has conducted general banking operations to serve individuals and small- to medium-sized businesses since February, 1998. In serving individuals and small businesses, Auburn Community Bank has historically focused on a community-based approach to banking. Auburn Community Bank was initially created as a Subchapter S corporation for tax purposes with less than 75 shareholders. Due to its S corporation status, Auburn Community Bank was limited to the number of shareholders and the types of capital that could be used to fund growth. Due to the necessity of maintaining capital levels to fund growth Auburn Community Bank did not pay a cash dividend to shareholders from inception through year end 2002.

        Since its inception in 1998, Auburn Community Bank has grown within Placer County, specifically in the Auburn marketplace. In order to facilitate the growth, Auburn Community Bank was required to increase its capital accounts by means of an offering of common stock in 2001. Due to its S corporation status, Auburn Community Bank is limited in the number of shareholders and capital sources to support growth. To assist in capital planning, Auburn Community Bank created a bank holding company, Auburn Bancorp, which through a reorganization became the sole shareholder of Auburn Community Bank on February 14, 2003. Shareholders of Auburn Community Bank became shareholders of Auburn Bancorp as part of the reorganization. The Board of Auburn Bancorp has been able to utilize debt in Auburn Bancorp as a means of raising capital strength to Auburn Community Bank and to fund Auburn Community Bank's growth.

        Over the last few years Auburn Community Bank's Board and management have been contacted by several financial institutions who had expressed interest in an acquisition or merger. Most of the overtures were for cash and involved Auburn Community Bank being folded into another bank with the Auburn Community Bank offices becoming branch offices. No specific offers were received until an offer from Western on June 3, 2003. In any discussions concerning the strategic direction of Auburn Community Bank, the Board was unanimous in its position that local management and local identity of a community bank in Auburn was critical for shareholders, employees and customers. If Auburn Community Bank was not maintained as a separate banking entity with local management and directorate, then several key employees would leave and customer service would be negatively impacted. Several members of management and the Board were previously with the Bank of Commerce which was initially acquired by Valliwide Bancorp in 1996. In 1997 when Valliwide Bancorp was merged with and into Westamerica Bancorporation, the Bank of Commerce was quickly merged into Westamerica Bank, negatively impacting the customers and quality of service. That merger gave rise to the creation of Auburn Community Bank.

        Over the last few years one of the entities that has expressed interest in Auburn Community Bank was Western. The President/Chief Executive Officer of Western and the President/Chief Executive Officer of Auburn Community Bank have met at two banking conferences during the last two years to discuss structure and the interest of Western. Of interest to Auburn Community Bank was that Western had experience in opening a multi-bank holding company structure with three existing banking subsidiaries, Western Sierra National Bank, Lake Community Bank and Central California Bank. Also

of interest was the good financial performance of Western over the last several years and the liquidity in the shares of Western common stock.

        On June 3, 2003, Western made a written offer to Auburn Bancorp's Board and asked for certain financial and corporate information. At a June 6, 2003 meeting of the Auburn Bancorp Board of Directors, the members of the Board of Directors and advisors to Auburn Bancorp discussed in detail the proposed merger terms and plans for Auburn Community Bank's officers and staff following the proposed merger. Based upon the initial discussion, Western submitted a term sheet whereby Auburn Community Bank would become a wholly-owned subsidiary of Western and shareholders of Auburn Bancorp would receive 330,000 shares of Western common stock and $7,000,000 in cash.

        On June 6, 2003, Auburn Bancorp retained the services of The Findley Group to assist in the proposed transaction. At such meeting The Findley Group advised Auburn Bancorp's Board that the principal of The Findley Group, Gary Steven Findley, had previously provided legal and investment banking services to Western and that Mr. Findley's law firm was corporate counsel to Western. Mr. Findley indicated that he would only represent Auburn Bancorp in the transaction with Western and that Western would retain separate legal counsel and advisors. If a definitive agreement was executed, with the authorization of Auburn Bancorp, Mr. Findley would assist in the drafting of regulatory applications and the proxy materials to be submitted to Auburn Bancorp's shareholders. Auburn Bancorp's Board was fully informed of the conflict. Auburn Bancorp's Board felt that Mr. Findley could be objective and was knowledgeable about Auburn Bancorp since Mr. Findley's law firm had assisted in the organization of Auburn Community Bank and Auburn Bancorp and Mr. Findley was a shareholder of Auburn Bancorp. The Auburn Bancorp Board considered this information and then authorized Mr. Findley and representatives of Auburn Bancorp to continue negotiating a tentative transaction between Auburn Bancorp and Western. Western agreed to waive any conflict of interest with regard to previous representation by Mr. Findley and separately retained the law firm of Bartel Eng & Schroder to represent it in negotiations with Auburn Bancorp.

        On June 6, 2003, Auburn Bancorp and Western executed a confidentiality agreement and Western proceeded to conduct due diligence concerning Auburn Bancorp.

        Negotiations continued between representatives of Auburn Bancorp and Western, and on June 12, 2003, Western delivered a revised term sheet for 350,000 shares of Western common stock and $7,500,000 in cash subject to adjustment in the calculation of Western's market value per share above $34.00 or below $30.00. Of the 9,000 stock options of Auburn Bancorp, 4,000 would be canceled and cashed out prior to closing and 5,000 stock options would be carried over to Western. In addition, Auburn Bancorp would be able to pay a cash dividend to Auburn Bancorp's shareholders prior to closing of the lesser of $350,000 or 35% of pretax income after the expense of the cancellation of the 4,000 stock options. This dividend would offset Auburn Bancorp's 2003 income to Auburn Bancorp shareholders due to Auburn Bancorp's S corporation status. On June 18, 2003, the Board of Auburn Bancorp reviewed the revised term sheet and deliberated at length concerning the transaction. At the June 18, 2003 meeting, Mr. Findley met with the Board of Directors to discuss the transaction and the steps necessary to consummate a transaction by year end 2003. Based upon its review, the Auburn Bancorp Board unanimously authorized Western to complete due diligence and prepare a definitive agreement of merger. During late June, through July and early August 2003, Western completed due diligence on Auburn Bancorp and drafted a definitive agreement. In mid July 2003, Western paid a five percent (5%) stock dividend, immediately after the consummation of its acquisition of Central Sierra Bank by Western's wholly-owned subsidiary Central California Bank, which merger was completed on July 11, 2003.

        Negotiations continued between representatives of Auburn Bancorp and Western, and Auburn Bancorp entered into a new employment agreement with Jeff Birkholz, Senior Vice President and Chief Credit Officer to avoid a change in control payment to Mr. Birkholz that would have otherwise been paid to him upon the completion of the merger. As part of the negotiations with Mr. Birkholz on the new employment agreement, Mr. Birkholz's salary continuation benefits were increased from $50,000 to $60,000 per year upon Mr. Birkholz's retirement at age 65 and a noncompetition clause was added. Mr. Birkholz is currently ten percent (10%) vested in the salary continuation benefit. In addition, on August 20, 2003, John G. Briner's salary continuation agreement was also amended to provide an increase in the annual benefit from $27,540 to $50,000, to provide that the benefits are conditioned on Mr. Briner not working for a financial institution located within a 35 mile radius of Auburn Community Bank for a period of three years following his termination, and also to exclude the change in control benefits with respect to the merger with Western.

        On August 20, 2003, the Auburn Bancorp Board met to review the definitive agreement and supporting documents with Mr. Findley. The Auburn Bancorp Board reviewed the definitive agreement and related documents, its strategic alternatives, the competitive banking environment in California, and the prospects for Auburn Bancorp if it remained independent. At this meeting, Mr. Findley discussed with Auburn Bancorp's Board The Findley Group's analysis of the merger and delivered to the Auburn Bancorp Board The Findley Group's opinion that the consideration to be received in the merger was fair to the Auburn Bancorp shareholders from a financial point of view. Thereafter, the Auburn Bancorp Board unanimously approved, and authorized the execution of the merger agreement.

        The Auburn Bancorp Board believes that the terms of the merger are fair, and are in the best interests of Auburn Bancorp and its shareholders and recommends that the shareholders of Auburn Bancorp vote "FOR" approval of the merger agreement.

        In reaching its conclusion, the Auburn Bancorp Board considered information provided at meetings of its Board of Directors in June and August, 2003, including, among other things:

  •
  information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of Western;

  •
  the structure of the transaction, including the fact that the Auburn Bancorp shareholders would receive approximately 7% of the common stock of Western plus cash;

  •
  the terms of the merger agreement and other documents to be executed in connection with the merger, including the premium over book value and the substantial multiple of earnings of Auburn Bancorp;

  •
  the presentation of The Findley Group and the opinion of The Findley Group that the merger is fair to the shareholders of Auburn Bancorp from a financial point of view;

  •
  the prices paid and the terms of other recent comparable combinations of banks and bank holding companies;

  •
  the Auburn Bancorp Board's review with its legal and financial advisors of alternatives to the merger, the range of possible values to Auburn Bancorp shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

  •
  the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banks;

  •
  the pro forma financial statements of the combined companies and the capitalization of the combined companies;

  •
  the geographic distribution of Western offices vis-a-vis Auburn Community Bank's banking offices and strategic plan;

  •
  the continuation of Auburn Community Bank as a wholly-owned subsidiary of Western with local management and a local Board of Directors;

  •
  the advantages of being part of a larger entity, including the potential for operating efficiencies, the effect of a higher lending limit on Auburn Community Bank's customers and prospective customers, and the generally higher trading multiples of larger financial institutions;

  •
  the business strategies, the strength and depth of management of the combined entity and the extent of their interest in continuing the Auburn Community Bank's significant business relationships in Placer County;

  •
  the ability of a larger institution to compete in the banking environment and to leverage overhead costs;

  •
  the anticipated positive effect of the merger on existing shareholders, employees, officers and customers of Auburn Bancorp/Auburn Community Bank;

  •
  information concerning the ability of Auburn Bancorp and Western to achieve operating efficiencies;

  •
  the anticipated impact on the communities served by Auburn Community Bank and Western in the merger, and the increased ability to serve the communities through the larger branch network;

  •
  the consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

  •
  the value of the consideration offered by Western compared to the value of the consideration offered in other acquisitions of financial institutions in California in July 1, 2000 to July 30, 2003 and the prospects for enhanced value of the combined entity in the future;

  •
  the Western common stock to be issued in the merger to the Auburn Bancorp shareholders will be listed on NASDAQ's National Market and the liquidity of the Western common stock; and

  •
  the prospect for Auburn Bancorp on a stand alone basis and on the basis of alternative stand alone strategies, such as dividends, share repurchases, restructurings and growth through acquisitions.

        In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the Board of Directors and management of Auburn Bancorp also discussed the various risks of combining with Western, including:

  •
  the disadvantages of being part of a larger entity, including the potential for decreased customer service; and

  •
  the integration of the backroom operation of Auburn Community Bank into Western will divert the combined entities' management from other activities.

        However, after weighing the advantages and disadvantages of a merger with Western, the Auburn Bancorp Board of Directors determined that the advantages clearly outweighed the disadvantages. For example,

  •
  the prospects of being part of a multi-bank holding company with local management and directors;

  •
  the substantially larger lending limits of the combined entity will better serve customers and prospective customers of Auburn Bancorp;

  •
  the prospects of the combined entity are greater than the prospects of Auburn Bancorp on a stand alone basis;

  •
  the liquidity of the Western stock to be received by the Auburn Bancorp shareholders will be substantially greater than the current liquidity of Auburn Bancorp stock; and

  •
  the premium over book value and the substantial multiple over earnings being paid by Western in the merger.

        The foregoing discussion of the information and factors considered by the Auburn Bancorp Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Auburn Bancorp Board of Directors. In reaching its determination to approve and recommend the principal terms of the merger agreement, the Auburn Bancorp Board of Directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

        For reasons set forth above, the Auburn Bancorp Board of Directors has unanimously approved the merger agreement as in the best interest of Auburn Bancorp and its shareholders and unanimously recommends that the Auburn Bancorp shareholders approve the principal terms of the merger agreement.

Structure of the Merger

        The merger agreement provides that Auburn Bancorp will merge with and into Western. As a result of the merger, Auburn Bancorp shall cease to exist and Auburn Community Bank, currently a wholly-owned subsidiary of Auburn Bancorp, will become a wholly-owned subsidiary bank of Western. Each share of Auburn Bancorp common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive shares of Western common stock, cash, or a combination of both, based on a formula exchange ratio. Each share of Western common stock outstanding will remain outstanding after the merger. Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders" and "—Dissenters' Rights" for additional information.

Calculation of Consideration to be Paid to Auburn Bancorp Shareholders

        Under the terms of the merger agreement, and subject to adjustment as discussed below, Western shall pay an aggregate of $7,500,000 in cash and 350,000 shares of Western common stock to Auburn Bancorp shareholders. The shares of Western common stock shall be valued based upon the average of the daily closing price of a share of Western common stock reported on the NASDAQ National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the effective time of the merger ("average Western stock price.")

        On a per share basis, each share of Auburn Bancorp common stock will be entitled to receive the aggregate merger consideration described above, divided by the number of shares of Auburn Bancorp common stock issued and outstanding just before the merger becomes effective.

        According to the terms of the merger agreement, Auburn Bancorp shareholders will be entitled to receive the Auburn Bancorp per share merger consideration in the form of: newly issued shares of Western common stock based upon an exchange ratio; cash; or a combination of cash and/or Western common stock.

        The merger agreement also provides for the payout of cash for 4,000 of the outstanding options to purchase Auburn Bancorp common stock. This payout amount will not affect the merger consideration to be paid to Auburn Bancorp shareholders. Cash will also be paid to Auburn Bancorp shareholders in lieu of any fractional shares of Western common stock they would otherwise be entitled to receive, and (cash will be paid to any shareholder who perfects his or her dissenter's rights.)

        The following table provides an illustration, at various assumed average per share closing prices of Western average stock prices, of the number of shares of Western common stock to be issued, the aggregate value of merger consideration to be received by Auburn Bancorp shareholders, and the Auburn Bancorp per share consideration. Please note that the following table is only an illustration. The Auburn Bancorp per share merger consideration was computed based upon 62,958 shares of common stock issued and outstanding on August 20, 2003.

Assumed Average Western Stock Prices	Number of Western Shares to be Issued	Aggregate Value of Merger Consideration	Value of Auburn Bancorp per Share Merger Consideration
$29.00	350,000	$18,000,000	$285.90
$30.00	350,000	$18,000,000	$285.90
$31.00	350,000	$18,350,000	$291.46
$32.00	350,000	$18,700,000	$297.02
$33.00	350,000	$19,050,000	$302.58
$34.00	350,000	$19,400,000	$308.14
$35.00	350,000	$19,400,000	$308.14
$36.00	350,000	$19,400,000	$308.14
$37.00	350,000	$19,450,000	$308.94

        As the table above illustrates, as the average Western stock price increases, the aggregate value of the merger consideration may also increase.

  Fractional Shares

        It is very likely that most of Auburn Bancorp's shareholders will be entitled to receive a fractional interest of a share of Western common stock in addition to a whole number of shares of Western common stock. The merger agreement provides that, in lieu of receiving a fractional share, Auburn Bancorp's shareholders entitled to a fractional share will receive cash equal to the value of the fractional interest.

  Illustration of Exchange

        The per share merger consideration paid to individual Auburn Bancorp shareholders will comprise either all cash, part cash and part Western common stock, or only Western common stock. Shareholders who elect to receive all Western common stock will have their elections filled first. The following chart illustrates the approximate amounts of cash and shares of Western common stock that an Auburn Bancorp shareholder, owning 100 shares, would receive, if either all cash were elected or all shares of Western common stock were elected, assuming the average Western stock prices of $29.00, $33.00 and $37.00, and assuming no Auburn Bancorp options are exercised prior to the merger. The amounts of cash received in each example are adjusted for the amount of cash that would be paid in lieu of issuing fractional shares of Western common stock. Please note that the values of average Western stock prices used are for illustrative purposes only, and do not indicate what the actual value will eventually be at the time of its computation.

Assuming that 100 shares of Auburn Bancorp common stock are exchanged and the average Western per share stock price is:

	$29.00		$33.00		$37.00
The Auburn Bancorp shareholder will receive cash and/or Western common stock:	Cash	Shares of Western	Cash	Shares of Western	Cash	Shares of Western
If 100% cash is elected	$28,590	0	$30,258	0	$30,893	0
If 100% stock is elected	$25	985	$30	916	$35	834

        The limits placed on the amounts of cash paid and shares of Western common stock issued in the merger makes it possible that Auburn Bancorp shareholders, in the aggregate, may elect to receive more cash or more Western common stock than allotted. To address this possibility, the merger agreement provides for specific order of the allocation of shares of Western common stock and cash payable to Auburn Bancorp shareholders. First, all shareholders of Auburn Bancorp who elect to receive only shares of Western common stock will receive shares up to 350,000 shares. If shareholders who elect to receive only shares of Western common stock request more stock than is available, those shareholders will divide the 350,000 shares on a pro rata basis and will receive cash for the remainder of their merger consideration. If there are shares remaining after payment to those shareholders who elect to receive only shares of Western common stock, then all shareholders of Auburn Bancorp who elect to receive cash and stock will receive shares of Western common stock to the extent shares remain available. If the aggregate amount of merger consideration payable to shareholders who elect to receive cash and shares of Western common stock exceeds the number of remaining shares of Western common stock available, then those shareholders will divide the remaining shares of Western common stock on a pro rata basis and will receive cash for the remainder of their merger consideration. If there are shares remaining after payment to those shareholders who elect to receive cash and stock, then those shareholders who make no election or an improper election, shall receive shares of Western common stock as their merger consideration. If the aggregate amount of merger consideration payable to shareholders who make no election or an improper election exceeds the number of remaining shares of Western common stock available, then those shareholders will divide the remaining shares of Western common stock on a pro rata basis and will receive cash for the remainder of their merger consideration. Finally, the shareholders who elect to receive all cash shall receive the remaining shares of Western common stock, if any, on a pro rata basis and shall receive cash for the remainder of their merger consideration. Accordingly, based on the aggregate forms of payment chosen by Auburn Bancorp shareholders, an individual Auburn Bancorp shareholder may not receive the exact amount of cash and/or Western common stock that he or she elects.

Certain Federal Income Tax Consequences

  General

        The following discussion addresses the material federal income tax considerations of the merger that are generally applicable to Auburn Bancorp shareholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options to purchase Auburn Bancorp common stock in anticipation of the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Auburn Bancorp shareholders in light of their particular circumstances, such as shareholders who:

  •
  are dealers in securities;

  •
  are insurance companies, or tax-exempt organizations;

  •
  are subject to alternative minimum tax;

  •
  hold their shares as part of a hedge, straddle, or other risk reduction transaction;

  •
  are foreign persons;

  •
  dissent from the merger; or

  •
  acquired their Auburn Bancorp common stock through the exercise of stock options or otherwise as compensation.

        You are urged to consult your own tax advisors regarding the tax consequences of the merger to you based on your own circumstances, including the applicable federal, state, local, and foreign tax consequences.

        The following discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, as of the date of this proxy statement-prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to Western, Auburn Bancorp and Auburn Bancorp shareholders.

  Tax Opinion of Perry-Smith LLP

        Neither Western nor Auburn Bancorp has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Instead, as a condition to the closing of the merger, Perry-Smith LLP, independent accountants to each of Western and Auburn Bancorp individually, will render its opinion to Western and Auburn Bancorp to the effect that:

  •
  the merger constitutes a "reorganization" within the meaning of Code Section 368(a)(1)(A);

  •
  Western and Auburn Bancorp are each a "party" to a reorganization within the meaning of Code Section 368(b);

  •
  neither Western nor Auburn Bancorp will recognize federal taxable gain or loss as a result of the merger;

  •
  the federal income tax basis and holding periods of the assets exchanged between the parties to the merger will be the same as the federal income tax basis and holding periods of those assets prior to the merger;

  •
  to the extent that Auburn Bancorp shareholders exchange Auburn Bancorp common stock in the merger solely for Western common stock: (i) no gain or loss will be recognized on the exchange; (ii) the federal income tax basis of the shares of Western common stock received by former holders of Auburn Bancorp common stock will equal the federal income tax basis of such stockholders' shares of Auburn Bancorp common stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged; and (iii) the holding period for the shares of Western common stock received will include the holding period for the shares of Auburn Bancorp common stock exchanged, provided that the Auburn Bancorp common stock exchanged was held as a "capital asset" as such term is defined in Code Section 1221;

  •
  to the extent that holders of Auburn Bancorp common stock exchange Auburn Bancorp common stock in the merger solely for cash and the sale or exchange provisions of Section 302 are met: (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of Auburn Bancorp common stock exchanged; and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of Auburn Bancorp common stock exchanged were held as a capital asset;

  •
  to the extent that holders of Auburn Bancorp common stock receive a combination of cash and Western common stock (other than cash in lieu of fractional shares) and the sale or exchange provisions of Section 302 are met: (i) loss, if any, will not be recognized; (ii) gain, if any, will be recognized in an amount equal to the lesser of: (1) the difference between the fair market value of all consideration received in the exchange (Western common stock plus cash) and the basis in the Auburn Bancorp common stock surrendered; or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the Western common stock received by holders of Auburn Bancorp common stock in the merger will be equal to the total federal income tax basis of the Auburn Bancorp common stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any; and (iv) the holding period of the Western common stock received in the merger will include the holding period for which holders of Auburn Bancorp common stock held their Auburn Bancorp common stock, provided that such Auburn Bancorp common stock was held as a capital asset;

  •
  to the extent that cash is received by holders of Auburn Bancorp common stock in lieu of fractional share interests in Western common stock, and the sale or exchange provisions of Section 302 are met, the cash will be treated as being received by the holders of Auburn Bancorp common stock as a distribution in redemption of such stockholders' fractional share interests; and

  •
  to the extent that holders of Auburn Bancorp common stock exchange Auburn Bancorp common stock in the merger solely or partly for cash, including cash received in lieu of fractional share interests, and the sale or exchange provisions of Section 302 are not met, the full amount of cash received will be characterized as a distribution with respect to S Corporation stock and, thus, be treated as (i) nontaxable distributions to the extent of undistributed S corporation earnings (the accumulated adjustments account), if any, (ii) taxable dividends to the extent of undistributed C corporation earnings and profits, if any, (iii) nontaxable return of capital to the extent of original investment, adjusted for subsequent contributions and distributions, and (iv) taxable capital gain, provided that such Auburn Bancorp common stock was held as a capital asset.

        Perry-Smith LLP's opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that have been made by Western and Auburn Bancorp and which are customarily given in transactions of this nature.

  Consequences to Auburn Bancorp Shareholders

        The tax consequences of the merger to you will depend upon the form of merger consideration you receive and not what you elect. Based on the assumption that the merger will constitute a tax-free reorganization, and subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will result from the merger.

        Auburn Bancorp Shareholders Receiving Solely Stock.    If you exchange your shares of Auburn Bancorp common stock and receive solely Western common stock (and cash in lieu of a fractional share), you should not recognize any gain or loss, except with respect to the fractional share.

        Auburn Bancorp Shareholders Receiving Solely or Partly Cash.    If you exchange your shares of Auburn Bancorp common stock and receive solely or partly cash, including cash in lieu of fractional share interests, the tax treatment of the cash portion of your consideration will depend on whether you pass or fail the sale or exchange tests of Internal Revenue Code Section 302 (as more fully described below).

        If the sale or exchange provisions of Section 302 are satisfied, you will be treated as having sold your stock, or a portion thereof, for cash and any gain recognized in the sale will be capital gain, provided the Auburn Bancorp stock was held as a capital asset.

        If the sale or exchange provisions of Section 302 are not satisfied, you will be treated as having received an ordinary cash distribution in respect of your Auburn Bancorp stock, the tax consequences of which are discussed below.

        Sale or Exchange Under Section 302.    If you exchange your shares of Auburn Bancorp common stock and receive solely or partly cash, the Internal Revenue Service will: (1) treat you as having exchanged your Auburn Bancorp common stock for Western common stock; and then (2) treat you as having sold back all or a portion of that stock to Western in exchange for cash. The exchange of stock for cash in this fashion is known as a "redemption." Gain recognized by you in a redemption will be treated as a capital gain if, after giving effect to the constructive ownership rules of the Code, either:

  •
  your receipt of cash is "substantially disproportionate" to your equity interest in Auburn Bancorp; or

  •
  the redemption is "not essentially equivalent to a dividend."

        Additionally, to receive capital gain treatment, you must have held your Auburn Bancorp common stock as a capital asset immediately before the merger. This capital gain would be treated as long-term capital gain if your holding period for the Auburn Bancorp common stock was more than one year at the effective time of the merger.

        Both of the two alternative tests given above are designed to determine whether a shareholder experiences a significant decrease in corporate voting power as a result of a partial redemption of his or her share holdings. In making this determination, the Code's constructive ownership rules must be taken into account. Under these rules, a former Auburn Bancorp shareholder is treated as owning, in addition to the Western common stock he or she receives, or is treated as having received in the merger, those shares of Western common stock that are held or controlled by certain related individuals or entities. Specifically a shareholder who/which is:

  •
  an individual is treated as owning the shares owned, directly or indirectly, by his or her spouse, children, grandchildren, and parents;

  •
  a partner in a partnership, a shareholder of an S corporation, or a beneficiary of an estate or trust, is treated as owning those shares owned, directly or indirectly, by the relevant entity, in proportion to his or her ownership interest in the relevant entity;

  •
  considered the "owner" of any portion of a so-called "grantor trust" is treated as owning those shares owned, directly or indirectly, by that portion of the trust;

  •
  directly or indirectly, the owner of 50% or more of the value of the stock of a corporation is treated as owning those shares owned, directly or indirectly, by the corporation, in proportion to his or her ownership interest in the corporation;

  •
  a partnership or an S corporation is treated as owning those shares owned, directly or indirectly, by its owners;

  •
  an estate is treated as owning those shares owned, directly or indirectly, by its beneficiaries;

  •
  a trust is generally treated as owning those shares owned, directly or indirectly, by its beneficiaries, other than any beneficiary whose interest in the trust is contingent and worth no more than 5% of the value of the trust property, computed actuarially;

  •
  a corporation, other than an S corporation, is treated as owning those shares owned, directly or indirectly, by its shareholders who own, directly or indirectly, 50% or more of the value of the stock of the corporation; or

  •
  someone who has an option to acquire Western common stock (or any option to acquire such an option) is treated as owning that stock.

        Once a shareholder computes the total number of shares that he or she is treated as owning, after giving effect to the constructive ownership rules, the shareholder must determine whether the deemed redemption satisfies the requirements of either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test.

        To qualify as "substantially disproportionate" with respect to a particular shareholder, a redemption must meet three requirements, in each case taking into account the constructive ownership rules described above. The three requirements are that, immediately after the redemption:

  •
  the shareholder must own less than 50% of the total voting power of the outstanding Western common stock;

  •
  the shareholder must own less than 80% of the percentage of voting power of the Western common stock he or she owned or was treated as owning before the redemption; and

  •
  the shareholder must own less than 80% of the percentage of Western common stock measured by fair market value he or she owned or was treated as owning before the redemption.

        If a shareholder fails any part of the "substantially disproportionate test," the redemption may still qualify as "not essentially equivalent to a dividend." In order to meet this test, there must be a "meaningful reduction" of the shareholder's proportionate interest in Auburn Bancorp. This is a highly subjective standard. Accordingly, neither Western nor Auburn Bancorp can provide any substantial assurance that a particular redemption will or will not qualify as a meaningful reduction in the Auburn Bancorp shareholder's proportionate interest in Auburn Bancorp. However, based on a published ruling of the Internal Revenue Service, a shareholder with a relatively minimal interest in Auburn Bancorp and no ability to exercise any substantial measure of control over Auburn Bancorp's corporate affairs is likely to be treated as having experienced a meaningful reduction of his or her proportionate interest in Auburn Bancorp as a result of the deemed redemption.

        Sale or Exchange of S Corporation Stock.    If you exchange your shares of Auburn Bancorp common stock, receive solely cash and the sale or exchange provisions of Section 302 are satisfied, you will generally recognize gain equal to the difference between the amount of cash received and your basis in your Auburn Bancorp common stock.

        If you exchange your shares of Auburn Bancorp common stock, receive a combination of Western common stock and cash and the sale or exchange provisions of Section 302 are satisfied, you will generally recognize gain in an amount equal to the lesser of the amount of cash received in the exchange or of the difference between (1) the fair market value of all Western common stock and cash received in the exchange and (2) your basis in the Auburn Bancorp common stock. Also, you will not be permitted to recognize a loss in the exchange.

        If you receive cash in lieu of a fractional share of Western common stock, and the sale or exchange provisions of Section 302 are satisfied, you will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) your basis allocated to the fractional share.

        Distribution in Respect of S Corporation Stock.    If you exchange your shares of Auburn Bancorp common stock, receive solely or partly cash and the sale or exchange provisions of Section 302 are not satisfied, the full amount of cash received will be characterized as a distribution with respect to S Corporation stock and not as a sale or exchange.

        In general, S Corporation distributions are not taxable to shareholders. The only exceptions are distributions out of undistributed prior year, C corporation earnings and profits, which are taxable as ordinary dividend income, and for distributions that exceed the shareholders' tax basis in their stock, which are taxable as capital gains, provided the Auburn Bancorp stock was held as a capital asset.

        Auburn Bancorp has no C corporation earnings and profits. Consequently, 100% of any cash distributions received will be nontaxable to the extent of each shareholder's tax basis in their stock as of the effective date. Distributions in excess of tax basis will be taxable as capital gains.

        Tax Basis of Auburn Bancorp Stock.    In general, your tax basis in your Auburn Bancorp stock consists of your original capital investment (cash paid and tax basis of property contributed in exchange for stock) increased by subsequent contributions to corporate capital and pass-through allocations of income and gains, and decreased by subsequent distributions and pass-through allocations of deductions, losses and nondeductible expenditures (other than expenditures properly chargeable to capital account). In addition, various complexities, peculiar to your own tax circumstances, such as the suspension of loss deductions under the passive loss rules, application of the "at-risk" limitations and other such provisions of tax law, may impact the calculation of your tax basis in your Auburn Bancorp stock. You are urged to consult with your own tax advisor on this matter.

        Tax Basis of Western Stock.    The total initial tax basis of the Western common stock received by you in the merger will be equal to the total tax basis of the Auburn Bancorp common stock exchanged for the Western common stock, decreased by the amount of cash (other than cash in lieu of a fractional share) received in the exchange (if any), and increased by the amount of gain recognized in the exchange (if any).

        Holding Period of Western Stock.    The holding period of the Western common stock you receive in the merger will include the period for which you held your Auburn Bancorp common stock, provided that you held your Auburn Bancorp common stock as a capital asset at the time of the merger.

        Auburn Bancorp Taxable Income.    Auburn Bancorp shareholders will receive a K-1 for Auburn Bancorp's income or loss during 2003, and, if completion of the merger occurs after December 31, 2003, the Auburn Bancorp shareholders will also receive a K-1 for their share of Auburn Bancorp's income or loss during 2004. Western is a Subchapter C corporation, which means that Western is taxed as a separate entity from its shareholders, and its earnings are not taxed at the individual shareholder basis.

  Withholding

        Payments in respect of Auburn Bancorp common stock or a fractional share of Western common stock may be subject to the information reporting requirements of the Internal Revenue Service and to a 28% backup withholding tax. Backup withholding will not apply to a payment made to you if you complete and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from Western's exchange agent, or you otherwise prove to Western and its exchange agent that you are exempt from backup withholding.

  Reporting and Record Keeping

        If you exchange shares of Auburn Bancorp common stock in the merger for Western common stock, or for a combination of Western common stock and cash, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

  •
  your tax basis in the Auburn Bancorp common stock surrendered; and

  •
  the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the Western common stock received in exchange.

  Federal Income Tax Treatment of Dissenters

        If you effectively dissent from the merger and receive cash for your shares, you will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) your federal income tax basis for the shares. The amount of that gain

(or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on:

  •
  the length of time you held the shares;

  •
  whether you held the shares as a capital asset; and

  •
  whether you actually own Western common stock or are deemed to own shares of Auburn Bancorp common stock or Western common stock pursuant to the constructive ownership rules previously discussed.

        In certain circumstances, you can be deemed for tax purposes to own shares that are actually owned by a nondissenter who is related to you, or to own shares of Western common stock, with the possible result that the cash received upon the exercise of your rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Auburn Bancorp common stock.

  Warning Regarding Federal Income Tax Opinions

        The opinion of Perry-Smith LLP is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Code, then you would be required to recognize gain or loss equal to the difference between:

  •
  the fair market of all Western common stock and cash received in the exchange; and

  •
  your federal income tax basis in the Auburn Bancorp common stock surrendered.

        In such an event, your total initial tax basis in the Western common stock received would be equal to its fair market value, and your holding period for the Western common stock would begin the day after the merger. The gain or loss would be a long-term capital gain or loss if your holding period for the Auburn Bancorp common stock was more than one year and the Auburn Bancorp common stock was a capital asset in your hands.

        The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular Auburn Bancorp shareholder. You are urged to consult with your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of foreign, state, local, and other tax laws.

Regulatory Approvals

  Federal Reserve Board

        Because Auburn Community Bank will remain as a state-chartered nonmember bank, the merger is subject to approval of an application by Western to the FRB. In reviewing the application, the FRB takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. Federal law prohibits the FRB from approving the merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

        The FRB has the authority to deny Western's application if the FRB concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FRB must also evaluate the records of Western in meeting the credit needs of its community, including low- and moderate-income neighborhoods, consistent with safe and sound operation. Auburn Community Bank has a satisfactory Community Reinvestment Act evaluations.

        Western submitted its application for FRB approval of the merger on September 19, 2003.

  California Department of Financial Institutions

        Because Auburn Community Bank will continue as a California-chartered bank, the approval of the DFI is also required for the change in bank control. In determining whether to approve the change in control, the DFI evaluates the application to determine, among other things, that:

  •
  the change in control will not result in a monopoly;

  •
  the change in control will not have the effect of substantially lessening competition;

  •
  the shareholders' equity of Western will be adequate and will not jeopardize Auburn Community Bank's financial condition;

  •
  the directors and executive officers of Auburn Community Bank after the change in control will be competent;

  •
  the change in control will be fair to the depositors; and

  •
  the change in control will be fair, just and equitable to Auburn Community Bank and Auburn Bancorp's shareholders.

        The application for DFI approval of the change in control was submitted on September 19, 2003.

  Statutory Waiting Period

        Under federal banking laws, a 30-day waiting period must expire following the FRB's approval of the merger. Within that 30-day waiting period the Department of Justice may file objections to the merger under federal antitrust laws. The FRB may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the regulatory approvals, unless a court of competent jurisdiction specifically orders otherwise.

        The merger cannot proceed in the absence of the regulatory approvals and the expiration of the statutory waiting period. Western and Auburn Bancorp are not aware of any reasons why regulatory approvals will not be received. Western and Auburn Bancorp have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. However, there can be no assurance that approvals will be obtained, nor can there be assurance as to the date of any approval. There also can be no assurance that any approvals will not contain unacceptable conditions or requirements.

Resale of Western Common Stock

        The shares of Western common stock that you receive as a result of the merger will be registered under the Securities Act of 1933, or the Securities Act. You may freely trade these shares of Western common stock if you are not considered an "affiliate" of Auburn Bancorp, as that term is defined in the federal securities laws. Generally, an "affiliate" of Auburn Bancorp is any person or entity directly or indirectly controlling or who is controlled by Auburn Bancorp. Auburn Bancorp's affiliates generally include directors, certain executive officers and holders of 10% or more of Auburn Bancorp's common stock.

        Auburn Bancorp's affiliates may not sell their shares of Western common stock acquired in the merger, unless those shares are registered pursuant to an effective registration statement under the

Securities Act, or by complying with Securities Act Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Western may also place restrictive legends on certificates representing shares of Western common stock issued to all persons considered "affiliates" of Auburn Bancorp.

        Before Western and Auburn Bancorp complete the merger, the merger agreement requires each "affiliate" of Auburn Bancorp to execute and deliver to Western a letter acknowledging that such person or entity will not dispose of any Western common stock in violation of the Securities Act or Securities Act Rule 145.

Certain Effects of the Merger

        The merger agreement requires Auburn Bancorp to merge into Western, with Western as the surviving entity. After the merger, Auburn Community Bank will become Western's wholly-owned subsidiary, and will continue to have its headquarters at 412 Auburn-Folsom Road, Auburn, California 95603.

        Auburn Community Bank will continue to operate with its present directors and executive officers, except that two additional directors of Western will be added to Auburn Community Bank's board.

        After the merger, each Auburn Bancorp shareholder will receive instructions from Western's exchange agent regarding the exchange of Auburn Bancorp stock certificates and the election to receive the merger consideration.

Interests of Certain Persons in the Merger

        Auburn Bancorp's directors and executive officers have interests in the merger in addition to their interests as Auburn Bancorp shareholders. Auburn Bancorp's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement. As of the record date, the executive officers of Auburn Bancorp have 9,000 options to purchase Auburn Bancorp common stock under its stock option plan. Of these 9,000 options, Auburn Bancorp will cancel 4,000 of the options and payout the difference between the per share merger consideration to be paid to Auburn Bancorp's shareholders and the per share option price. The other 5,000 options will be converted into and become equivalent rights with respect to Western common stock determined by dividing the per share merger consideration by the average closing price with a corresponding adjustment in the option price, and Western shall assume each of those 5,000 stock options in accordance with the terms of the stock option agreement with respect to those options. Please read the section entitled "Information Regarding Auburn Bancorp—Certain Information Regarding Auburn Bancorp's Management and Principal Shareholders" for additional information regarding options held by Auburn Bancorp's executive officers.

        Under the merger agreement, Western has agreed to appoint Mr. Jan T. Haldeman, who is a director of Auburn Bancorp to Western's Board of Directors. As a result, Mr. Haldeman will be entitled to receive the directors' fees and benefits which Western provides to its directors. After the effective time of the merger, John G. Briner, President and Chief Executive Officer of Auburn Bancorp and Auburn Community Bank, will continue to serve as the President of Auburn Community Bank under an employment agreement with Auburn Community Bank for a term of five years commencing January 1, 2003, with salary set at $150,000 per year. In addition, Mr. Jeff Birkholz, Senior Vice President and Chief Credit Officer of Auburn Community Bank, will also continue to serve in that capacity with Auburn Community Bank under an employment agreement with Auburn Community Bank for a term of five years commencing September 1, 2003, with salary set at $117,124 per year. The directors of Auburn Community Bank will also continue to serve as directors of Auburn Community Bank and will be entitled to receive the directors' fees and benefits which Auburn Community Bank currently provides to its directors.

        Assuming completion of the merger, and in consideration of his new employment agreement, Mr. Birkholz's salary continuation benefits were increased from $50,000 to $60,000 per year upon Mr. Birkholz's retirement at age 65. Mr. Birkholz is currently ten percent (10%) vested in the salary continuation benefit. In addition, on August 20, 2003, John G. Briner's salary continuation agreement was also amended to provide an increase in the annual benefit from $27,540 to $50,000, to provide that the benefits are conditioned on Mr. Briner not working for a financial institution located within a 35 mile radius of Auburn Community Bank for a period of three years following his termination, and also to exclude the change in control benefits with respect to the merger with Western.

        Auburn Bancorp's bylaws provide Auburn Bancorp's directors and officers with contractual rights to indemnification binding upon a successor. Please read the section entitled "Comparison of Shareholder Rights—Indemnification of Directors and Officers" for additional information.

Dissenters' Rights of Auburn Bancorp's Shareholders

        Dissenters' rights will be available to the Auburn Bancorp shareholders in accordance with Chapter 13 of the California Corporations Code. The required procedure set forth in Chapter 13 of the Corporations Code must be followed exactly or any dissenters' rights may be lost.

        The information set forth below is a general summary of dissenters' rights as they apply to Auburn Bancorp shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this proxy statement-prospectus as Appendix B.

  Fair Market Value of Shares

        If the merger is approved, Auburn Bancorp shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code will be entitled to receive an amount equal to the fair market value of their shares as of August 19, 2003, the last business day before the public announcement of the merger. There has been no trade in shares of Auburn Bancorp and the last trade in shares of Auburn Community Bank occurred in August, 2002 at which time 625 shares were traded at a price of $120.00 per share. Accordingly, Auburn Bancorp believes that the fair market value for dissenters' rights purposes is $120.00.

  Voting Procedure

        In order to be entitled to exercise dissenters' rights, the shares of Auburn Bancorp common stock which are outstanding and are entitled to be voted at the special shareholders' meeting must not have been voted "FOR" the merger by the holder of such shares. Thus, any Auburn Bancorp shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the special shareholders' meeting must not vote "FOR" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, or votes in person or by proxy at the special shareholders' meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

  Written Demand

        Furthermore, in order to preserve his or her dissenters' rights, a Auburn Bancorp shareholder must make a written demand upon Auburn Bancorp for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of August 19, 2003. The demand must be addressed to Auburn Community Bancorp, 11795 Atwood Road, Auburn, California 95603; Attention: Emma L. Ballard, Corporate Secretary, and the demand must be received by Auburn Bancorp not later than 30 days after the date on which the written notice of approval, described below, is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

  Notice of Approval

        If the merger is approved by the Auburn Bancorp shareholders, Auburn Bancorp will have 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger a written notice of the approval accompanied by a copy of sections 1300 through 1312 of the Corporations Code, a statement of the price determined by Auburn Bancorp to represent the fair market value of the dissenting shares as of August 19, 2003, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights.

  Surrender of Certificates

        Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Auburn Bancorp, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Auburn Bancorp common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

  Agreement on Price and Payment

        If Auburn Bancorp and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement between Auburn Bancorp and the dissenting shareholder. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

  Disagreement on Price and Court Determination

        If Auburn Bancorp denies that the shares surrendered are dissenting shares, or Auburn Bancorp and the dissenting shareholder fail to agree upon a fair market value of the shares of Auburn Bancorp common stock, then the dissenting shareholder of Auburn Bancorp must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

  Withdrawal of Demand

        A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Auburn Bancorp consents to the withdrawal.

Opinion of Financial Advisor

        Auburn Bancorp retained The Findley Group ("Findley") to act as its financial advisor in connection with the merger pursuant to an engagement letter dated June 9, 2003 (the "Engagement Letter"). Findley rendered to the Board of Directors of Auburn Bancorp an oral opinion on June 18, 2003, followed by an additional oral opinion on August 20, 2003. On August 20,2003 the parties entered into the merger agreement. Findley has issued to the Board of Directors of Auburn Bancorp its written opinion dated August 20, 2003, pursuant to the terms of the merger agreement that, subject to the assumptions and limitations set forth therein, the Western common stock, cash or combination thereof to be received is fair, from a financial point of view, to the holders of the shares of Auburn Bancorp common stock. Under the terms of the merger agreement, Auburn Bancorp shareholders will be able to elect to receive shares of Western common stock, cash or a combination of the two. The total consideration to be received by holders of Auburn Bancorp common stock shall be 350,000 shares of Western common stock and $7,500,000 cash subject to a reduction in cash if the average closing price of Western common stock is over $34.00 and an increase in cash if the average closing price of Western common stock is less than $30.00. At no time will the shareholders of Auburn Bancorp receive less than 350,000 shares of Western common stock and $6,500,000 in cash. The specific adjustment to the cash is contained in the merger agreement. A copy of the opinion dated August 20, 2003 of Findley is attached as Appendix C to this proxy statement-prospectus and should be read in its entirety. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion is addressed to the Board of Directors of Auburn Bancorp and does not constitute a recommendation to any shareholder of Auburn Bancorp as to how such shareholder should vote at the Auburn Bancorp meeting.

        In connection with its fairness opinion, Findley, among other things: (a) reviewed certain publicly available financial and other data with respect to Auburn Bancorp and Western, including the consolidated financial statements for recent years, and certain other relevant financial and operating data relating to Auburn Bancorp and Western made available to Findley from published sources and from the internal records of Auburn Bancorp; (b) reviewed the merger agreement; (c) reviewed certain historical market prices and trading volumes of Auburn Bancorp common stock and Western common stock; (d) compared Auburn Bancorp and Western from a financial point of view with certain other banks and bank holding companies that Findley deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and bank holding companies that Findley deemed to be comparable, in whole or in part, to the merger; (f) reviewed and discussed with representatives of the management of Auburn Bancorp certain information of a business and financial nature regarding Auburn Bancorp and Western furnished to Findley by Auburn Bancorp, including financial forecasts and related assumptions of Auburn Bancorp; (g) made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with Auburn Bancorp's counsel; and (h) performed such other analyses and examinations as Findley deemed appropriate.

        Under the terms of the merger agreement, Western shall provide cash of $7,500,000 and 350,000 shares of Western common stock. Under the terms of the merger agreement, if the average closing price of Western common stock is between $30.00 and $34.00, the cash if fixed at $7,500,000. If the average closing price of Western common stock is below $30.00, then Western shall add cash (up to a maximum of $1,000,000) so that the value of the 350,000 shares of Western common stock and cash shall equal $18,000,000, subject to a total cash outlay for Western not exceeding $8,500,000. If the average closing price of Western common stock is above $34.00, then Western shall subtract cash (up to a maximum of $1,000,000) so that the value of the 350,000 shares of Western common stock and cash shall equal $19,400,000, subject to the total cash outlay for Western not being less than $6,500,000.

        For its evaluation, Findley determined that the minimum total consideration to be paid by Western would be $18,000,000 and the maximum total consideration to be paid by Western would be $19,400,000; however, the total value of the transaction could transcend these limits based on the value of the stock. Based upon these values, Findley determined that each shareholder of Auburn Bancorp common stock would receive approximately $308.14 per share in value if the maximum total consideration of $19,400,000 was paid by Western ("Maximum Implied Per Share Value") and approximately $285.90 per share in value of the minimum total consideration of $18,000,000 was paid by Western. On the day before the execution of the merger agreement and the date of the opinion the closing price for Western common stock was $33.50 and the total consideration to be paid by Western was $19,225,000 which would equate to a value of approximately $305.36 for each share of Auburn Bancorp common stock.

Transaction Summary	At Quarter's End June 30, 2003	At Announcement August 20, 2003
Auburn Bancorp Closing Price	$131.25	$131.25
Western Closing Price	$31.15	$33.50
Implied Purchase Price/Share	$292.30	$305.36
Price/June 30, 2003 Auburn Bancorp Book Value	2.23	2.33
Book Value Price/2002 Auburn Bancorp Earnings(1)	17.79	18.58

(1)
Auburn Bancorp is an S corporation and does not pay federal income tax.

        Contribution Analysis.    Findley analyzed the contribution of each Auburn Bancorp and Western to, among other things, common equity and net income of the pro forma combined companies for the period ending June 30, 2003 adjusted for the recent acquisition of Central Sierra Bank by Western which was completed in July 2003. This analysis showed, as follows:

	Auburn Bancorp	Western(2)
Assets	8.89	91.11
Total Loans	10.27	89.73
Deposits	7.59	92.41
Net Interest Income	11.08	88.92
Non-Interest Income	2.66	97.34
Non-Interest Expense	9.56	90.44
Net Income Before Tax(2)	10.15	89.85
Pro Forma Ownership(1) (350,000 shares)	7.06	92.94

(1)
Basic shares outstanding

(2)
Includes Central Sierra Bank which was consummated in July 2003.

        Based upon an initial stock component of 350,000 shares of Western common stock, Auburn Bancorp shareholders would own approximately 7.06% of the combined company in addition to receiving $7,500,000 in cash. Based upon the receipt of 350,000 shares of Western common stock, Auburn Bancorp shareholders will recognize an accretion in book value and earnings per share.

        Discounted Cash Flow Analysis.    Findley examined the results of a discounted cash flow analysis designed to compare the Maximum Implied Per Share Value and the Minimum Implied Per Share Value with the present value, under certain assumptions, that would be attained if Auburn Bancorp remained independent through 2006, at which time Auburn Bancorp was acquired by a larger financial institution. The cash flows for the combined companies assumed that under the Maximum Implied Share Value each shareholder receives $119.12 per share cash and 5.5593 shares of Western common stock valued at $189.01 per share, and under the Minimum Implied Share Value each shareholder receives $119.12 per share cash and 5.5593 shares of Western common stock valued at $166.78 per share. The results produced in the analyses did not purport to be indicative of actual values or expected values of Auburn Bancorp or the combined companies at such future date.

        The discount rates used ranged from 6% to 8%. For the Auburn Bancorp stand alone analysis, the terminal price multiples applied to the 2006 estimated earnings on a fully diluted per share basis ranged from 14.0 to 18.0, based upon tax effected earnings as if Auburn Bancorp was a C corporation in 2006. It was anticipated that Auburn Bancorp would dividend approximately 35% of pretax income to shareholders to absorb the tax liability identified with a S corporation status. It was assumed that Auburn Bancorp would generate an after tax net income in 2006 of approximately $1,540,000 which would equate to $21.40 per share fully diluted. The lower levels of the price to earnings values multiples range reflected an estimated future trading range of Auburn Bancorp, while the higher levels of the price to earnings value multiples range were more indicative of a future sale of Auburn Bancorp to a larger financial institution.

        For the Auburn Bancorp stand alone analysis, the cash flows were comprised of no cash dividends in years 2003 through 2006 beyond the tax liability identified with S corporation status plus the terminal value of Auburn Bancorp common stock at the year-end 2006 (calculated by applying each one of the assumed terminal price to earnings value multiples as stated above to the 2006 projected Auburn Bancorp earnings per share). An analysis was done for Western based upon a 15% increase in Western market value per year from 2003 to 2006, assuming a starting price of $33.50 and no cash dividends. The discount rates described above were then applied to these cash flows to obtain the present values per share of Auburn Bancorp common stock.

        Under a most likely scenario, the Findley analysis assumed that projected earnings for Auburn Bancorp would be achieved; no cash dividends other than cash dividends to pay the shareholder liability identified with S corporation status; that the market value of Western common stock would increase a minimum of 15% per annum, a present value discount rate of 8% and a terminal price to earnings value multiple of 16.0. Assuming Auburn Bancorp remains independent through 2006 and is then acquired by a larger financial institution, at an earnings value multiple of 16.0, a holder of one share of Auburn Bancorp common stock today would receive cash flows with a present value of $279.40. Assuming the merger is consummated and that combined companies remain independent through 2006 and the market value of Western shares increase a minimum of 15% per year with a beginning value of $33.50 per share, a holder of one share of Auburn Bancorp common stock today would receive cash flows with a present value of at least $350.25, using a Maximum Implied Share Value of $119.12 per share cash and 5.5593 shares of Western common stock. In comparison to these ranges of value, the value for Auburn Bancorp common stock on August 19, 2003, the last trading day before the announcement of the merger, was its closing price of $131.25 per share. On August 19, 2003, the closing price for a share of Western common stock was $33.50. Based upon this value the value for each share of Auburn Bancorp common stock would be $305.36. These analyses do not purport to be indicative of actual values or expected values of the shares of Auburn Bancorp common stock. Discounted present value analysis is a widely used valuation methodology which relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis showed that use of a higher (lower) level of projected earnings raised (lowered) the resulting present value for a given level of Auburn Bancorp earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price-to-earnings per share multiple raised (lowered) the calculated present values.

        Analysis of Selected Bank Merger Transactions.    Findley reviewed the consideration paid in recently completed transactions whereby certain banks and bank holding companies were acquired. Specifically, Findley reviewed 48 transactions involving acquisitions of selected banks in California completed since January 1, 2001 (the "California Acquisitions"). For each bank acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

        The figures for all banks acquired in the California Acquisitions produced: (a) a median percentage of premium to deposits of 6.73%; (b) a median ratio of purchase price to book value of 1.69; and (c) a median ratio of purchase price to previous year's earnings of 16.60.

        Findley analyzed California bank merger and acquisition transactions where the total target asset size was $50 million and less than $150 million for the period January 1, 2002 to June 30, 2003. The transactions analyzed were: Central California Bank by Western; Kerman State Bank by Westamerica Bancorporation; Western Security Bank by Citizens Business Bank; Upland Bank by First Community Bancorp; Marathon National Bank by First Community Bancorp; Bank of Coronado by First Community Bancorp; Pacific Business Bank by East-West Bank; and North State National Bank by Tri Counties.

        The figures for these 8 banks acquired in California in from January 1, 2002 to June 30, 2003 (the "Select California Acquisition") produced: (a) a median percentage of premium to deposits of 6.54%; (b) a median ratio of purchase price to book value of 1.69; and (c) a median ratio of purchase price to previous year's earnings of 16.09.

        In comparison, assuming that Maximum Implied Share Value of $308.14, based upon June 30, 2003 information the total consideration represented a percentage of premium to deposits of 13.74%, a ratio of purchase price to book value of 2.35 and a ratio of purchase price to 2002 basic earnings, adjusted for a 35% tax factor, of 28.87. Assuming the Minimum Implied Share Value of $285.90 for each share of Auburn Bancorp common stock the valuation should be a percentage of premium to deposits of 12.01%, a ratio of purchase price to book value of 2.18 and a ratio of purchase price to 2002 basic earnings, adjusted for a 35% tax factor, of 26.79.

        A summary of the valuations are as follows:

	California Acquisitions	Select California Acquisitions	$308.14 Value	$285.90 Value
Median Price to Previous Year Earnings	16.60	16.09	28.87	26.79
Median Price to Book	1.69	1.69	2.35	2.18
Median Premium on Deposits	6.73%	6.54%	13.74%	12.01%

        Auburn Bancorp's acquisition ratios are above the figures for the California Acquisitions and Select California Acquisitions on the Maximum Implied Share Value of $308.14 and the Minimum Implied Share Price of $285.90 and a representative of the franchise value for Auburn Bancorp. No other company or transaction used in the above analysis as a comparison is identical to Auburn Bancorp, Western or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Auburn Bancorp, Western and the merger are being compared.

        Comparable Company Analysis.    Using public and other available information, Findley compared certain financial ratios of Auburn Bancorp (including the ratio of net income to average total assets ["return on average assets"], the ratio of net income to beginning total equity ["return on beginning equity"], the ratio of shareholder equity to total assets and certain credit ratios for the year ending December 31, 2002 to a peer group consisting of 20 selected banks and bank holding companies located in California. Due to significant interest rate changes in 2001, financial performance for 2001 and 2002 reduced substantially from previous years. No company used in the analysis is identical to Auburn Bancorp and most of the entities were C corporations. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that Auburn Bancorp performed slightly below peer group level on the basis of profitability in 2002. Auburn Bancorp's return on average assets and return on beginning equity for 2002 were also slightly below peer group levels. Auburn Bancorp's noninterest expense, inclusive of payroll expense, quarters expense and other related noninterest expenses were better than the peer group level inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). Auburn Bancorp's delinquent loans as a percentage of total loans; and loan loss reserves as a percentage of total loans were must better than the peer group.

		Comparable Company
	Auburn Bancorp's Performance(1)
		Average	Median
Return on average assets	0.84%	1.17%	1.19%
Return on beginning equity	10.19%	14.12%	14.85%
Net interest margin	5.10%	4.70%	4.68%
Noninterest expense to total operating income	53.10%	61.89%	60.35%
Ratio of total equity to total assets	9.02%	8.86%	8.57%
Ratio of delinquent loans to total loans	0.15%	1.30%	0.74%
Ratio of loan loss reserve to total loans	1.12%	1.61%	1.38%

(1)
Based upon adjusted performance for a 35% tax effect as if Auburn Bancorp was a C corporation.

        The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to Auburn Bancorp's Board of Directors or of the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the Auburn Bancorp Board of Directors.

        In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Western or Auburn Bancorp. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the merger to Auburn Bancorp's shareholders and were provided to the Auburn Bancorp Board of Directors in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of Auburn Bancorp. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

        In rendering its fairness opinion, Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Findley for purposes of its opinion. Findley did not make an independent evaluation or appraisal of the assets and liabilities of Western, Auburn Bancorp or any of their respective subsidiaries. Auburn Bancorp did not impose any limitations or restrictions with respect to the scope of Findley's investigation or the procedures or methods it followed, or with regard to any other matters relating to Findley's rendering of the opinion regarding the fairness of the merger. Findley did participate in negotiations regarding the merger agreement.

        Auburn Bancorp's Board of Directors selected Findley as financial advisor and instructed Findley to render an opinion with respect to the fairness of the merger to Auburn Bancorp's shareholders from a financial point of view based on its belief that Findley is experienced and qualified in such matters. Findley has extensive experience in the evaluation of banks in connection with mergers and acquisitions, and valuations for corporate and other purposes. In over 40 years of bank consulting, Findley has been involved in the creating, developing, merging and acquisition of hundreds of financial institutions.

        Pursuant to the Engagement Letter, Auburn Bancorp agreed to pay Findley and Gary Steven Findley & Associates a total consideration of $125,000 plus expenses for Findley's services rendered to Auburn Bancorp in connection with the transaction and the issuance of the fairness opinion. Auburn Bancorp has agreed to indemnify Findley against certain liabilities and expenses in connection with its services as financial advisor to Auburn Bancorp.

        A principal of The Findley Group, owns 1,625 shares of Auburn Bancorp common stock. The Findley Group has provided services to Western in the past but has not provided any services to Western related to this transaction. Gary Steven Findley & Associates has provided legal services to Western in the past and will assist in the preparation of this proxy statement-prospectus and the applications to the various regulatory agencies. Gary Steven Findley & Associates did not provide any services to Western in relation to the negotiation and drafting of the merger agreement and Western has been represented by separate and independent counsel. A principal of The Findley Group owns 2,010 shares of Western common stock.

D. A. Davidson & Co. Evaluation

        Auburn Bancorp's Board of Directors also retained D. A. Davidson & Co. ("Davidson") to evaluate the fairness opinion issued by The Findley Group and to confirm that the Western common stock, cash or a combination thereof to be received by shareholders of Auburn Bancorp is fair from a financial point of view to the holders of the shares of Auburn Bancorp common stock. A copy of the fairness evaluation report to Auburn's Board of Directors dated September 23, 2003, is attached as Appendix D and should be read in its entirety.

        For its fairness evaluation report, Davidson reviewed the August 20, 2003 fairness opinion from The Findley Group in addition to the supporting work papers provided by The Findley Group to Davidson. Davidson also reviewed the merger agreement and limited financial information about Auburn Bancorp and Western supplied to Davidson by Auburn Bancorp. Davidson reviewed the financial terms of certain other similar merger transactions where information about the transactions is publicly available. Davidson also analyzed the proposed financial terms of the proposed merger in light of the current market environment generally and the banking environment in particular. Davidson did not speak with management of Auburn Bancorp or Western in preparation of the fairness evaluation report and relied upon and assumed without independent verification the accuracy and completeness of the financial and other information provided by The Findley Group.

        Based upon its review, Davidson concurred with The Findley Group's fairness opinion of August 20, 2003 that the proposed merger consideration was fair from a financial point of view to the shareholders of Auburn Bancorp. Davidson was paid a fee of $10,000 from Auburn Bancorp for the fairness evaluation report. Davidson does not make a market in Western stock nor do they publish a research recommendation on Western. Davidson does not own any shares of either Western or Auburn Bancorp.

Accounting Treatment

        Western must account for the merger under the purchase method of accounting for financial reporting purposes under accounting principles generally accepted in the United States of America. Under this method, Western's purchase price will be allocated to Auburn Bancorp's assets acquired and liabilities assumed based upon their estimated fair values as of the completion of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed will be recorded as goodwill and periodically evaluated for impairment. Western's financial statements issued after completion of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of Western and Auburn Bancorp.

The Merger Agreement

  The Merger

        Western and Auburn Bancorp entered into the merger agreement on August 20, 2003. Under the merger agreement's terms, Auburn Bancorp will merge with and into Western. The separate corporate existence of Auburn Bancorp will cease, and Western will be the survivor. Each share of Auburn Bancorp common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive: Western common stock; cash; or a combination of both.

        Each share of Western common stock outstanding immediately before the merger closes will remain outstanding after the merger closes. Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders" and "—Dissenters' Rights" for additional information.

        Western and Auburn Bancorp have structured the merger to qualify as a tax-free reorganization from their perspectives. However, Auburn Bancorp shareholders will have certain tax effects depending on the type of merger consideration they choose and actually receive. For more information, you are urged to read the section entitled "The Merger—Certain Federal Income Tax Consequences" for additional information.

  The Closing

        The merger will be effective at the date and time a short-form merger agreement (substantially in the form attached to the merger agreement as Exhibit 2.1) is filed with the California Secretary of State. At the closing the parties will exchange various documents, including officers' certificates, as required by the merger agreement. The merger agreement provides that the timing for the closing and the completion of the merger shall be mutually agreed upon by the parties and shall be held within 30 days after the last to occur of:

  •
  all conditions to the completion of the merger being satisfied or waived;

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  the receipt of all regulatory approvals; and

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  the expiration of all applicable waiting periods in connection with the regulatory approvals.

        Based upon the timing for Auburn Bancorp's special shareholders' meeting and the present and anticipated timing of the regulatory approvals, it is presently anticipated that the merger will be closed on or about December 15, 2003. Neither Western nor Auburn Bancorp can assure you that the merger will close on that date.

  Election, Exchange and Proration Procedures

        Making the Election.    Western's current transfer agent, Computershare Trust Company, Inc., will be Western's exchange agent to effect the election, allocation and, if necessary, prorations of your elections. An election form will be sent to you shortly after the merger is completed. If you do not exercise dissenters' rights, you must use the election form to make the election to receive Western common stock, cash, or a combination of Western common stock and cash in exchange for your shares of Auburn Bancorp common stock.

        All elections will be required to be made on an election form. To make an effective election with respect to former shares of Auburn Bancorp common stock, you must deliver to the exchange agent prior to the deadline:

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  a properly completed letter of election and transmittal form;

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  your certificates representing former shares of Auburn Bancorp common stock; and

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  any other required documents described in the election form.

        Do not return your certificates representing shares of Auburn Bancorp common stock with the enclosed proxy. The certificates should only be forwarded to the exchange agent with the letter of transmittal and election form which will be sent separately.

        Western, Western's Board of Directors, Auburn Bancorp and Auburn Bancorp's Board of Directors do not recommend whether you should elect to receive cash, stock, or a combination of stock and cash. You must make your own decision with respect to that election.

        Following the completion of the merger and upon surrender of all of the certificates representing former shares of Auburn Bancorp common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of election and transmittal, the exchange agent will mail to you the cash and/or Western common stock to which you are entitled, less the amount of any required withholding taxes. You will not receive interest on any cash.

        Allocation and Proration Procedures.    The merger agreement requires that the total consideration to be received by former Auburn Bancorp shareholders must be $7,500,000 in cash and 350,000 shares of Western common stock, subject to adjustment under certain conditions. Due to these terms, you may not receive the exact form of merger consideration you elect to receive. For a detailed discussion of the allocation and proration, please refer to "The Merger—Calculation of Consideration to be Paid to Auburn Bancorp Shareholders—Illustration of Exchange" and Sections 2.6.1 and 2.6.2 of the merger agreement contained in Appendix A.

  Representations and Warranties

        The merger agreement contains various customary representations and warranties that Western and Auburn Bancorp make for each other's benefit. The representations and warranties relate to, among other things:

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  corporate organization and similar corporate matters;

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  capital structure;

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  authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

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  conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

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  the accuracy of documents filed with the Securities and Exchange Commission and bank regulatory agencies;

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  absence of certain material adverse events, changes, effects or undisclosed liabilities;

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  retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

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  litigation;

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  compliance with laws, including environmental laws;

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  tax returns and audits;

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  ownership of real property;

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  regulatory actions; and

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  labor matters.

        The foregoing is an outline of the types of representations and warranties made by Western and Auburn Bancorp contained in the merger agreement attached as Appendix A. You should carefully review the entire merger agreement, and in particular Articles 3 and 4, containing the detailed representations and warranties of the parties.

  Conduct of Business Before the Merger

        The merger agreement places restrictions on and requires commitments by Western and Auburn Bancorp regarding the conduct of their respective businesses between the date of the merger agreement and the closing. Auburn Bancorp has agreed to make its books and records available to Western for ongoing review. Additionally, Auburn Bancorp has agreed to allow a representative from Western to attend the meetings of its Board of Directors. Both Western and Auburn Bancorp have agreed to use their best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together for the purpose of preparing this proxy statement-prospectus. Also, both Western and Auburn Bancorp have agreed to use their best efforts to prevent any material changes to their respective representations and warranties contained in the merger agreement.

        In addition, Auburn Bancorp has agreed that until the closing and subject to certain exceptions, including Western's prior approval, Auburn Bancorp will not, other than in the ordinary and usual course of business:

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  declare or pay any dividend, except that Auburn Bancorp and Western have agreed that immediately prior to the merger, Auburn shall pay a cash dividend to its shareholders in an aggregate amount equal to the lesser of $350,000 or 35% of Auburn's pretax income from January 1, 2003 through the month end prior to the merger after expensing the payout for the 4,000 options to be canceled and other normal expenses and accruals identified with the merger;

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  issue any additional stock options to acquire shares of Auburn Bancorp common stock;

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  amend its Articles of Incorporation or Bylaws;

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  authorize another acquisition proposal to acquire Auburn Bancorp unless the Board of Directors of Auburn Bancorp has determined that the proposal is more favorable to Auburn Bancorp's shareholders and that the action is necessary for Auburn Bancorp to comply with its fiduciary duties to shareholders under applicable law;

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  make the credit underwriting policies less stringent than those in effect on December 31, 2002 or reduce the amount of the loan loss reserves;

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  take into other real estate owned any commercial property without an environmental report reporting no adverse environmental condition on the property; or

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  materially change its pricing practices on loans or deposit products.

        Until the closing, Auburn Bancorp has agreed to use its best efforts to take certain actions including to:

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  maintain a reserve for loan losses at an adequate level and charge off all loans deemed uncollectible;

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  provide Auburn Bancorp's monthly board reports, copies of all material reports filed with or received from any governmental entity, and monthly unaudited balance sheets, statements of income and changes in shareholders' equity to Western; and

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  provide copies of each credit authorization package for credit of $250,000 or more for secured loans, and $25,000 for unsecured loans.

        Until the closing, subject to certain exceptions including Auburn Bancorp's prior approval, Western has agreed that it will not, other than in the ordinary and usual course of business, declare or pay any extraordinary dividend.

        The foregoing is a summary of some of the negative and affirmative covenants of the merger agreement. You are encouraged to carefully read the terms of the merger agreement attached as Appendix A, including the specific covenants contained in Articles 5 and 6.

  Discussions with Third Parties

        The merger agreement provides that Auburn Bancorp shall not solicit or encourage third party proposals which would result in a merger, exchange offer, or other form of combination and requires that if such a proposal is received, notification must be given to Western. Notwithstanding the prohibition on soliciting or encouraging such proposals, the merger agreement recognizes that an unsolicited third party proposal might be received. Moreover, the merger agreement permits Auburn Bancorp engaging in discussions or negotiations with the third party if the proposal is determined, after consultation with counsel and a financial advisor, to be superior, from the shareholders' perspective, to the merger.

        In the event the merger agreement is terminated because Auburn Bancorp elects to proceed with a third party transaction, Auburn Bancorp will be obligated to pay a termination fee to Western in the amount of $800,000.

        The foregoing is a summary of the provisions of the merger agreement regarding discussions with third parties. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Sections 6.2.5 and 8.5.1 of the merger agreement.

  Employee Benefits

        Immediately prior to the closing, Auburn Bancorp shall adopt resolutions required to cause the 401(k) Plan to be rolled into the 401(k) Plan for Western at close of the merger. Except for the Auburn Bancorp stock option plan, the Board of Auburn Bancorp shall also promptly adopt resolutions to terminate any other plan or agreement providing shares of Auburn Bancorp common stock or equity-based rights to any person. It is anticipated that after completion of the merger, certain of the employee benefits provided to Western's employees will be made available to Auburn Community Bank's employees in lieu of benefits presently provided by Auburn Bancorp and Auburn Community Bank.

        In addition, Auburn Bancorp currently has options outstanding to acquire 9,000 shares of Auburn Bancorp common stock. Of these 9,000 options, Auburn Bancorp will cancel 4,000 of the options and payout the difference between the per share merger consideration to be paid to Auburn Bancorp's shareholders and the per share option price. The other 5,000 options will be converted into and become equivalent rights with respect to Western common stock determined by dividing the per share merger consideration by the average closing price with a corresponding adjustment in the option price, and Western shall assume each of those 5,000 stock options in accordance with the terms of the stock option agreement with respect to those options.

  Conditions to the Parties' Obligations

        The obligations of Western and Auburn Bancorp to complete the merger are subject to certain mutual conditions, including, but not limited to the following:

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  approval of the principal terms of the merger by at least 75% of the issued and outstanding shares of Auburn Bancorp common stock entitled to vote;

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  receipt of the regulatory approvals (without the imposition of burdensome conditions) required in connection with the merger;

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  absence of any statute, rule, regulation or order, being in effect and prohibiting completion of the merger;

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  the registration statement having become effective regarding the shares of Western common stock to be issued upon completion of the merger; and

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  receipt of the opinion of Perry-Smith LLP stating, among other things, that the merger will qualify as a tax-free reorganization for federal income tax purposes.

        Western's obligation to complete the merger is also subject to the fulfillment or waiver by Western of certain conditions, including but not limited to the following:

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  Auburn Bancorp's representations and warranties being and remaining true, accurate and correct in all material respects;

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  Auburn Bancorp's performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

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  delivery of affiliate letters executed by each of Auburn Bancorp's affiliates;

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  delivery of voting agreements executed by each of Auburn Bancorp's directors, as well as other various and customary closing documents; and

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  Auburn Bancorp's shareholders' equity being no less than its December 31, 2002 shareholders' equity.

        In addition, Auburn Bancorp's obligation to complete the merger is also subject to the fulfillment or waiver by Auburn Bancorp of certain conditions, including but not limited to the following:

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  Western's representations and warranties being and remaining true, accurate and correct in all material aspects;

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  Western performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

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  Western taking such action as appropriate to convert the Auburn Bancorp stock options for 5,000 shares into Western stock options adjusted as provided in the merger agreement;

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  Western taking all corporate action required to effectuate the appointment of Jan T. Haldeman, or another director of Auburn Bancorp if Mr. Haldeman is unable to serve, to its Board of Directors effective immediately after the merger;

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  receipt of a fairness opinion to the effect that the terms of the merger are fair, from a financial standpoint, to Auburn Bancorp and its shareholders;

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  the fairness opinion shall not have been withdrawn prior to the Auburn Bancorp meeting;

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  the receipt and continued effectiveness of all qualifications or registrations under state securities laws necessary for the issuance of the shares of Western common stock to be issued upon completion of the merger; and

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  Western obtaining a three year director and officer liability insurance tail coverage policy for the benefit of the current directors and executive officers of Auburn Bancorp.

        The foregoing is a summary of the conditions of the merger agreement. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Article 7 of the merger agreement.

  Termination

        Western and Auburn Bancorp can mutually agree to terminate the merger agreement and abandon the merger at any time.

        Under certain circumstances, either Western or Auburn Bancorp can terminate the merger agreement, including:

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  if the other party materially breaches any representation, warranty, covenant, or agreement contained in the merger agreement that is not cured within 20 business days after written notice of such breach is given to the breaching party; or

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  if the merger has not closed by March 31, 2004 (or April 30, 2004 if any applicable waiting period for a required regulatory approval requires additional time); or

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  if the fairness opinion is rescinded at no fault of Auburn Bancorp.

        Western can terminate the merger agreement if Auburn Bancorp's Board of Directors approves a merger agreement with a party other than Western or fails to publicly oppose an offer to acquire 10% of the outstanding shares of Auburn Bancorp common stock, or if the fairness opinion is rescinded at the fault of Auburn Bancorp.

        If the merger agreement is terminated by Western or Auburn Bancorp pursuant to a material breach of any representation, warranty, covenant or agreement, the breaching party will owe the other party liquidated damages of $500,000. In addition, if Auburn Bancorp's Board of Directors approves an alternative merger or similar proposal within one year of Western's termination of the merger agreement, Auburn Bancorp will owe Western an additional $300,000. The payment of these fees shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

        The foregoing is a summary of the termination provisions of the merger agreement. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Article 8 of the merger agreement.

  Expenses

        The merger agreement provides that Western and Auburn Bancorp shall bear their own costs and expenses incurred in connection with the merger agreement and the merger. The total estimated cost of the merger is approximately $500,000. Western will bear approximately $150,000 and Auburn Bancorp will bear approximately $350,000. For example, Western shall bear, among others, the expenses of:

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  preparation and delivery of the tax opinion from Perry-Smith LLP;

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  preparation of the registration statement, including filing fees;

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  filing fees and related costs of regulatory applications; and

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  any notifications and press releases to Western shareholders, including printing expenses.

        Auburn Bancorp shall bear, among others, the expenses of:

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  preparation and delivery of its proxy materials, including printing and mailing expenses;

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  the fairness opinion; and

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  any notifications and press releases to Auburn Bancorp shareholders, including printing expenses.

  Director Voting Agreements

        Western has entered into voting agreements with each of Auburn Bancorp's directors who hold, in the aggregate, shares representing approximately 16% of Auburn Bancorp common stock entitled to vote. The director's agreements, in the form attached as Exhibit 7.2.9 to the merger agreement, require each of Auburn Bancorp's directors to vote in favor of the merger at Auburn Bancorp's shareholders' meeting.

        Each director's agreement also provides that the director will not take any action that will alter or affect in any way the director's right to vote his or her shares of Auburn Bancorp common stock.

        The director's agreements bind the actions of the directors only in their capacities as Auburn Bancorp shareholders. The directors are not and could not be contractually bound to abrogate their fiduciary duties as directors of Auburn Bancorp. Accordingly, while the directors are contractually bound to vote as a Auburn Bancorp shareholder in favor of the merger, their fiduciary duties as directors nevertheless require them to act in their capacities as directors in the best interests of Auburn Bancorp when they consider the merger. In addition, the directors will continue to be bound by their fiduciary duties as Auburn Bancorp's directors with respect to any further decisions they make in connection with the merger.

        The director's agreements also provide that for a period of two years after the completion of the merger, the directors agree not to compete with Western through the ownership of more than 1% of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 50 miles of the head office of Auburn Bancorp.

        The director's agreements terminate at the earlier of two years following the completion of the merger or when the merger agreement terminates according to its terms.

Information Regarding Western

General

        Western was incorporated under the laws of the State of California on July 11, 1996 and is a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, also referred to as the BHCA. Western was organized under a plan of reorganization for the purpose of becoming the parent corporation of Western Sierra. On December 31, 1996, the reorganization was completed and shares of Western common stock were issued to the shareholders of Western Sierra for the common shares held by Western Sierra's shareholders. In April 1999, Western acquired Roseville 1st National Bank and Lake Community Bank in a stock-for-stock exchange. In May 2000, Western acquired Sentinel Community Bank in a stock-for-stock exchange, and Sentinel Community Bank was immediately merged with and into Western Sierra. These mergers were accounted for as a pooling of interests and, accordingly, all prior period financial statements have been restated to reflect the combined operations of Western Sierra, Roseville 1st National Bank, Lake Community Bank and Sentinel Community Bank. Roseville 1st National Bank was subsequently merged into Western Sierra. In October 2000, Western Sierra purchased certain assets and assumed the deposits and certain other liabilities of the Columbia branch of Pacific State Bank. On March 1, 2002, Western Sierra formed a non-bank subsidiary, WSNB Investment Trust, a Maryland real estate investment trust. On April 1, 2002, Western acquired Central California Bank in exchange for cash and stock. The acquisition of Central California Bank was accounted for as a purchase. On July 11, 2003, Western acquired Central Sierra Bank in exchange for cash and stock. Central Sierra Bank was merged with and into Central California Bank. The acquisition of Central Sierra Bank was accounted for as a purchase. Western's headquarters is located at 4080 Plaza Goldorado Circle, Cameron Park, California 95682.

        In 2001, Western formed two wholly-owned Connecticut business trusts for the sole purpose of issuing trust preferred securities and purchasing Western's floating rate junior subordinated debentures. Please read the section entitled "Information Regarding Western—Trust Preferred Securities Offerings" for additional information.

        Western Sierra was organized as a national banking association and began operations on January 4, 1984. Western Sierra is a member of the Federal Reserve System and its deposits are insured by the FDIC up to the maximum amount permitted by law. Western Sierra's main office is located at 4011 Plaza Goldorado Circle, Cameron Park, California and its branch offices are located at 2661 Sanders Drive, Pollock Pines, California, 3970 J Missouri Flat Road, Placerville, California, 1450 Broadway, Placerville, California, 3880 El Dorado Hills Blvd., El Dorado Hills, California, 571 5th Street, Lincoln, California, 1545 River Park Dr. #101 & #200, Sacramento, California, 1801 Douglas Blvd., Roseville, California, and 6951 Douglas Blvd., Granite Bay, California. Western Sierra does not have any affiliates other than Lake, Sentinel Associates, Inc., and Central California Bank.

        Roseville 1st National Bank was founded in 1983 as Countryside Thrift and Loan and operated as an industrial loan company until its conversion to a national bank on July 1, 1992. Roseville 1st National Bank was merged into Western Sierra in May 2000.

        Lake Community Bank was incorporated as a California-chartered banking corporation on March 9, 1984 and commenced operations on November 15, 1984. Lake is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Lake engages in the general commercial banking business in Lake County in the State of California from its headquarters banking office located at 805 Eleventh Street, Lakeport, California, and its branch located at 4280 Main Street, Kelseyville, California.

        Sentinel Community Bank was incorporated under the laws of the State of California on December 24, 1980, and commenced operations on April 2, 1982. Sentinel was initially formed as a

California-chartered savings and loan association. Sentinel converted to a federally-chartered savings and loan association on June 9, 1989. Sentinel was merged into Western Sierra in May 2000.

        Central California Bank is a California-chartered commercial bank, organized on January 13, 1997 and commenced business on April 24, 1998. Central California Bank is an insured bank under the Federal Deposit Insurance Act and is a member of the Federal Reserve System. Central California Bank engages in the general commercial banking business from its headquarters banking office located at 13775 C Mono Way, Sonora, California, and its branch offices are located at 3700 Lone Tree Way, Antioch, California, 400 E. Olive Avenue, Turlock, California, Fulton and Main Streets, Columbia State Park, California, 3400 Tully Toad, Suite B, Modesto, California, 229 S. Washington, Sonora, California, 18711 Tiffeni Drive, Twain Harte, California, 373 W. Saint Charles Street, San Andreas, California, 1239 S. Main, Angels Camp, California, 18281 Main Street, Jamestown, California, 89 Lakewood Mall, Lodi, California, 11 Ridge Road, Sutter Creek, California, 87 Highway 26, Valley Springs, California and 3505 Spangler Lane, Suite 300, Copperopolis, California.

        Central Sierra Bank was a California state-chartered bank which commenced operations on November 12, 1981. Central Sierra Bank was merged into Central California Bank in July 2003.

        Western has an inactive subsidiary (acquired from Sentinel), Sentinel Associates, Inc. Sentinel Associates, Inc. was formed in October 1983, for the purpose of developing single family residential real estate.

        Western's primary business is servicing the banking needs of the communities served by its subsidiary banks and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in Western's primary service areas and local businesses, including retail, professional and real estate-related activities, in those service areas.

        Western, through its banking subsidiaries, offers a broad range of services to individuals and businesses with an emphasis upon efficiency and personalized attention. Western provides a full line of customer services and also offers specialized services, such as courier services to small businesses, middle market companies and professional firms. Each of Western's subsidiary banks offers personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal, or NOW accounts), money market accounts, accounts combining checking and savings with automatic transfer, IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks, computer cash management and internet banking, including bill payment. Western's subsidiary banks also make commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, agricultural, SBA, office equipment, leasehold improvement, installment and credit card loans. Other services include overdraft protection lines of credit, standby letters of credit, travelers' checks and ATM services. Most of Western's deposits are obtained from commercial businesses, professionals and individuals.

Management and Additional Information

        Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Western is set forth in Western's annual report on Form 10-K for the year ended December 31, 2002, which accompanies this proxy statement-prospectus, and quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003. Each of these reports is incorporated in this proxy statement-prospectus by reference. See also "Where You Can Find More Information" beginning on page    .

Information Regarding Auburn Bancorp

Business

        General.    Auburn Bancorp was incorporated under the laws of the State of California on September 20, 2001. Auburn Bancorp was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of Auburn Community Bank, and on February 14, 2003, the reorganization was effected. Shareholders of Auburn Community Bank became shareholders of Auburn Bancorp as of this date. Auburn Bancorp is a registered bank holding company under the Bank Holding Company Act ("BHCA") of 1956. For tax purposes the Company has elected to be taxed as an S corporation. Auburn Bancorp conducts its operations at the head office of Auburn Community Bank located at 11795 Atwood Road, Auburn, California 95603.

        Auburn Community Bank was incorporated under the laws of the State of California on July 20, 1999, and was licensed by the California Commissioner of Financial Institutions (the "Commissioner") and commenced operations as a California state-chartered bank on July 29, 1999. Auburn Community Bank's predecessor was Auburn National Bank, a national banking association organized under the laws of the United States. Auburn National Bank commenced business on February 2, 1998 and conducted a general commercial banking business. Hereinafter all references to "Auburn Community Bank" shall mean both Auburn Community Bank and Auburn National Bank, predecessor to Auburn Community Bank, unless otherwise defined.

        Auburn Community Bank deposits are insured to the maximum amount permitted by law by the FDIC. Auburn Community Bank's head office is located at 11795 Atwood Road, Auburn, California and its branch office is located at 412 Auburn-Folsom Road, Auburn, California. Auburn Community Bank does not have any affiliates or subsidiaries.

        Banking Services.    Auburn Community Bank offers a full range of commercial banking services, including the acceptance of demand, savings and time deposits, and the making of commercial, real estate, construction, personal, home equity, automobile and other installment and term loans. It also offers travelers' checks, safe deposit boxes, notary public and other customary bank services to its customers.

        Auburn Community Bank honors merchant drafts for both VISA and MasterCard, and its customers are offered MasterCard and VISA credit cards through Auburn Community Bank's affiliation with an outside service company. Although management of Auburn Community Bank believes there is a demand for trust services in its service area, Auburn Community Bank does not operate or have any present intention to seek authority to operate a trust department since management of Auburn Community Bank believes that the cost of establishing and operating such a department would not be justified by the potential income to be gained therefrom.

Competition and Service Area

        The banking business in California, generally, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Many of the major commercial banks operating in communities nearby Auburn Community Bank's service area offer certain services (such as trust and investment services and international banking) which are not offered directly by Auburn Community Bank (but are offered indirectly through correspondent institutions) and, by virtue of their greater total capitalization, such banks have substantially higher lending limits than Auburn Community Bank. Currently, there are, including the numerous branch offices of major banks, seventy-four (74) banking offices located in

Auburn Community Bank's service area in addition to the thirteen (13) branch offices of savings and loan associations.(1)

(1)
As reported by the FDIC, the Federal Home Loan Bank Board, and the California Commissioner of Financial Institutions.

        Auburn Community Bank competes for loans and deposits with other banking institutions, savings and loan associations, credit unions, money market funds, and other entities, especially mutual funds and insurance company annuities. In competing for deposits of and loans to individuals and businesses, Auburn Community Bank's principal competition is major state-wide banks and the offices of several independent banks located in Auburn Community Bank's primary service area. Auburn Community Bank's primary service area consists of Auburn and nearby communities. The greater Auburn area is comprised of portions of Placer, Sacramento, Nevada, and El Dorado counties, with most of the greater Auburn area in Placer County. It cannot presently be predicted what effect the competition will have on Auburn Community Bank's ability to attract the banking business of business persons, professionals and residents located in either the primary or general service area of Auburn Community Bank. (See "Supervision and Regulation" herein.)

        In order to compete for loans and deposits from individuals and businesses in its primary service area, Auburn Community Bank uses to the fullest extent possible the flexibility which its independent status permits. This includes an emphasis on meeting the specialized banking needs of these businesses and individuals, including personal contact by Auburn Community Bank's directors, officers and employees, newspaper publications, direct mailings and other local advertising, and by providing experienced management and staff trained to deal with the specific banking needs of Auburn Community Bank's customers. Management has established a highly personal banking relationship with Auburn Community Bank's customers and is attuned to and responsive to their financial and service requirements. In the event there are customers whose loan demands exceed Auburn Community Bank's lending limits, Auburn Community Bank seeks to arrange for such loans on a participation basis with other financial institutions and intermediaries. Auburn Community Bank also assists those customers requiring highly specialized services not offered by Auburn Community Bank to obtain such services from correspondent institutions.

        Employees.    At June 30, 2003 Auburn Bancorp and its subsidiary employed 36 persons on a full-time equivalent basis. Auburn Bancorp believes its employee relations are excellent.

        Properties.    Auburn Community Bank leases the real property located at 412 Auburn-Folsom Road, Auburn, California. The lease is presently for a term expiring December 31, 2003 with a base rent of $2,240 per month. Under the lease Auburn Community Bank is responsible for the payment of additional rent for property taxes and common area expenses. The premises consists of office space of 1,948 square feet in a commercial condominium project that is owned in part by a director of Auburn Community Bank, Ms. Janice Forbes. Management of Auburn Community Bank believes that the lease is a fair arms-length transaction and that the terms of the lease are as favorable as those terms which could have been negotiated and obtained from a third party for similar property.

        Additionally, Auburn Community Bank is leasing the property located at 11795 Atwood Road, Auburn, California from an independent third party. This lease is for a term expiring April 15, 2009 with a base rent of $4,080 per month. This lease provides Auburn Community Bank with two additional consecutive options of five years each to extend the lease.

        Legal Proceedings.    From time to time, Auburn Bancorp and/or Auburn Community Bank is a party to claims and legal proceedings arising in the ordinary course of business. Auburn Bancorp's management is not aware of any material pending litigation proceedings to which either it or Auburn Community Bank is a party or has recently been a party to, which will have a material adverse effect on the financial condition or results of operations of Auburn Bancorp and Auburn Community Bank taken as a whole.

Supervision and Regulation.

        Supervision and Regulation of Bank Holding Companies.    Auburn Bancorp is a bank holding company subject to the BHCA. Auburn Bancorp reports to, registers with, and may be examined by, the Federal Reserve Board (the "FRB"). The costs of any examination by the FRB are payable by Auburn Bancorp.

        Auburn Bancorp also is a bank holding company within the meaning of Section 3700 of the California Financial Code. As such Auburn Bancorp and Auburn Community Bank are subject to examination by, and may be required to file reports with, the California Department of Financial Institutions (the "DFI").

        The FRB has significant supervisory and regulatory authority over Auburn Bancorp and its affiliates. The FRB requires Auburn Bancorp to maintain certain levels of capital. See "Description of Auburn Bancorp—Auburn Bancorp's Management's Discussion And Analysis of Financial Condition And Results Of Operations—Regulatory Matters." The FRB also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, or violates certain laws, regulations or conditions imposed in writing by the FRB. See "Information Concerning Western Sierra and Auburn Bancorp—Recent Legislation and Other Changes."

        Under the BHCA, a company generally must obtain the prior approval of the FRB before it exercises a controlling influence over a bank, or acquires directly or indirectly, more than 5% of the voting shares or substantially all of the assets of any bank or bank holding company. Thus, Auburn Bancorp would be required to obtain the prior approval of the FRB before it acquires, merges or consolidates with any bank or bank holding company; and any company seeking to acquire, merge or consolidate with Auburn Bancorp also would be required to obtain the approval of the FRB.

        Auburn Bancorp is generally prohibited under the BHCA from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than banking, managing banks, or providing services to affiliates of the holding company. A bank holding company, with the approval of the FRB, may engage, or acquire the voting shares of companies engaged, in activities that the FRB has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. A bank holding company must demonstrate that the benefits to the public of the proposed activity will outweigh the possible adverse effects associated with such activity.

        A bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law). Banks may also merge across states lines, therefore creating interstate branches. Furthermore, a bank is now able to open new branches in a state in which it does not already have banking operations, if the laws of such state permit such de novo branching.

        The FRB generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The FRB's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition. See the section entitled "Dividends" for additional restrictions.

        Transactions between Auburn Bancorp and Auburn Community Bank are subject to a number of other restrictions. FRB policies forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual costs plus a reasonable profit). Subject to certain limitations, depository institution subsidiaries of bank holding companies may extend credit to, invest in the securities of, purchase assets from, or issue a guarantee, acceptance, or letter of credit on behalf of, an affiliate, provided that the aggregate of such transactions with affiliates may not exceed 10% of the capital stock and surplus of the institution, and the aggregate of such transactions with all affiliates may not exceed 20% of the capital stock and surplus of such institution. Auburn Bancorp may only borrow from depository institution subsidiaries if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, Auburn Bancorp may not sell a low-quality asset to a depository institution subsidiary.

        The FRB has adopted comprehensive amendments to Regulation Y which became effective April 21, 1997, and are intended to improve the competitiveness of bank holding companies by, among other things:

  •
  expanding the list of permissible nonbanking activities in which well-run bank holding companies may engage without prior FRB approval,

  •
  streamlining the procedures for well-run bank holding companies to obtain approval to engage in other nonbanking activities, and

  •
  eliminating most of the anti-tying restrictions imposed upon bank holding companies and their nonbank subsidiaries.

        Amended Regulation Y also provides for a streamlined and expedited review process for bank acquisition proposals submitted by well-run bank holding companies and eliminates certain duplicative reporting requirements when there has been a further change in bank control or in bank directors or officers after an earlier approved change. These changes to Regulation Y are subject to numerous qualifications, limitations and restrictions. In order for a bank holding company to qualify as "well-run," both it and the insured depository institutions that it controls must meet the "well-capitalized" and "well-managed" criteria set forth in Regulation Y.

        To qualify as "well-capitalized," the bank holding company must, on a consolidated basis:

  •
  maintain a total risk-based capital ratio of 10% or greater;

  •
  maintain a Tier 1 risk-based capital ratio of 6% or greater; and

  •
  not be subject to any order by the FRB to meet a specified capital level.

        Its lead insured depository institution must be well-capitalized as that term is defined in the capital adequacy regulations of the applicable bank regulator, 80% of the total risk-weighted assets held by its insured depository institutions must be held by institutions that are well-capitalized, and none of its insured depository institutions may be undercapitalized.

        To qualify as "well-managed":

  •
  each of the bank holding company, its lead depository institution and its depository institutions holding 80% of the total risk-weighted assets of all its depository institutions at their most recent examination or review must have received a composite rating, rating for management and rating for compliance which were at least satisfactory;

  •
  none of the bank holding company's depository institutions may have received one of the two lowest composite ratings; and

  •
  neither the bank holding company nor any of its depository institutions during the previous 12 months may have been subject to a formal enforcement order or action.

        Bank Supervision and Regulation.    Deposit accounts at Auburn Community Bank are insured by the Bank Insurance Fund (the "BIF"), as administered by the FDIC, to the maximum amount permitted by law. Auburn Community Bank is not a member of the Federal Reserve System, but is subject to certain regulations of the FRB dealing primarily with check clearing activities, establishment of banking reserves, Truth-in-Lending (Regulation Z), Truth-in-Savings (Regulation DD), and Equal Credit Opportunity (Regulation B).

        By comparison, California state-chartered banks are regulated by the Department of Financial Institutions. The Department of Financial Institutions was created pursuant to AB 3351, effective July 1, 1997, and combined the California State Banking Department, the California Department of Savings and Loan, and regulatory oversight over industrial loan companies and credit unions with the Department of Financial Institutions.

        Community Reinvestment Act and Fair Lending Developments.    Auburn Community Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act (the "CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities.

Summary of Earnings

        The following Summary of Earnings of Auburn Bancorp for the three years ended December 31, 2002 has been derived from financial statements audited by Perry-Smith LLP, independent certified public accountants, as described in their report included elsewhere in this proxy statement-prospectus. The amounts shown for the six months ended June 30, 2003 and 2002 are unaudited. The June 30, 2003 and 2002 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere in this proxy statement-prospectus. Auburn Bancorp was approved as a bank holding company and acquired 100% ownership of Auburn Community Bank on February 14, 2003. Financial statements for June 30, 2003 represent the consolidation of Auburn

Bancorp and Auburn Community Bank. Prior period Financial Statements represent Auburn Community Bank's financial information.

	Six Months Ended June 30,		Year Ended December 31,(1)
	2003	2002	2002	2001	2000
(Dollars in thousands, except per share data)	(Unaudited)
Interest income	$2,915	$2,788	$5,758	$5,750	$4,080
Interest expense	486	898	1,733	2,440	1,839
Net interest income	2,429	1,890	4,025	3,310	2,241
Provision for loan losses	60	—	86	375	289
Net interest income after provision for loan losses	2,369	1,890	3,939	2,935	1,952
Noninterest income	136	91	200	294	180
Noninterest expense	1,731	1,384	3,080	2,589	1,935
Earnings before income taxes	774	597	1,059	640	197
Provision for (benefit from) income taxes(2)	18	12	44	20	(18)
Net income	756	585	1,015	620	215
Basic earnings per share(3)	$12.01	$9.66	$16.43	$12.94	$5.15
Number of shares used in basic earnings per share calculation(3)	62,958	60,573	61,778	47,923	41,750
Diluted earnings per share(4)	$11.91	$9.59	$16.20	$12.72	$5.15
Number of shares used in diluted earnings per share calculation(4)	63,440	60,989	62,661	48,755	41,750

(1)
See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)
Auburn Bancorp has elected to be taxed as an S corporation for Federal and State income tax purposes and, as such, is generally not subject to Federal income tax but is subject to California tax at the rate of 3.5% of taxable income.

(3)
Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4)
Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

        The following table sets forth selected ratios for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
(Unaudited)
Net earnings to average shareholders' equity(1)	18.7%	16.4%	13.7%	13.1%	6.0%
Net earnings to average total assets(1)	1.8%	1.5%	1.3%	1.0%	.5%
Total interest expense to total interest income	16.7%	32.2%	30.1%	42.4%	45.1%
Other operating income to other operating expense	7.9%	6.6%	6.5%	11.3%	9.3%

(1)
Ratios have been annualized for the six months ended June 30, 2003 and 2002.

Auburn Bancorp's Management's Discussion and Analysis of
Financial Condition and Results Of Operations

        The following is management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 2002, 2001 and 2000 and the six months ended June 30, 2003 and 2002.

        Introduction.    This discussion is designed to provide a better understanding of significant trends related to Auburn Bancorp's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Auburn Bancorp's audited financial statements, the unaudited interim information and notes thereto and the other financial information appearing elsewhere in this proxy statement-prospectus.

Results of Operations

        Net Interest Income and Net Interest Margin.    Total interest income increased from $4.1 million in 2000 to $5.7 million in 2001, and to $5.8 million in 2002, representing a 40.9% increase in 2001 over 2000 and a 0.1% increase in 2002 over 2001. Total interest income increased from $2.8 million for the six months ended June 30, 2002 to $2.9 million for the six months ended June 30, 2003, representing a 4.6% increase. The total interest income increases in the periods discussed were primarily the result of the growth in Auburn Bancorp's loan portfolio of 36.3%, 11.3% and 17.3% from 2000 to 2001, 2001 to 2002, and June 30, 2002 to June 30, 2003, respectively, partially offset by the overall decline in interest rates in 2001 and 2002. Total interest expense increased from $1.8 million in 2000 to $2.4 million in 2001 and decreased to $1.7 million in 2002, representing a 32.7% increase in 2001 over 2000 and a 29.0% decrease in 2002 over 2001. Total interest expense decreased from $900 thousand for the six months ended June 30, 2002 to $500 thousand for the six months ended June 30, 2003, representing a 45.9% decrease. Total interest expense decreased from 2001 to 2002 due primarily to a shift from higher cost liabilities (primarily certificates of deposit) to lower cost or noninterest bearing liabilities (primarily money market and demand deposits) augmented by general declines in interest rates resulting in a decrease in cost of funds to 2.9% from 4.7%. The continued reduction in cost of funds from 3.2% at June 30, 2002 to 1.6% at June 30, 2003 and the shift to lower cost deposits resulted in the decrease in interest expense for the six months ended June 30, 2002.

        Auburn Bancorp's net interest margin (net interest income divided by average earning assets) was 5.19% in 2000, 5.06% in 2001, and 5.16% in 2002. The net interest margin for the six months ended June 30, 2002 was 5.16% and for the six months ended June 30, 2003 was 6.00%. The primary reason for the increase in the net interest margin for the six months ended June 30, 2003 from the six months ended June 30, 2002 was the overall change in mix in the deposit portfolio, which decreased the yields on interest-bearing liabilities. Auburn Bancorp's net interest income increased from $2.2 million in 2000 to $3.3 million in 2001 and to $4.0 million in 2002, representing a 47.7% increase in 2001 over 2000 and a 21.6% increase in 2002 over 2001. The increases in the periods discussed were primarily the result of the overall growth of Auburn Bancorp and the fact that interest rates for interest-bearing liabilities decreased at a faster rate than interest rates on interest-earning assets. Net interest income increased from $1.9 million for the six months ended June 30, 2002 to $2.4 million for the six months ended June 30, 2003, representing a 28.5% increase.

        The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

Analysis of Changes in Net Interest Income.

	For the Six Months Ended June 30, 2003 vs. 2002
	Total Change	Change Due to Rate	Change Due to Volume
(Dollars in thousands) (Unaudited)
Federal funds sold	$(26)	$(12)	$(14)
Investment securities	5	(4)	9
Loans, gross	148	(213)	361

Total interest-earning assets	127	(230)	357

NOW, MMDA	(85)	(167)	82
Savings	(4)	(6)	2
Time, $100,000 or more	(148)	(10)	(138)
Other time	(179)	(174)	(5)
Short-term borrowing	4	—	4

Total interest-bearing liabilities	(412)	(356)	(56)

Net interest income	$539	$127	$412

	Year Ended December 31,
	2002 Versus 2001			2001 Versus 2000
	Total Change	Change Due to Rate	Change Due to Volume	Total Change	Change Due to Rate	Change Due to Volume
(Dollars in thousands)
Federal funds sold	$(19)	$(196)	$177	$(112)	$(75)	$37
Investment securities	5	(25)	30	24	(23)	47
Loans, gross	22	686	708	1,758	(393)	2,151

Total interest-earnings assets	8	(907)	915	1,670	(491)	2,161

NOW, MMDA	357	(394)	751	66	24	42
Savings	(10)	(13)	3	6	(3)	9
Time, $100,000 or more	(307)	(175)	(132)	326	106	220
Other time	(747)	(265)	(482)	204	(411)	615

Total interest-bearing liabilities	(707)	(847)	140	602	(284)	886

Net interest income	$715	$(60)	$775	$1,068	$(207)	$1,275

        The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.

        The following is an unaudited summary of changes in earnings of Auburn Bancorp for the six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002 and 2001. In the opinion of Auburn Bancorp's management, the following summary of changes in earnings reflects all adjustments which Auburn Bancorp considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.

			Year Ended December 31,
	Six Months Ended June 30, 2003 over 2002
			2002 over 2001		2001 over 2000
	Amount of Change	% of Change	Amount of Change	% of Change(1)	Amount of Change	% of Change(1)
(Dollars in thousands) (Unaudited)
INTEREST INCOME
Interest and fees on loans	$148	5.4%	$22	0.4%	$1,758	46.2%
Interest on securities	5	23.8%	5	10.4%	24	100.0%
Interest on federal funds sold	(26)	(130.0)%	(19)	(15.4)%	(112)	(78.9)%

Total interest income	127	4.6%	8	0.1%	1,670	40.9%
INTEREST EXPENSE
Interest on deposits and borrowings	(412)	(45.9)%	(707)	(29.0)%	601	32.7%

Net interest income	539	28.5%	716	21.6%	1,069	47.7%
PROVISION FOR LOAN LOSSES	60	100.0%	(289)	(77.1)%	86	29.8%

Net interest income after provision for loan losses	479	25.3%	1,004	34.2%	983	50.3%

NONINTEREST INCOME
Service charges	30	68.2%	(27)	(15.6)%	66	61.7%
Other income	15	31.9%	(67)	(55.4)%	48	65.8%

Total noninterest income	45	49.5%	(94)	(32.0)%	114	63.3%

OTHER EXPENSES
Salaries and related benefits	200	26.4%	314	22.1%	441	45.0%
Occupancy and equipment expense	6	2.7%	30	7.2%	72	20.8%
Other	141	35.1%	147	19.6%	141	23.1%

Total other expenses	347	25.1%	491	19.0%	654	33.8%

INCOME	177	29.6%	419	65.5%	443	224.9%
PROVISION FOR INCOME TAXES	6	50.0%	24	120.0%	38	(211.1)%

NET INCOME	$171	29.2%	$395	63.7%	$405	188.4%

(1)
Increase or (decrease) over previous year amount.

        Noninterest Income.    Noninterest income increased from $180 thousand in 2000 to $294 thousand in 2001 and decreased to $200 thousand in 2002, representing a 63.3% increase in 2001 over 2000 and a 32.0% decrease in 2002 over 2001. Noninterest income increased from $91 thousand for the six months ended June 30, 2002 to $136 thousand for the six months ended June 30, 2003, representing a 49.5% increase. The increase in noninterest income in 2001 was primarily the result of service charges and fees related to increased deposits and new product service fees and increased gains on the sale of loans. The decrease in 2002 was the result of no loans being sold for gains. The increases for the first six months of 2003 over the same period in 2002 were the result of increased sales of loans with gains totaling $32 thousand.

        Noninterest Expenses.    Noninterest expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Noninterest expenses increased from $1.9 million in 2000 to $2.6 million in 2001, and to $3.1 million in 2002, representing a 33.8% increase in 2001 over 2000 and a 19.0% increase in 2002 over 2001. Noninterest expenses increased from $1.4 million for the six months ended June 30, 2002 to $1.7 million for the six months ended June 30, 2003, representing a 25.1% increase. The continued growth of Auburn Bancorp required additional staff and overhead expense to support general and administrative services and increased the cost of occupying Auburn Bancorp's main office and one branch. Salaries were adjusted in 2002 and 2003 to be competitive with the industry and to reward performance. The increase in other expenses for the periods compared was due to the continued growth of Auburn Bancorp, computer system conversion expenses in 2002 and the costs of forming a holding company in 2003.

        The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 2002, 2001 and 2000 and the six months ended June 30, 2003 and 2002. (Dollars in thousands) (Unaudited)

Period	Average Assets(1)	Salaries and Related Benefits	Occupancy & Equipment Expenses	Other Operating Expenses
Six Months Ended June 30,(2)
2003	$85,122	2.3%	0.5%	1.3%
2002	$76,024	2.0%	0.6%	1.1%
Year Ended December 31,
2002	$81,203	2.2%	0.6%	1.1%
2001	$68,151	2.1%	0.6%	1.1%
2000	$45,764	2.1%	0.8%	1.3%

(1)
Based on the average of daily balances.

(2)
Expense ratios are calculated on an annualized basis.

        Provision for Loan Losses.    The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgment, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors deserving recognition in estimating loan losses.

        Management allocated $86 thousand as a provision for loan losses in 2002, $375 thousand in 2001 and $289 thousand in 2000. There were no loans charged off or recovered in 2002. Loans charged off net of recoveries in 2001 were $1 thousand and in 2000 were $88 thousand. For the six months ended June 30, 2003, $60 thousand was allocated as a provision for loan losses. There was no provision allocated for the six months ended June 30, 2002. Loans charged off net of recoveries for the six months ended June 30, 2003 were $2 thousand. There were no loans charged off or recovered for the six months ended June 30, 2002. The ratio of the allowance for loan losses to total gross loans was 1.24% in 2002, 1.25% in 2001, and .92% in 2000, and for the interim periods was 1.16% at June 30, 2003 and 1.23% at June 30, 2002.

        In management's opinion, the balance of the allowance for loan losses at June 30, 2003 was sufficient to sustain any foreseeable losses in the loan portfolio at that time. However, no assurances can be given that Auburn Bancorp will not sustain substantially higher loan losses.

        Income Taxes.    Income expense (benefit) was $44 thousand in 2002, $20 thousand in 2001 and ($18) thousand in 2000. The income tax provision for the six months ended June 30, 2003 and 2002 was $18 thousand and $12 thousand, respectively. Auburn Bancorp has elected to be taxed as an S corporation for Federal and State income tax purposes and, as such, is generally not subject to Federal income tax but is subject to California tax at the rate of 3.5% of taxable income.

        Net Income.    The net income of Auburn Bancorp was $1,015 thousand or $16.43 basic earnings per share in 2002, $620 thousand or $12.94 basic earnings per share in 2001, and $215 thousand or $5.15 basic earnings per share in 2000. The increases in net income from 2000 to 2001 and 2001 to 2002 were generally the result of the increase in net interest income generated by the growth in the loan portfolio offset by the increase in noninterest expenses required to support the overall growth of Auburn Bancorp. In 2002, net income also increased due to a decrease in the provision for loan losses of $289 thousand. The net income for the six months ended June 30, 2003 was $756 thousand or $12.01 basic earnings per share as compared to net income of $585 thousand or $9.66 basic earnings per share for the six months ended June 30, 2002. The increase in net income for the first six months of 2003 from the same period in 2002 was due to a higher net interest margin and gains on loan sales partially offset by expenses resulting from staffing increases, installation of new computer systems and the cost of forming Auburn Bancorp as a holding company.

Financial Condition

        Liquidity.    Auburn Bancorp has an asset and liability management program allowing Auburn Bancorp to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Auburn Bancorp at December 31, 2002 was 15.1%, at December 31, 2001 was 6.5%, and at December 31, 2000 was 13.3% based on liquid assets (consisting of cash and due from banks, deposits in other financial institutions, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Auburn Bancorp's management believes it maintains adequate liquidity levels.

        Capital Resources.    The shareholders' equity accounts of Auburn Bancorp increased from $3.7 million at December 31, 2000, to $6.5 million at December 31, 2001 and to $7.9 million at December 31, 2002. These increases are attributable to earnings of Auburn Bancorp in 2001 and 2002 and proceeds from secondary stock offerings in 2001 of $2.2 million and $352 thousand in 2002. Shareholders' equity increased to $8.2 million at June 30, 2003 from $7.9 million at December 31, 2002. The increase was attributable to earnings of $756 thousand, partially offset by cash dividends of $378 thousand. Auburn Bancorp is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Auburn Bancorp must meet specific capital guidelines that involve quantitative measures of Auburn Bancorp's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Auburn Bancorp's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Auburn Bancorp to maintain minimum amounts and ratios of total (primarily Tier 1 capital plus the allowance for loan losses) and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of June 30, 2003, that Auburn Bancorp exceeds all capital adequacy requirements to which it is subject.

        As of June 30, 2003, the most recent notification from the FDIC categorized Auburn Community Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Auburn Community Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Auburn Community Bank's category.

        Auburn Community Bank's actual capital ratios are presented below. The capital ratios for Auburn Bancorp do not materially differ from those of Auburn Community Bank.

	Minimum Capital Requirement	Minimum Well Capitalized Requirement	Actual June 30, 2003
Capital ratios:
Tier 1 risk-based to risk-weighted assets	4%	6%	11.0%
Total risk-based to risk-weighted assets	8%	10%	12.2%
Leverage to total average assets	4%	5%	9.4%

        Schedule of Assets, Liabilities and Shareholders' Equity.    The following schedule shows the unaudited average balances of Auburn Bancorp's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2003		2002		2002		2001		2000
	Amount	Percent(1)	Amount	Percent(1)	Amount	Percent(1)	Amount	Percent(1)	Amount	Percent(1)
(Dollars in thousands) (Unaudited)
ASSETS
Cash and due from banks	$2,538	2.9%	$2,029	2.7%	$2,290	2.8%	$1,943	2.9%	$2,365	5.2%
Investment securities	1,763	2.1%	1,127	1.5%	1,830	2.3%	1,129	1.7%	379	0.8%
Federal funds sold	3,451	4.1%	5,810	7.6%	7,619	9.4%	3,393	5.0%	3,310	7.2%
Loans:
Commercial	8,781	10.3%	8,283	10.9%	8,363	10.3%	9,039	13.3%	6,544	14.3%
Real estate	62,995	74.0%	55,003	72.3%	56,750	69.9%	49,434	72.5%	30,763	87.2%
Installment	4,265	5.0%	3,206	4.2%	3,666	4.5%	2,524	3.7%	1,636	3.6%
Less deferred fees	(238)	(0.3)%	(222)	(0.3)%	(221)	(0.3)%	(185)	(0.3)%	(106)	(0.2)%
Less allowance	(884)	(1.0)%	(814)	(1.1)%	(832)	(1.0)%	(624)	(0.9)%	(334)	(0.7)%

Net loans	74,919	88.0%	65,456	86.1%	67,726	83.4%	60,188	88.3%	38,503	84.1%
Bank premises & equipment	821	1.0%	986	1.3%	929	1.1%	1,082	1.6%	1,106	2.4%
Other assets	1,630	1.9%	616	0.8%	809	1.0%	416	0.6%	102	0.2%

TOTAL ASSETS	$85,122	100.0%	$76,024	100.0%	$81,203	100.0%	$68,151	100.0%	$45,765	100.0%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest bearing demand	$14,418	16.9%	$12,835	16.9%	$13,581	16.7%	$10,794	15.8%	$7,277	15.9%
NOW & MMDA	38,579	45.3%	22,608	29.7%	31,530	38.8%	13,835	20.3%	9,564	20.9%
Savings	2,108	2.5%	1,465	1.9%	1,513	1.9%	1,349	2.0%	931	2.0%
Time over $100,000	10,042	11.8%	19,766	26.0%	16,546	20.4%	19,941	29.3%	13,416	29.3%
Other time	11,463	13.5%	11,919	15.7%	10,382	12.8%	16,921	24.8%	10,638	23.2%

Total deposits	76,610	90.0%	68,593	90.2%	73,552	90.6%	62,840	92.2%	41,826	91.4%
Other liabilities	239	0.3%	313	0.4%	249	0.3%	561	0.8%	352	0.8%
Short-term borrowings	167	0.2%
Shareholders' equity:
Common stock(2)	6,653	7.8%	6,653	8.8%	6,653	8.2%	4,872	7.1%	4,152	9.1%
Retained earnings	1,453	1.7%	465	0.6%	749	0.9%	(122)	(0.2)%	(565)	(1.2)%

Total shareholders' equity	8,106	9.7%	7,118	9.4%	7,402	9.1%	4,750	7.0%	3,587	7.8%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$85,122	100.0%	$76,024	100.0%	$81,203	100.0%	$66,151	100.0%	$45,765	100.0%

(1)
Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

(2)
On February 14, 2003 Auburn Bancorp assumed 100% ownership of Auburn Community Bank.

        Investment Portfolio.    The following table summarizes the amounts, terms, distributions and yields of Auburn Bancorp's investment securities as of June 30, 2003, December 31, 2002 and December 31, 2001. (Dollars in thousands) (Unaudited)

	One Year or Less		After One Year to Five Years		After Five Years to Ten Years
							After Ten Years		Total
June 30, 2003
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury & Government agencies			$500	4.60%					$500	4.60%

	One Year or Less		After One Year to Five Years		After Five Years to Ten Years
							After Ten Years		Total
December 31, 2002
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury & Government agencies	$2,992	1.55%	$1,512	3.17%					$4,504	2.76%

	One Year or Less		After One Year to Five Years		After Five Years to Ten Years
							After Ten Years		Total
December 31, 2001
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury & Government agencies	$266	5.75%	$755	4.47%					$1,021	5.11%

        Loan Portfolio.    Auburn Bancorp's largest historical lending categories are real estate loans, commercial loans and consumer loans. These categories accounted for approximately 85%, 10%, and 5%, respectively, of Auburn Bancorp's total loan portfolio at December 31, 2001, approximately 83%, 10%, and 7%, respectively, of Auburn Bancorp's total loan portfolio at December 31, 2002 and approximately 85%, 9%, and 6%, respectively, at June 30, 2003. Loans are carried at face amount, adjusted for payments collected, net deferred loan fees and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Auburn Bancorp reverses interest accrued through the date of transfer. Loans are placed on a nonaccrual basis when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of Auburn Bancorp is confident of full repayment within a reasonable period of time.

        The rates of interest charged on variable rate loans are set at specified increments in relation to Auburn Bancorp's published lending rate, based on multiple reference rates, and vary as these lending rates vary. At December 31, 2001, approximately 75.3% of Auburn Bancorp's loan portfolio was comprised of variable interest rate loans, at December 31, 2002, approximately 74.2% of Auburn Bancorp's loan portfolio was comprised of variable interest rate loans, and at June 30, 2003, variable rate loans comprised approximately 63.9% of Auburn Bancorp's loan portfolio.

        Distribution of Loans.    The distribution of Auburn Bancorp's total loans by type of loan as of the dates indicated is shown in the following table (dollars in thousands):

	June 30,		December 31,
Type of Loan
	2003	2002	2002	2001	2000
	(Unaudited)
Real estate—mortgage	$39,310	$32,231	$36,295	$30,302	$26,221
Real estate—construction & development	27,216	23,667	23,653	25,343	13,042
Commercial	6,682	6,550	7,453	6,259	5,949
Consumer	4,896	4,157	5,197	3,349	2,675

TOTAL	78,104	66,605	72,598	65,253	47,887
Less:
Deferred loans fees, net	(261)	(225)	(212)	(207)	(152)
Allowance for loan losses	(903)	(814)	(900)	(814)	(440)

TOTAL NET LOANS	$76,940	$65,566	$71,486	$64,232	$47,295

        Commercial Loans.    Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

        Auburn Bancorp also extends lines of credit to business customers. On business credit lines, Auburn Bancorp specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Auburn Bancorp. The purpose for which such loans will be used and the security therefore, if any, are determined before Auburn Bancorp's commitment is extended. Normally, Auburn Bancorp does not make loan commitments in material amounts for periods in excess of one year.

        Real Estate Loans.    Real estate loans are primarily made for the purpose of purchasing, improving or constructing single-family residences as well as various commercial properties.

        At June 30, 2003, Auburn Bancorp's real estate mortgage loans considered of a mixture of owner-user and investment properties including office, industrial/warehouse, retail and multi-family projects. Although these loans are secured by real estate, the real estate is not the primary source of repayment. Rather, repayment is expected from the cash flow of the business. As such, the risks associated with commercial real estate lending are insufficient cash flow from an owner-occupant's business, or insufficient cash flow caused by vacancies, necessary expenditures on tenant improvements, higher-than-anticipated operating expenditures, declining market rents and interest rate sensitivity. Management has established underwriting criteria to minimize these risks by lending only on well-margined income property with loan-to-value ratios sufficient to provide a secondary source of repayment.

        At June 30, 2003, Auburn Bancorp's real estate construction loans consisted of residential and commercial projects; residential projects consisted of owner-occupied and speculative single-family dwellings.

        Consumer Loans.    Most consumer loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.

        Maturity of Loans and Sensitivity of Loans to Changes in Interest Rates.    The following table sets forth the amounts of loans outstanding of Auburn Bancorp as of June 30, 2003 and December 31, 2002 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years.

	Less than One Year	One Year to Five Years	After Five Years	Total
(Dollars in thousands)
June 30, 2003
Fixed rate	$24,506	$1,738	$1,828	$28,072
Variable	28,862	20,049	860	49,771

Total	$53,368	$21,787	$2,688	$77,843

December 31, 2002
Fixed rate	$12,764	$3,495	$2,399	$18,658
Variable	31,582	20,349	1,797	53,728

Total	$44,346	$23,844	$4,196	$72,386

        Loan Commitments.    The following table shows Auburn Bancorp's loan commitments at the dates indicated:

	June 30,		December 31,
	2003	2002	2002	2001	2000
(Dollars in thousands)
Commercial	$5,841	$3,561	$4,249	$5,424	$618
Real estate	16,999	15,744	12,693	14,748	16,662
Consumer	1,409	1,763	1,692	372	110

Total commitments	$24,249	$21,068	$18,634	$20,544	$17,390

        Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 50% of the commitments at June 30, 2003 will be exercised during 2003.

        Summary of Loan Losses Experience.    As a natural corollary to Auburn Bancorp's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. The degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Auburn Bancorp attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

        Auburn Bancorp maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which Auburn Bancorp's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Auburn Bancorp's Loan Committee. Loans for which it is probable that Auburn Bancorp will be unable to collect all amounts due (including principal and interest) are considered to be impaired. There were no investments in impaired loans at June 30, 2003 or December 31, 2002 and 2001. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection.

        Financial difficulties encountered by certain borrowers may cause Auburn Bancorp to restructure the terms of their loans to facilitate loan payments. As of June 30, 2003 and December 31, 2002 and 2001, Auburn Bancorp had no troubled debt restructured loans. Interest foregone on nonaccrual loans and troubled debt restructurings outstanding during the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001 were not significant. Auburn Bancorp charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Auburn Bancorp's allowance for loan losses.

        The following table sets forth the amount of loans on Auburn Bancorp's books which were 30 days or more past due at the dates indicated:

		December 31,
	June 30, 2003
		2002	2001
(Dollars in thousands)
Commercial	$53	$3	$39
Real estate	514	107	166

Total	$567	$110	$205

        At December 31, 2001, $149 thousand in real estate loans were on nonaccrual status. There were no loans on nonaccrual status at June 30, 2003 or December 31, 2002.

        The following table summarizes Auburn Bancorp's loan loss experience for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
(Dollars in thousands)	(Unaudited)
BALANCES
Loans:
Average loans	$75,803	$66,270	$68,558	$60,812	$38,837
Loans at end of period	77,843	66,380	72,386	65,046	47,735
Balance at beginning of period	$900	$814	$814	$440	$239
Total charge-offs	2	—	—	1	88
Total recoveries	—	—	—	—	—

Net charge-offs (recoveries)	2	—	—	1	88
Provision for loan and lease losses	60	—	86	375	289
Adjustment(1)	(55)	—	—	—	—

Balance at end of period	$903	$814	$900	$814	$440

Net charge-offs (recoveries) during the period to average loans	0.00%	0.00%	0.00%	0.00%	0.23%
Net charge-offs to loans at end of period	0.00%	0.00%	0.00%	0.00%	0.18%
Allowance for loan losses to average loans	1.19%	1.23%	1.31%	1.34%	1.13%
Allowance for loan losses to loans at end of period	1.16%	1.23%	1.24%	1.25%	0.92%
Net loan charge-offs to allowance for loan losses	0.22%	0.00%	0.00%	0.12%	20.00%
Net loan charge-offs to provision for loan losses	3.33%	0.00%	0.00%	0.27%	30.45%

(1)
Reclassification from allowance for loan losses to other liabilities for that portion of the allowance representing potential losses related to unfunded commitments.

        Auburn Bancorp's allowance for loan losses is established to provide for loan losses which can be reasonably anticipated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for loan losses amounted to $86 thousand in 2002, $375 thousand in 2001 and $60 thousand for the first six months of 2003. There was no provision for loan losses for the six months ended June 30, 2002. During the first six months of 2003, $55 thousand was reclassified from the allowance for loan losses to other liabilities as a reserve for unfunded loan commitments. Prior to the adjustment, loss allocations for unfunded commitments were recorded as part of the overall allowance for loan losses. The provision increased in 2001 to reflect, in the opinion of management of Auburn Bancorp, the growth and maturity of the loan portfolio. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The amount of the allowance is determined by management of Auburn Bancorp. Among the factors considered in determining the allowance for loan losses are the current financial condition of Auburn Bancorp's borrowers and the value of the security, if any, for their loans. Auburn Bancorp's historical loan loss experience and reports of banking regulatory authorities are also taken into consideration. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Auburn Bancorp may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

        At December 31, 2002, 2001 and 2000, the allowance was 1.24%, 1.25%, and .92%, respectively, of the loans then outstanding. At June 30, 2003, and 2002, the allowance was 1.16% and 1.23%, respectively, of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

        Management of Auburn Bancorp reviews with the Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward or downward where specific items reflect a need for such an adjustment. Management of Auburn Bancorp had no charge-off activity in 2002; however, there was $2 thousand charged off in the first six months of 2003 and $1 thousand charged off in 2001. No recoveries were recognized in the periods under discussion. Management does not believe there has been any significant deterioration in Auburn Bancorp's loan portfolio. Management also believes that Auburn Bancorp has adequately reserved for all individual items in its portfolio which may result in a loss material to Auburn Bancorp. See "Description of Auburn Bancorp—Management's Discussion and Analysis of Financial Condition and Results of Operations—Provision for Loan Losses".

        Investment Securities.    Auburn Bancorp invested an average of $1.8 million in U.S. Treasuries and Government Agencies, which yielded approximately 2.9% per annum, during the first six months of 2003. Auburn Bancorp's present investment policy is to invest excess funds in federal funds, certificates of deposits in financial institutions, U.S. Treasuries, securities issued by the U.S. Government and securities issued by states and political subdivisions.

        Interest Rates and Differentials.    Certain information concerning interest-earning assets and interest-bearing liabilities and yields thereon is set forth in the following table. Amounts outstanding are daily average balances:

	Six Months Ended June 30,						Year Ended December 31,
	2003			2002			2002			2001			2000
	Avg. Bal.	Interest	Yield	Avg. Bal.	Interest	Yield	Avg. Bal.	Interest	Yield	Avg. Bal.	Interest	Yield	Avg. Bal.	Interest	Yield
(Dollars in thousands) (Unaudited)
Earning assets:
Federal funds sold	$3,451	$20	1.16%	$5,810	$46	1.58%	$7,619	$123	1.61%	$3,393	$142	4.19%	$3,980	$254	6.38%
Investment securities	1,763	26	2.95%	1,127	21	3.73%	1,830	63	2.90%	1,129	48	4.25%	379	24	6.33%
Loans, gross	75,803	2,869	7.57%	66,270	2,721	8.21%	68,558	5,582	8.14%	60,612	5,560	9.14%	38,837	3,802	9.79%

Average earning assets	81,017	2,915	7.20%	73,207	2,788	7.62%	78,007	5,758	7.38%	65,334	5,760	8.80%	43,196	4,080	9.45%

Nonearning assets	4,989			3,631			4,028			3,461			2,902
ALLL	(884)			(814)			(832)			(624)			(334)

Average total assets	$85,122			$76,024			$81,203			$68,151			$45,765

Interest-bearing liabilities:
NOW, MMDA	$38,579	197	1.02%	$22,608	282	2.49%	$31,530	748	2.37%	$13,835	391	3.62%	$9,564	325	3.40%
Savings	2,108	5	0.47%	1,465	9	1.23%	1,513	16	1.06%	1,349	26	1.93%	931	20	2.15%
Time, $100,000 or more	10,042	142	2.83%	19,766	280	2.93%	16,546	471	2.85%	19,941	778	3.90%	13,416	452	3.37%
Other time	11,463	138	2.41%	11,919	317	5.32%	10,382	499	4.81%	16,921	1,245	7.36%	10,638	1,042	9.80%

Short-term borrowings	167	4	4.79%

Average interest-bearing liabilities	62,359	486	1.56%	55,758	898	3.22%	59,971	1,733	2.89%	52,046	2,440	4.69%	34,549	1,839	5.32%

DDA	14,418			12,835			13,581			10,794			7,277
Other liabilities	239			313			249			561			352
Shareholders' equity	8,106			7,118			7,402			4,750			3,587

Average liabilities & equity	$85122			$76,024			$81,203			$68,151			$45,765

Net interest margin	$81,017	$2,429	6.00%	$73,207	$1,890	5.16%	$78,007	$4,025	5.16%	$65,334	$3,309	5.06%	$43,196	$2,241	5.19%

        Liquidity Management.    Auburn Bancorp has federal funds lines of credit with its correspondent banks, Pacific Coast Bankers' Bank of $3.0 million, Union Bank of California of $3.0 million and a letter of credit from the Federal Home Loan Bank, with a maximum credit amount of $4 million. In addition, Auburn Bancorp has arranged for advances from the Federal Reserve Bank secured by commercial real estate loans. As of June 30, 2003 Auburn Bancorp's advance maximum was $11.6 million. These lines have never been used. At times when Auburn Bancorp has excess funds over its reserve requirements or short-term liquidity needs, Auburn Bancorp increases its securities investments and/or sells federal funds.

        Policies have been developed by Auburn Bancorp's management and approved by the Board of Directors which establish guidelines for the investments and liquidity of Auburn Bancorp. These policies include an Investment Policy and an Asset Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Auburn Bancorp's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Auburn Bancorp.

        The following table shows Auburn Bancorp's average deposits for each of the periods indicated below, based upon average daily balances:

	Six Months Ended June 30,				Year Ended December 31,
	2003		2002		2002		2001		2000
	Average Balance	Percent of Total	Average Balance	Percent of Total	Average Balance	Percent of Total	Average Balance	Percent of Total	Average Balance	Percent of Total
(Dollars in thousands) (Unaudited)
Demand deposits	$14,418	19%	$12,835	19%	$13,581	18%	$10,794	17%	$7,277	17%
NOW and Super NOW accounts	10,853	14%	6,496	10%	10,796	15%	2,186	3%	1,972	5%
Savings deposits	2,108	3%	1,465	2%	1,513	2%	1,349	2%	931	2%
Money market deposits	27,726	36%	16,112	23%	20,734	28%	11,649	19%	7,592	18%
Time deposits	21,505	28%	31,685	46%	26,928	37%	36,862	59%	24,054	58%

Total deposits	$76,610	100%	$68,593	100%	$73,552	100%	$62,840	100%	$41,826	100%

        Liability Management.    It is management's policy to maintain the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:

	June 30, 2003		December 31, 2002
	TCD's over $100,000	Other Time Deposits	TCD's over $100,000	Other Time Deposits
(Dollars in thousands) (Unaudited)
Less than three months	$4,832	$5,152	$2,082	$3,787
Over three months through twelve months	5,951	4,214	3,807	4,655
Over twelve months through three years	2,965	873	2,335	2,199
Over three years		185		253

Total	$13,748	$10,234	$8,224	$10,894

        While the deposits of Auburn Bancorp may fluctuate somewhat with local and national economic conditions, management of Auburn Bancorp does not believe that such deposits, or the business of Auburn Bancorp in general, are seasonal in nature. Liability management is monitored by Auburn Bancorp's Board of Directors which meets monthly.

Regulatory Matters.

        Capital Adequacy.    Federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance-sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance-sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. government securities, to 100% for assets with relatively higher credit risk, such as certain loans.

        In determining the capital level Auburn Community Bank is required to maintain, the banking agencies do not, in all respects, follow generally accepted accounting principles ("GAAP") and have special rules which have the effect of reducing the amount of capital it will recognize for purposes of determining the capital adequacy of Auburn Community Bank.

        A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off-balance-sheet items. The regulators measure risk-adjusted assets and off-balance-sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and

Tier 1 capital. Tier 1 capital consists of common stock, retained earnings, noncumulative perpetual preferred stock, other types of qualifying preferred stock and minority interests in certain subsidiaries, less most other intangible assets and other adjustments. Net unrealized losses on available-for-sale equity securities with readily determinable fair value must be deducted in determining Tier 1 capital. For Tier 1 capital purposes, deferred tax assets that can only be realized if an institution earns sufficient taxable income in the future are limited to the amount that the institution is expected to realize within one year, or ten percent of Tier 1 capital, whichever is less. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, term preferred stock and other types of preferred stock not qualifying as Tier 1 capital, term subordinated debt and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital are subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off-balance-sheet items of 8%, and a minimum ratio of Tier 1 capital to adjusted average risk-adjusted assets and off-balance-sheet items of 4%.

        On June 16, 2002, the FDIC adopted a final rule lowering the risk-based capital requirements for certain small business loans and leases sold with recourse. The final rule on small business loans and leases sold with recourse essentially makes permanent an interim interagency rule in effect since 2000 that reduced the minimum capital levels that institutions must maintain for those transactions. Under the final rule, a qualifying institution that sells small business loans and leases with recourse must hold capital only against the amount of recourse retained. In general, a qualifying institution is one that is well-capitalized under the FDIC's prompt corrective action rules. The amount of recourse that can receive the preferential capital treatment cannot exceed 15% of the institution's total risk-based capital.

        In addition to the risked-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to adjusted average total assets, referred to as the leverage capital ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. It is improbable, however, that an institution with a 3% leverage ratio would receive the highest rating by the regulators since a strong capital position is a significant part of the regulators' rating. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum. Thus, the effective minimum leverage ratio, for all practical purposes, must be at least 4% or 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

        The following table presents the capital ratios for Auburn Community Bank, compared to the standards for well-capitalized depository institutions, as of June 30, 2003 (amounts in thousands except percentage amounts).

	Auburn Community Bank
	Actual
			Well Capitalized Requirement	Minimum Capital Requirement
	Capital	Ratio
Leverage	$8,229	9.4%	$4,255	$3,404
Tier 1 Risk-Based	$8,229	11.0%	$4,429	$2,953
Total Risk-Based	$9,164	12.3%	$7,381	$5,905

        The capital ratios for Auburn Bancorp do not materially differ from those of Auburn Community Bank.

        Regulators must take into consideration concentrations of credit risk and risks from nontraditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Regulators must also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in evaluation of a bank's capital adequacy.

        Prompt Corrective Action and Other Enforcement Mechanisms.    The FDIC Improvement Act of 1991 ("FDICIA") requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law required each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

        Under the prompt corrective action provisions of FDICIA, an insured depository institution generally will be classified in the following categories based on the capital measures indicated below:

"Well capitalized" Total risk-based capital of 10%; Tier 1 risk-based capital of 6%; and Leverage ratio of 5%.	"Adequately capitalized" Total risk-based capital of 8%; Tier 1 risk-based capital of 4%; and Leverage ratio of 4%.
"Undercapitalized" Total risk-based capital less than 8%; Tier 1 risk-based capital less than 4%; or Leverage ratio less than 4%.	"Significantly undercapitalized" Total risk-based capital less than 6%; Tier 1 risk-based capital less than 3%; or Leverage ratio less than 3%.
"Critically undercapitalized" Tangible equity to total assets less than 2%.

        An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "under-capitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions.

        In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company.

        Safety and Soundness Standards.    FDICIA also implemented certain specific restrictions on transactions and required federal banking regulators to adopt overall safety and soundness standards for depository institutions related to internal control, loan underwriting and documentation and asset growth. Among other things, FDICIA limits the interest rates paid on deposits by undercapitalized institutions, restricts the use of brokered deposits, limits the aggregate extensions of credit by a depository institution to an executive officer, director, principal shareholder or related interest, and reduces deposit insurance coverage for deposits offered by undercapitalized institutions for deposits by certain employee benefits accounts.

        The federal banking agencies may require an institution to submit to an acceptable compliance plan as well as the flexibility to pursue other more appropriate or effective courses of action given the specific circumstances and severity of an institution's noncompliance with one or more standards.

        Premiums for Deposit Insurance and Assessments for Examinations.    FDICIA established several mechanisms to increase funds to protect deposits insured by the Bank Insurance Fund administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90% of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. FDICIA also provides authority for special assessments against insured deposits. No assurance can be given at this time as to what the future level of premiums will be.

        Dividends.    The power of the board of directors of an insured depository institution to declare a cash dividend or other distribution with respect to capital is subject to statutory and regulatory restrictions which limit the amount available for such distribution depending upon the earnings, financial condition and cash needs of the institution, as well as general business conditions. FDICIA prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions, including dividends, if, after such transaction, the institution would be undercapitalized.

        Regulators also have authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

        The payment of dividends by Auburn Community Bank is governed by Auburn Community Bank's ability to maintain minimum required capital levels and an adequate allowance for loan losses. Regulators also have authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

        The shareholders of Auburn Bancorp are entitled to receive dividends when and as declared by its Board of Directors, out of funds legally available for the payment of dividends, as provided in the California General Corporation Law. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if retained earnings immediately prior to the dividend payout at least equal the amount of the proposed distribution. In the event that sufficient retained earnings are not available for the proposed distribution, a corporation may, nevertheless, make a distribution, if it meets both the "quantitative solvency" and the "liquidity" tests. In general, the quantitative solvency test requires that the sum of the assets of the corporation equal at least 1 1/4 times its liabilities. The liquidity test generally requires that a corporation have current assets at least equal to current liabilities, or, if the average of the earnings of the corporation before taxes on income and before interest expenses for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, then current assets must equal at least 1 1/4 times current liabilities. In certain circumstances, Auburn Bancorp may be required to obtain the prior approval of the Federal Reserve Board to make capital distributions to its shareholders.

        Reserve Balances.    Auburn Community Bank has not been required to maintain average reserve balances with the FRB because Auburn Community Bank has had adequate vault cash to meet the reserve requirements.

        Quantitative and Qualitative Disclosures About Market Risk.    Market risk is the risk of loss from adverse changes in market prices and rates. Auburn Bancorp's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Auburn Bancorp does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Auburn Bancorp has a positive gap. In addition, Auburn Bancorp uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon Auburn Bancorp's shock simulations, net interest income is expected to rise with increasing rates and fall with declining rates.

        Auburn Bancorp's positive gap is the result of 38.7% of its loans and 33.6% of its investments having terms greater than one year on the asset side. On the liability side, the majority of the Auburn Bancorp's time deposits have average terms of one year or less while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.

        Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Emphasis has been placed on increasing noninterest-bearing deposits and shorter term construction and floating rate loans. In addition, Auburn Bancorp holds all of its investments in the available-for-sale category in order to be able to match its investments with changes which occur in the repricing of its liabilities.

        The following table sets forth the distribution of repricing opportunities of Auburn Bancorp's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 2002. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Auburn Bancorp.

	December 31, 2002
	Next Day to Three Months	Over Three Months Through Six Months	Over Six Months Through One Year	Over One Year Through Five Years	Over Five Years	Total
(Dollars in thousands) (Unaudited)
Assets:
Federal funds sold	$5,570					$5,570
Investment securities	2,992			$1,512		4,504
Loans, net	31,532	$6,407	$6,407	23,844	$4,196	72,386

Total interest-earning assets	40,094	6,407	6,407	25,356	4,196	82,460

Liabilities:
Savings deposits	43,580					43,580
Time deposits	5,868	4,231	4,231	4,788		19,118

Total interest-bearing liabilities	49,448	4,231	4,231	4,788		62,698

Net (interest-bearing liabilities) interest-earning assets	$(9,354)	$2,176	$2,176	$20,568	$4,196	$19,762

Cumulative net (interest-bearing liabilities) interest-earning assets ("GAP")	(9,354)	(7,178)	(5,002)	15,566	19,762
Cumulative GAP as a percentage of total interest-earning assets	(11.34)%	(8.7)%	(6.07)%	18.88%	23.97%

Management

        Information on Directors and Executive Officers.    The following table sets forth certain information, as of September 1, 2003, with respect to those persons who are directors and executive officers of Auburn Bancorp:

Name and Title	Age	Year First Appointed	Principal Occupation During the Past Five Years
John G. Briner President and Chief Executive Officer	63	1997	President and Chief Executive Officer of Auburn Community Bank.
Susan D. Ercolini Chairman	54	1997	Owner of Atherton Industries.
Janice L. Forbes Director	64	1997	Owner and publisher of Auburn Sentinel Newspaper and Sierra Heritage Magazine.
Jan T. Haldeman Director	56	1997	Contractor and President of Haldeman Homes, Inc.
Thomas E. Propp Director	54	1997	Certified public accountant and partner of Tate, Propp, Beggs & Sugimoto.
Steven A. Snyder	59	1997	Owner and President of Gold Rush Chevrolet, Inc. and Gold Rush Subaru, and Owner of Quick Lube Service Center.

Hideo R. Yamasaki	70	1997	Retired. Former landscape architect with Yamasaki Nursery, Inc.
Jeff G. Birkholz Executive Vice President/CCO	45	1998	Executive Vice President/CCO of Auburn Community Bank.
Lynda Jamieson Chief Financial Officer	52	2002	Senior Vice President/Chief Financial Officer of Auburn Community Bank since October, 2002. Prior to that time, Chief Financial Officer of Citizens Bank of Nevada County.
Pamela A. Briner Chief Operations Officer	53	1997	Senior Vice President/Chief Operations Officer of Auburn Community Bank since October, 2001. Prior to that time, Administrative Executive of Auburn Community Bank.

        Auburn Bancorp's Board of Directors and Committees.    Auburn Bancorp's Board of Directors met twelve (12) times in 2002. All of Auburn Bancorp's directors attended 75% or more of Auburn Bancorp's Board of Directors' meetings and committee meetings (of which they were members).

        Auburn Bancorp has an Audit Committee that met twelve (12) times during 2002. The purpose of the Audit Committee is to review all internal and external examination reports and to select Auburn Bancorp's independent certified public accountants. Current members of the Audit Committee are Thomas E. Propp, Hideo R. Yamasaki and Susan D. Ercolini.

        Auburn Bancorp has an Executive Committee that met twelve (12) times in 2002. The purpose of the Executive Committee is to review and recommend policy changes. The current members of the Executive Committee are John G. Briner, Susan D. Ercolini, Thomas E. Propp and Steven A. Snyder.

        The full Board of Directors of Auburn Bancorp acts as the Nominating Committee that nominates officers and directors of Auburn Bancorp and Auburn Community Bank for election.

Compensation of Directors and Executive Officers.

        Director Compensation.    In 2003, directors receive director fees of $300 for each Board of Directors meeting attended.

        Executive Compensation.    During 2002, Auburn Bancorp did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 2003. However, the persons serving as the executive officers of Auburn Bancorp received during 2002, and have received in 2003, cash compensation in their capacities as executive officers of Auburn Community Bank.

        The following table sets forth a summary of the compensation paid during Auburn Bancorp's past three fiscal years for services rendered in all capacities to John G. Briner, the President and Chief Executive Officer of Auburn Bancorp and Auburn Community Bank, and Jeff G. Birkholz, the Executive Vice President and Chief Credit Officer of Auburn Bancorp and Auburn Community Bank.

Summary Compensation Table

Long Term Compensation
Annual Compensation								Awards		Payouts
(a)	(b)	(c)		(d)		(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Options/ SARs	LTIP Payouts ($)	All Other Compensation ($)
John G. Briner President and Chief Executive Officer	2002 2001 2000	$ $ $	141,000 129,792 128,200	$ $ $	32,000 43,250 —	$ $ $	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	0 0 0
Jeff G. Birkholz Executive Vice President and Chief Credit Officer	2002 2001 2000	$ $	110,400 106,397 98,800	$ $ $	23,000 23,000 8,100	$ $ $	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	0 0 0

Option/SAR Exercises and Year End Value Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year End ($) Exercisable/ Unexercisable
John G. Briner	0	N/A	1,600/400	$50,000/$12,500
Jeff G. Birkholz	0	N/A	800/200	$25,000/$6,250

Employment Agreement

        Mr. Briner has an employment agreement with Auburn Community Bank to serve as its President and Chief Executive Officer. The agreement provides for Mr. Briner to serve for a period of five years beginning December 19, 2002, at a base annual salary of $150,000 per year. Auburn Community Bank's Board of Directors shall in its discretion, increase Mr. Briner's base salary after the first anniversary of employment. The agreement also provides Mr. Briner with disability, medical and dental insurance benefits and a suitable automobile for use in the performance of his duties. Mr. Briner shall also receive director's fees at the same level of fees paid to outside directors.

        In the event Mr. Briner is terminated by Auburn Community Bank without cause, he will be entitled to severance pay equal to 24 months of his then current base annual salary and will be provided with insurance benefits for 12 months following the date of termination. The employment agreement also contains a change in control and a noncompete provision. Under the change in control provision, if Mr. Briner is terminated within one year of a change in control, then Mr. Briner shall be paid his monthly base salary until the date of termination of the employment agreement, or 36 months from the date of termination, whichever is less, and will also receive insurance benefits for the same time period. However, if Mr. Briner should be employed by any commercial banking institution within Placer, Eldorado or Nevada counties, then, under the noncompete provision, the change in control payments will cease. The change in control provision of the employment agreement was amended in August, 2003, to provide that the change in control provision shall not apply with respect to the merger with Western.

        Mr. Birkholz has an employment agreement with Auburn Community Bank to serve as its Executive Vice President and Chief Credit Officer. The agreement provides for Mr. Birkholz to serve for a period of five years beginning September 1, 2003, at a base annual salary of $117,124 per year. Auburn Community Bank's Board of Directors shall in its discretion, increase Mr. Birkholz's base salary after the first anniversary of employment. The agreement also provides Mr. Birkholz with disability, medical and dental insurance benefits and a suitable automobile for use in the performance of his duties.

        In the event Mr. Birkholz is terminated by Auburn Community Bank without cause, he will be entitled to severance pay equal to 12 months of his then current base annual salary and will be provided with insurance benefits for six months following the date of termination. The employment agreement also contains a change in control. Under the change in control provision, if Mr. Birkholz is not retained for a period of at least one year following a change in control in a comparable position with a comparable base salary, then Mr. Birkholz shall be entitled to a lump sum payment equal to two years of his base salary and the continuation of insurance benefits for a period of six months. However, a change in control shall not apply with respect to the merger with Western.

Executive Salary Continuation Agreement

        On September 1, 2002, Auburn Community Bank's Board of Directors entered into an Executive Salary Continuation Agreement with Mr. Briner. The purpose of the Executive Salary Continuation Agreement is to provide special incentive to Mr. Briner for his continuing employment with Auburn Community Bank on a long term basis. The Executive Salary Continuation Agreement provides Mr. Briner with salary continuation benefits of up to $27,540 per year for 15 years after retirement. Normal retirement in the Executive Salary Continuation Agreement is age 68. In the event of death prior to retirement, Mr. Briner's beneficiary will receive certain benefits of a split dollar life insurance policy on Mr. Briner. In the event of disability wherein Mr. Briner does not continue employment with Auburn Community Bank, Mr. Briner is entitled to a total yearly payment equal to $5,508 per year of service beginning September 1, 2002, up to a total yearly payment of $27,540. If Mr. Briner terminates employment with Auburn Community Bank for a reason other than death, disability, or cause, prior to the normal retirement age, he will be entitled to salary continuation benefits based on his vested benefits in the plan at the termination date. In the event of a change in control of Auburn Community Bank, Mr. Briner will be paid in cash in a lump sum on the date of the consummation of the change in control of Auburn Community Bank, the present value of $27,540 being paid for a period of fifteen (15) years in one hundred eighty (180) monthly installments beginning on the first day of the month following Mr. Briner reaching age 68. In addition, the change in control payment will be reduced to the extent it is considered to be an excess parachute payment under Section 280G of the Internal Revenue Code. Mr. Briner's Executive Salary Continuation Agreement was amended on August 20, 2003, to provide an increase in the annual benefit from $27,540 to $50,000, to provide that the benefits are conditioned on Mr. Briner not working for a financial institution located within a 35 mile radius of Auburn Community Bank for a period of three years following his termination, and also to exclude the change in control benefits with respect to the merger with Western.

        On December 31, 2000, Auburn Community Bank's Board of Directors entered into an Executive Salary Continuation Agreement with Mr. Birkholz. The purpose of the Executive Salary Continuation Agreement is to provide special incentive to Mr. Birkholz for his continuing employment with Auburn Community Bank on a long term basis. The Executive Salary Continuation Agreement provides Mr. Birkholz with salary continuation benefits of up to $50,000 per year for 15 years after retirement. Normal retirement in the Executive Salary Continuation Agreement is age 62. In the event of death prior to retirement, Mr. Birkholz's beneficiary will receive certain benefits of two split dollar life insurance policies on Mr. Birkholz. In the event of disability wherein Mr. Birkholz does not continue employment with Auburn Community Bank, Mr. Birkholz is entitled to a total yearly payment equal to $2,500 per year of service beginning December 31, 2000, up to a total yearly payment of $50,000. If Mr. Birkholz terminates employment with Auburn Community Bank for a reason other than death, disability, or cause, prior to the normal retirement age, he will be entitled to salary continuation benefits based on his vested benefits in the plan at the termination date. In the event of a change in control of Auburn Community Bank, Mr. Birkholz will be paid in cash in a lump sum on the date of the consummation of the change in control of Auburn Community Bank, the present value of $50,000 being paid for a period of fifteen (15) years in one hundred eighty (180) monthly installments beginning on the first day of the month following the consummation of change in control of Auburn Community Bank. In addition, the change in control payment will be reduced to the extent it is considered to be an excess parachute payment under Section 280G of the Internal Revenue Code. Mr. Birkholz's Executive Salary Continuation Agreement was amended on August 20, 2003, to provide an increase in the annual benefit from $50,000 to $60,000, to provide that the benefits are conditioned on Mr. Birkholz not working for a financial institution located within a 35 mile radius of Auburn Community Bank for a period of three years following his termination, and also to exclude the change in control benefits with respect to the merger with Western.

Certain Transactions

        Some of the directors and executive officers of Auburn Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Auburn Bancorp in the ordinary course of Auburn Bancorp's business, and Auburn Bancorp expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

        Auburn Community Bank leases the real property located at 412 Auburn-Folsom Road, Auburn, California. The lease is presently for a term expiring December 31, 2003 with a base rent of $2,240 per month. The premises consists of office space of 1,948 square feet in a commercial condominium project that is owned in part by a director of Auburn Community Bank, Ms. Janice Forbes. Management of Auburn Community Bank believes that the lease is a fair arms-length transaction and that the terms of the lease are as favorable as those terms which could have been negotiated and obtained from a third party for similar property.

Description of Capital Stock

        The authorized capital stock of Auburn Bancorp consists of 10,000,000 shares of Auburn Bancorp common stock, no par value per share, of which 62,958 shares of Auburn Bancorp common stock were outstanding as of October     , 2003. In addition, 9,000 shares of Auburn Bancorp common stock were reserved for issuance pursuant to outstanding stock options under the Auburn Bancorp stock option plan. Holders of shares of the common stock are entitled to cast one vote for each share held of record on all matters to be voted on, except that holders are entitled to cumulate their votes in the election of directors upon compliance with certain conditions. The holders of the common stock are entitled to receive dividends, if any, as may be declared from time to time by Auburn Bancorp's Board of Directors in its discretion from funds legally available. Upon liquidation or dissolution of Auburn Bancorp, the holders of the common stock are entitled to receive pro rata all assets remaining available for distribution to shareholders. Auburn Bancorp's common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All the outstanding shares of Auburn Bancorp's common stock are fully paid and nonassessable.

Comparison of Shareholder Rights

        The following discusses some of the similarities and some of the differences in the rights of shareholders of Auburn Bancorp and Western. This discussion is applicable to those shareholders of Auburn Bancorp who will receive Western common stock in the merger and become shareholders of Western.

Comparison of Corporate Structure

        Auburn Bancorp and Western have authorized 10,000,000 shares and 10,000,000 shares, respectively, of common stock, no par value. The shares of common stock of both Auburn Bancorp and Western are fully paid and nonassessable. There are no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions.

        Western also has 10,000,000 shares of preferred stock authorized. If issued, the preferred stock would have liquidation and possibly dividend preference rights over the common stock.

        After completion of the merger, Auburn Bancorp will cease to exist and will be merged into Western. Auburn Bancorp's present shareholders who become shareholders of Western will be entitled to vote on matters pertaining to Western but will not be entitled to vote on matters affecting Western's other subsidiaries.

        With respect to their charter documents, under California law amendments to Auburn Bancorp's and Western's articles of incorporation require only the approval of their respective shareholders. Currently, neither Western nor Auburn Bancorp has any anti-takeover provisions in its articles of incorporation or bylaws.

Voting Rights

        Auburn Bancorp and Western have different voting rights. Although as a general rule shareholders of Auburn Bancorp and Western are entitled to one vote for each share of common stock held, Auburn Bancorp has cumulative voting in the election of directors and Western has eliminated cumulative voting.

Dividends

        Under California law, both Auburn Bancorp and Western are prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (2) immediately after giving effect to the dividend (i) the sum of its assets would be at least equal to 125% of its liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, its current assets would be at least equal to 125% of its current liabilities.

Number of Directors

        Auburn Bancorp's bylaws provide for a range of five to nine directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Auburn Bancorp's Board of directors or shareholders. Auburn Bancorp has currently fixed the number of its directors at seven. Western's bylaws provide for a range of eight to fifteen directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Western's Board of Directors or shareholders. Western has currently fixed the number of its directors at thirteen.

Indemnification of Directors and Officers

        The articles of incorporation of Western and Auburn Bancorp authorize indemnification of directors, officers and agents to the fullest extent permissible under California law, and authorize the purchase of liability insurance. In addition, Western's and Auburn Bancorp's articles of incorporation eliminate directors' liability for monetary damages to the fullest extent permissible under California law. Both Auburn Bancorp and Western have directors' and officers' liability insurance, and Western has also entered into indemnification agreements with its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Western or Auburn Bancorp pursuant to the foregoing provisions, Western and Auburn Bancorp have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Tax Treatment

        Western is a Subchapter C corporation, which means that Western is taxed as a separate entity from its shareholders, and its earnings are not taxed at the individual shareholder basis. Auburn Bancorp, however, is qualified as a Subchapter S corporation ("S Corp") under Section 1361 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"). As an S Corp, the income of the Auburn Bancorp is taxed, for income tax purposes, directly to its shareholders by allocating Auburn Bancorp's items of income, loss, deduction and credit for each day in its tax year pro rata among the persons who were shareholders on that day. With respect to income of Auburn Bancorp, shareholders recognize income to the extent Auburn Bancorp has earnings even though there may be no or partial distributions of such earnings. To date, Auburn Bancorp has not paid any cash dividends to shareholders. Accordingly, during any particular tax year, a shareholder's liability for personal income taxes resulting from the shareholder's pro rata share of Auburn Bancorp's income may well exceed the amount of cash dividends paid to the shareholder during that year. Shareholders receive a Schedule K-1 on an annual basis that shows the shareholder's share of Auburn Bancorp's income, loss, deduction and credit.

        All deductions and losses of an S Corp are passed through to its shareholders. However, a shareholder's ability to deduct his or her pro rata share of Auburn Bancorp's deductions and losses are subject to certain specific limitations under the Code. A shareholder may deduct his or her pro rata share of deductions and losses only to the extent of his or her adjusted basis in the common stock. In addition the amount of losses and deductions which a shareholder is entitled to deduct may be further limited by the at risk limitations imposed under Section 465 of the Code and/or the limitations on the deduction of passive losses imposed under Section 469 of the Code. Further, a shareholder's ability to deduct his or her pro rata share of specific items of deduction, including but not limited to such items as investment interest, state and local taxes and charitable deductions may be limited by specific limitations imposed by the Code which are applicable to taxpayers generally. Any one or more of these limitations may severely impair an investor's ability to deduct his or her pro rata share of Auburn Bancorp's losses and deductions.

        Shareholders of Auburn Bancorp are also required to treat an S Corp item in a manner that is consistent with the treatment of that item on Auburn Bancorp's income tax return. A shareholder that treats an S Corp item differently must notify the Internal Revenue Service of the inconsistency.

        Auburn Bancorp is also subject to certain tax rules and conditions applicable specifically to an S Corp. For example, Auburn Bancorp as an S Corp is not allowed to use the bad debt reserve method of accounting and is required to use the specific charge off accounting method with respect to loan losses that are deductible for income tax purposes.

Stockholders Agreement

        Auburn Bancorp shareholders are also subject to a stockholders agreement in connection with the S Corp treatment. The stockholders agreement among other things, provides for the consent of the shareholder for the S Corp election and how and to whom common stock may be transferred. The stockholders agreement limits transfers of common stock to persons or entities that qualify as S Corp shareholders and further requires the shareholders to sell all of his, her or its shares to the qualified transferee, except in certain limited circumstances as set forth in the stockholders agreement. The stockholders agreement sets forth those that are eligible S Corp shareholders. The stockholders agreement also requires shareholders to agree to conform the sales or other transfers (including assignments, hypothecations, pledges, gifts or other dispositions) of their common stock so that certain conditions are met including Auburn Bancorp maintaining its S Corp tax status. The stock certificates evidencing Auburn Bancorp common stock are legended, and the legend refers to the restrictions on transferability set forth in the stockholders agreement. Therefore, there is limited marketability of Auburn Bancorp common stock as shareholders of Auburn Bancorp are not be able to sell their shares of Auburn Bancorp common stock whenever they desire.

        Western shareholders are not bound by any type of stockholders agreement and their shares of Western common stock are freely transferable unless the shares are owned by affiliates, in which case the affiliates must abide by SEC rules governing their transfers of stock.

Supervision and Regulation

Introduction

        Banking is a complex, highly regulated industry. The primary goals of the regulatory scheme are to maintain a safe and sound banking system, protect depositors and the FDIC's insurance fund, and facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress and the states have created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the financial services industry. Consequently, the growth and earnings performance of Western, Western's banking subsidiaries, Western Sierra, Lake and Central California Bank, and Auburn Bancorp can be affected not only by management decisions and general economic conditions, but also by the requirements of applicable state and federal statutes, regulations and the policies of various governmental regulatory authorities, including:

  •
  the FRB;

  •
  the FDIC;

  •
  the Office of the Comptroller of the Currency, or OCC; and

  •
  the DFI.

        The system of supervision and regulation applicable to Western, its banking subsidiaries, and Auburn Bancorp governs most aspects of their business, including:

  •
  the scope of permissible business;

  •
  investments;

  •
  reserves that must be maintained against deposits;

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  capital levels that must be maintained;

  •
  the nature and amount of collateral that may be taken to secure loans;

  •
  the establishment of new branches;

  •
  mergers and consolidations with other financial institutions; and

  •
  the payment of dividends.

        The following summarizes the material elements of the regulatory framework that apply to Western, its banking subsidiaries, and Auburn Bancorp. It does not describe all of the statutes, regulations and regulatory policies that are applicable. Also, it does not restate all of the requirements of the statutes, regulations and regulatory policies that are described. Consequently, the following summary is qualified in its entirety by reference to the applicable statutes, regulations and regulatory policies discussed in this proxy statement-prospectus. Any change in these applicable laws, regulations or regulatory policies may have a material effect on the business of Western, its banking subsidiaries, and Auburn Bancorp.

Western and Auburn Bancorp

  General

        Western and Auburn Bancorp, as bank holding companies registered under the BHCA, are subject to regulation by the FRB. According to FRB policy, Western and Auburn Bancorp are expected to act as a source of financial strength for their respective banking subsidiaries and to commit resources to support them in circumstances where they might not otherwise do so. Under the BHCA, Western, Auburn Bancorp and their respective banking subsidiaries are subject to periodic examination by the FRB. Western and Auburn Bancorp are also required to file periodic reports of its operations and any additional information regarding its activities and those of its banking subsidiaries with the FRB, as may be required.

        Western and Auburn Bancorp are also bank holding company within the meaning of Section 3700 of the California Financial Code. Consequently, Western, Auburn Bancorp and their respective banking subsidiaries are subject to examination by, and may be required to file reports with, the DFI. Regulations have not yet been proposed or adopted or steps otherwise taken to implement the DFI's powers under this statute.

  Bank Holding Company Liquidity

        Western and Auburn Bancorp are legal entities, separate and distinct from their subsidiaries. Western and Auburn Bancorp have the ability to raise capital on their own behalf or borrow from external sources. Western and Auburn Bancorp may also obtain additional funds from dividends paid by, and fees charged for services provided to, its subsidiaries, however, regulatory constraints may restrict or totally preclude Western and/or Auburn Bancorp from receiving those dividends.

        Regarding Western Sierra, Western is entitled to receive dividends when and as declared by Western Sierra's Board of Directors, out of funds legally available for dividends, as specified and limited by the OCC's regulations. Pursuant to the OCC's regulations, funds available for a national bank's dividends are restricted to the lesser of the bank's: (i) retained earnings; or (ii) net income for the current and past two fiscal years (less any dividends paid during that period), unless approved by the OCC. Furthermore, if the OCC determines that a dividend would cause a bank's capital to be impaired or that payment would cause it to be undercapitalized, the OCC can prohibit payment of a dividend notwithstanding that funds are legally available.

        Regarding Lake and Central California Bank, Western is entitled to receive dividends, when and as declared by Lake's and Central California Bank's respective Boards of Directors. Auburn Bancorp is also entitled to receive dividends, when and as declared by Auburn Community Bank's Board of Directors. Those dividends may come from funds legally available for those dividends, as specified and limited by the California Financial Code. Under the California Financial Code, funds available for cash dividends by a California-chartered bank are restricted to the lesser of:(i) the bank's retained earnings; or (ii) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). With the prior approval of the DFI, cash dividends may also be paid out of the greater of: (i) the bank's retained earnings; (ii) net income for the bank's last preceding fiscal year; or (iii) net income for the bank's current fiscal year. If the DFI determines that the shareholders' equity of the bank paying the dividend is not adequate or that the payment of the dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay the dividend.

        Since Western's and Auburn Bancorp's banking subsidiaries are FDIC insured institutions, it is also possible, depending upon their financial condition and other factors, that the FDIC could assert that the payment of dividends or other payments might, under some circumstances, constitute an unsafe or unsound practice and thereby prohibit such payments.

  Transactions With Affiliates

        Western, Auburn Bancorp and any subsidiaries either may purchase or organize are deemed to be affiliates of their respective banking subsidiaries within the meaning of Sections 23A and 23B of the Federal Reserve Act. Under those terms, loans by their respective banking subsidiaries to affiliates, investments by them in affiliates' stock, and taking affiliates' stock as collateral for loans to any borrower is limited to 10% of the particular banking subsidiary's capital, in the case of any one affiliate, and is limited to 20% of the banking subsidiary's capital, in the case of all affiliates. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices; in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as defined in the Federal Reserve Act. These restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Western, Auburn Bancorp and their respective banking subsidiaries are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities. Please read the section entitled "Supervision and Regulation—Western's and Auburn Bancorp's Banking Subsidiaries—Recent Legislation" for additional information.

  Limitations on Business and Investment Activities

        Under the BHCA, a bank holding company must obtain the FRB's approval before:

  •
  directly or indirectly acquiring more than 5% ownership or control of any voting shares of another bank or bank holding company;

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  acquiring all or substantially all of the assets of another bank; or

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  merging or consolidating with another bank holding company.

        The FRB may allow a bank holding company to acquire banks located in any state of the United States without regard to whether the acquisition is prohibited by the law of the state in which the target bank is located. In approving interstate acquisitions, however, the FRB must give effect to applicable state laws limiting the aggregate amount of deposits that may be held by the acquiring bank holding company and its insured depository institutions in the state in which the target bank is located, provided that those limits do not discriminate against out-of-state depository institutions or their holding companies, and state laws which require that the target bank have been in existence for a minimum period of time, not to exceed five years, before being acquired by an out-of-state bank holding company.

        In addition to owning or managing banks, bank holding companies may own subsidiaries engaged in certain businesses that the FRB has determined to be "so closely related to banking as to be a proper incident thereto." Western, therefore, is permitted to engage in a variety of banking-related businesses. Some of the activities that the FRB has determined, pursuant to its Regulation Y, to be related to banking are:

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  making or acquiring loans or other extensions of credit for its own account or for the account of others;

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  servicing loans and other extensions of credit;

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  operating a trust company in the manner authorized by federal or state law under certain circumstances;

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  leasing personal and real property or acting as agent, broker, or adviser in leasing such property in accordance with various restrictions imposed by FRB regulations;

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  providing financial, banking, or economic data processing and data transmission services;

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  owning, controlling, or operating a savings association under certain circumstances;

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  selling money orders, travelers' checks and U.S. Savings Bonds;

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  providing securities brokerage services, related securities credit activities pursuant to Regulation T, and other incidental activities; and

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  underwriting and dealing in obligations of the U.S., general obligations of states and their political subdivisions, and other obligations authorized for state member banks under federal law.

        Under the recently enacted Gramm-Leach-Bliley Act (discussed below in the section entitled "Supervision and Regulation—Western's and Auburn Bancorp's Banking Subsidiaries—Recent Legislation") qualifying bank holding companies making an appropriate election to the FRB may engage in a full range of financial activities, including insurance, securities and merchant banking. Neither Western nor Auburn Bancorp has elected to qualify for these financial services.

        Generally, the BHCA does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies.

        Federal law prohibits a bank holding company and any subsidiary banks from engaging in certain tie-in arrangements in connection with the extension of credit. Thus, for example, Western's and Auburn Bancorp's respective banking subsidiaries may not extend credit, lease or sell property, or furnish any services, or fix or vary the consideration for any of the foregoing on the condition that:

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  the customer must obtain or provide some additional credit, property or services from or to Western's or Auburn Bancorp's respective banking subsidiaries other than a loan, discount, deposit or trust service;

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  the customer must obtain or provide some additional credit, property or service from or to Western or Auburn Bancorp or any of their respective banking subsidiaries; or

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  the customer may not obtain some other credit, property or services from competitors, except reasonable requirements to assure soundness of credit extended.

  Capital Adequacy

        Bank holding companies must maintain minimum levels of capital under the FRB's risk-based capital adequacy guidelines. If capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or nonbank businesses.

        The FRB's risk-based capital adequacy guidelines for bank holding companies and state member banks, discussed in more detail below in the section entitled "Supervision and Regulation—Western's and Auburn Bancorp's Banking Subsidiaries—Risk-Based Capital Guidelines," assign various risk percentages to different categories of assets, and capital is measured as a percentage of risk assets. Under the terms of the guidelines, bank holding companies are expected to meet capital adequacy guidelines based both on total risk assets and on total assets, without regard to risk weights.

        The risk-based guidelines are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual organizations. For example, the FRB's capital guidelines contemplate that additional capital may be required to take adequate account of, among other things, interest rate risk, or the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Moreover, any banking organization experiencing or anticipating significant growth or expansion into new activities, particularly under the expanded powers under the Gramm-Leach-Bliley Act, would be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

  Limitations on Dividend Payments

        California Corporations Code Section 500 allows Western and Auburn Bancorp, respectively, to pay a dividend to its shareholders only to the extent that it has retained earnings and, after the dividend, its:

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  assets (exclusive of goodwill and other intangible assets) would be 1.25 times its liabilities (exclusive of deferred taxes, deferred income and other deferred credits); and

  •
  current assets would be at least equal to current liabilities.

        Additionally, the FRB's policy regarding dividends provides that a bank holding company should not pay cash dividends exceeding its net income or which can only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. The FRB also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.

Western's and Auburn Bancorp's Banking Subsidiaries

  General

        Lake and Auburn Community Bank, as California-chartered banks which are not members of the Federal Reserve System, are subject to regulation, supervision, and regular examination by the DFI and the FDIC. Central California Bank, as a member of the Federal Reserve System is subject to regulation, supervision and regular examination by the DFI and the FRB. Western Sierra, as a nationally chartered banking association, is also a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the OCC and the FDIC. Western Sierra's, Lake's, Central California Bank's and Auburn Community Bank's deposits are insured by the FDIC up to the maximum extent provided by law. The regulations of these agencies govern most aspects of Western Sierra's, Lake's, Central California Bank's and Auburn Community Bank's business and establish a comprehensive framework governing their operations. California law exempts all banks from usury limitations on interest rates.

        Western Sierra, Lake and Auburn Community Bank are members of the Federal Home Loan Bank System. Among other benefits, each Federal Home Loan Bank serves as a reserve or center bank for its members within its assigned region. Each Federal Home Loan Bank makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual Federal Home Loan Bank.

        From time to time legislation is enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and nonfinancial institutions. Various federal laws enacted over the past several years have provided, among other things, for:

  •
  the maintenance of mandatory reserves with the Federal Reserve Bank on deposits by depository institutions;

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  the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain types of accounts; and

  •
  the authorization of various types of new deposit accounts, such as "NOW" accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions.

        The lending authority and permissible activities of certain nonbank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased enforcement authority. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

  Recent Legislation

        Sarbanes-Oxley Act.    During July, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. The purpose of the Sarbanes-Oxley Act is to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws, and for other purposes.

        The Sarbanes-Oxley Act amends the Securities Exchange Act of 1934 to prohibit a registered public accounting firm from performing specified nonaudit services contemporaneously with a mandatory audit. The Sarbanes-Oxley Act also vests the audit committee of an issuer with responsibility for the appointment, compensation, and oversight of any registered public accounting firm employed to perform audit services. It requires each committee member to be a member of the board of directors of the issuer, and to be otherwise independent. The Sarbanes-Oxley Act further requires the chief executive officer and chief financial officer of an issuer to make certain certifications as to each annual or quarterly report.

        In addition, the Sarbanes-Oxley Act requires officers to forfeit certain bonuses and profits under certain circumstances. Specifically, if an issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer as a result of misconduct with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer of the issuer shall be required to reimburse the issuer for (1) any bonus or other incentive-based or equity-based compensation received by that person from the issuer during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the issuer during that 12-month period.

        The Sarbanes-Oxley Act also instructs the SEC to require by rule:

  •
  disclosure of all material off-balance sheet transactions and relationships that may have a material effect upon the financial status of an issuer; and

  •
  the presentation of pro forma financial information in a manner that is not misleading, and which is reconcilable with the financial condition of the issuer under generally accepted accounting principles.

        The Sarbanes-Oxley Act also prohibits insider transactions in Western's and Auburn Bancorp's stock during lock out periods of Western's and Auburn Bancorp's respective pension plans, and any profits on such insider transactions are to be disgorged. In addition, there is a prohibition of company loans to its executives, except in certain circumstances. The Sarbanes-Oxley Act also provides for mandated internal control report and assessment with the annual report and an attestation and a report on such report by Western's and Auburn Bancorp's respective auditors. The SEC is also required to issue a code of ethics for senior financial officers of the company. Further, the Sarbanes-Oxley Act adds a criminal penalty of fines and imprisonment of up to 10 years for securities fraud.

        Regulation W.    The FRB on October 31, 2002 approved a final Regulation W that comprehensively implements sections 23A and 23B of the Federal Reserve Act. Sections 23A and 23B and Regulation W restrict loans by a depository institution to its affiliates, asset purchases by a depository institution from its affiliates, and other transactions between a depository institution and its affiliates. Regulation W unifies in one public document the FRB's interpretations of sections 23A and 23B. Regulation W has an effective date of April 1, 2003.

        Regulatory Capital Treatment of Equity Investments.    In December of 2001 and January of 2002, the OCC, the FRB and the FDIC on the adopted final rules governing the regulatory capital treatment of equity investments in nonfinancial companies held by banks, bank holding companies and financial holding companies. The final rules became effective on April 1, 2002. The new capital requirements apply symmetrically to equity investments made by banks and their holding companies in nonfinancial companies under the legal authorities specified in the final rules. Among others, these include the merchant banking authority granted by the Gramm-Leach-Bliley Act and the authority to invest in small business investment companies ("SBICs") granted by the Small Business Investment Act. Covered equity investments will be subject to a series of marginal Tier 1 capital charges, with the size of the charge increasing as the organization's level of concentration in equity investments increases. The highest marginal charge specified in the final rules requires a 25 percent deduction from Tier 1 capital for covered investments that aggregate more than 25 percent of an organization's Tier 1 capital. Equity investments through SBICs will be exempt from the new charges to the extent such investments, in the aggregate, do not exceed 15 percent of the banking organization's Tier 1 capital. The new charges would not apply to individual investments made by banking organizations prior to March 13, 2000. Grandfathered investments made by state banks under section 24(f) of the Federal Deposit Insurance Act also are exempted from coverage.

        USA Patriot Act.    The terrorist attacks in September, 2001, have impacted the financial services industry and led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

        Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLA"). IMLA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

        Among its other provisions, IMLA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLA also amends the BHCA and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

        IMLA became effective July 23, 2002. Western's and Auburn Bancorp's respective banking subsidiaries have augmented their systems and procedures to comply with IMLA.

        Merchant Banking Investments.    The FRB and the Secretary of the Treasury in January 2001 jointly adopted a final rule governing merchant banking investments made by financial holding companies. The rule implements provisions of the Gramm-Leach-Bliley Act discussed below that permit financial holding companies to make investments as part of a bona fide securities underwriting or merchant or investment banking activity. The rule provides that a financial holding company may not, without FRB approval, directly or indirectly acquire any additional shares, assets or ownership interests or make any additional capital contribution to any company the shares, assets or ownership interests of which are held by the financial holding company subject to the rule if the aggregate carrying value of all merchant banking investments held by the financial holding company exceeds:

  •
  30 percent of the Tier 1 capital of the financial holding company, or

  •
  after excluding interests in private equity funds, 20 percent of the Tier 1 capital of the financial holding company.

        A separate final rule will establish the capital charge of merchant banking investments for the financial holding company.

        American Homeownership and Economic Opportunity Act of 2000.    The American Homeownership and Economic Opportunity Act of 2000 was enacted in late 2000 and provides for certain regulatory and financial relief to depository institutions. With respect to savings and loan associations, the Home Owners' Loan Act was amended to:

  •
  repeal the savings association liquidity requirements, and

  •
  permit a savings and loan holding company with prior approval to acquire more than 5% of the voting shares of a nonsubsidiary savings association or nonsubsidiary savings and loan holding company.

        Amendments to the Banking Act of 1933.    With respect to national banks, the Banking Act of 1933 was amended to allow a national bank to:

  •
  specifically reorganize into a bank holding company structure or merge with subsidiaries and nonbank affiliates;

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  have more than 25 directors as may be allowed by the Comptroller;

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  have director terms of up to three years;

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  have a classified board; and

  •
  allow the repurchase of stock to prevent loss upon a previously contracted debt without having to dispose of it within a period of six months.

        In addition, federal banking law was amended to authorize the Comptroller to waive the citizenship requirement for a minority of the directors on national bank board and to repeal the 20% surplus requirement for national banks. As to depository institutions, in general, the federal banking agencies are to develop a system for the electronic filing and dissemination of depository institution call reports.

        Gramm-Leach-Bliley Act.    In November 1999, the Gramm-Leach-Bliley Act, or the GLB Act, became law, significantly changing the regulatory structure and oversight of the financial services industry. Effective March 11, 2000, the GLB Act repealed the provisions of the Glass-Steagall Act that restricted banks and securities firms from affiliating. It also revised the Bank Holding Company Act to permit a "qualifying" bank holding company, called a financial holding company, to engage in a full range of financial activities, including banking, insurance, securities, and merchant banking activities. It also permits qualifying bank holding companies to acquire many types of financial firms without the FRB's prior approval.

        The GLB Act thus provides expanded financial affiliation opportunities for existing bank holding companies and permits other financial services providers to acquire banks and become bank holding companies without ceasing any existing financial activities. Previously, a bank holding company could only engage in activities that were "closely related to banking." This limitation no longer applies to bank holding companies that qualify to be treated as financial holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-capitalized, well-managed and have at least a "satisfactory" Community Reinvestment Act examination rating. "Nonqualifying" bank holding companies are limited to activities that were permissible under the Bank Holding Company Act as of November 11, 1999.

        Also effective on March 11, 2000, the GLB Act changed the powers of national banks and their subsidiaries, and made similar changes in the powers of state banks and their subsidiaries. National banks may now underwrite, deal in and purchase state and local revenue bonds. A subsidiary of a national bank may now engage in financial activities that the bank cannot itself engage in, except for general insurance underwriting and real estate development and investment. In order for a subsidiary of a national bank to engage in these new financial activities, the national bank and its depository institution affiliates must be "well capitalized," have at least "satisfactory" general, managerial and Community Reinvestment Act examination ratings, and meet other qualification requirements relating to total assets, subordinated debt, capital, risk management, and affiliate transactions. Subsidiaries of state banks can exercise the same powers as national bank subsidiaries if they satisfy the same qualifying rules that apply to national banks, except that state-chartered banks do not have to satisfy the statutory managerial and debt rating-requirements of national banks.

        The GLB Act also reformed the overall regulatory framework of the financial services industry. In order to implement its underlying purposes, the GLB Act preempted state laws that would restrict the types of financial affiliations that are authorized or permitted under the GLB Act, subject to specified exceptions for state insurance laws and regulations. With regard to securities laws, effective May 12, 2001, the GLB Act removed the blanket exemption for banks from being considered brokers or dealers under the Securities Exchange Act of 1934 and replaced it with a number of more limited exemptions. Thus, previously exempted banks may become subject to the broker-dealer registration and supervision requirements of the Securities Exchange Act of 1934. The exemption that prevented bank holding companies and banks that advise mutual funds from being considered investment advisers under the Investment Advisers Act of 1940 was also eliminated.

        Separately, the GLB Act imposes customer privacy requirements on any company engaged in financial activities. Under these requirements, a financial company is required to protect the security and confidentiality of customer nonpublic personal information. Also, for customers that obtain a financial product such as a loan for personal, family or household purposes, a financial company is required to disclose its privacy policy to the customer at the time the relationship is established and annually thereafter, including its policies concerning the sharing of the customer's nonpublic personal information with affiliates and third parties. If an exemption is not available, a financial company must provide consumers with a notice of its information sharing practices that allows the consumer to reject the disclosure of its nonpublic personal information to third parties. Third parties that receive such information are subject to the same restrictions as the financial company on the reuse of the information. Finally, a financial company is prohibited from disclosing an account number or similar item to a third party for use in telemarketing, direct mail marketing or other marketing through electronic mail.

  Risk-Based Capital Guidelines

        General.    The federal banking agencies have established minimum capital standards known as risk-based capital guidelines. These guidelines are intended to provide a measure of capital that reflects the degree of risk associated with a bank's operations. The risk-based capital guidelines include both a new definition of capital and a framework for calculating the amount of capital that must be maintained against a bank's assets and off-balance sheet items. The amount of capital required to be maintained is based upon the credit risks associated with the various types of a bank's assets and off-balance sheet items. A bank's assets and off-balance sheet items are classified under several risk categories, with each category assigned a particular risk weighting from 0% to 100%. A bank's risk-based capital ratio is calculated by dividing its qualifying capital, which is the numerator of the ratio, by the combined risk weights of its assets and off-balance sheet items, which is the denominator of the ratio.

        Qualifying Capital.    A bank's total qualifying capital consists of two types of capital components: "core capital elements," known as Tier 1 capital, and "supplementary capital elements," known as Tier 2 capital. The Tier 1 component of a bank's qualifying capital must represent at least 50% of total qualifying capital and may consist of the following items that are defined as core capital elements:

  •
  common stockholders' equity;

  •
  qualifying noncumulative perpetual preferred stock (including related surplus); and

  •
  minority interests in the equity accounts of consolidated subsidiaries.

The Tier 2 component of a bank's total qualifying capital may consist of the following items:

  •
  a portion of the allowance for loan and lease losses;

  •
  certain types of perpetual preferred stock and related surplus;

  •
  certain types of hybrid capital instruments and mandatory convertible debt securities; and

  •
  a portion of term subordinated debt and intermediate-term preferred stock, including related surplus.

        Risk Weighted Assets and Off-Balance Sheet Items.    Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk classifications, according to the obligor or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar value of the amount in each risk classification is then multiplied by the risk weight associated with that classification. The resulting weighted values from each of the risk classifications are added together. This total is the bank's total risk weighted assets.

        Risk weights for off-balance sheet items, such as unfunded loan commitments, letters of credit and recourse arrangements, are determined by a two-step process. First, the "credit equivalent amount" of the off-balance sheet items is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and is assigned to the appropriate risk category according to the obligor or, if relevant, the guarantor or the nature of the collateral. This result is added to the bank's risk weighted assets and comprises the denominator of the risk-based capital ratio.

        Minimum Capital Standards.    The supervisory standards set forth below specify minimum capital ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

        All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%. At least 4% must be in the form of Tier 1 capital, net of goodwill. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. The allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

        The federal banking agencies also require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. These uniform risk-based capital guidelines and leverage ratios apply across the industry.

Regulators, however, have the discretion to set minimum capital requirements for individual institutions which may be significantly above the minimum guidelines and ratios.

  Other Factors Affecting Minimum Capital Standards

        The federal banking agencies have established certain benchmark ratios of loan loss reserves to be held against classified assets. The benchmark by federal banking agencies is the sum of:

  •
  100% of assets classified loss;

  •
  50% of assets classified doubtful;

  •
  15% of assets classified substandard; and

  •
  estimated credit losses on other assets over the upcoming twelve months.

        The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of engaging in non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving a single borrower, industry, geographic location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business, but are conducted by a bank as a result of developments in, for example, technology, financial markets or other additional activities permitted by law or regulation. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

        The federal banking agencies also limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. However, deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of:

  •
  the amount that can be realized within one year of the quarter-end report date; or

  •
  10% of Tier 1 capital.

The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

        The federal banking agencies have also adopted a joint agency policy statement which provides that the adequacy and effectiveness of a bank's interest rate risk management process and the level of its interest rate exposures are critical factors in the evaluation of the bank's capital adequacy. A bank with material weaknesses in its interest rate risk management process or high levels of interest rate exposure relative to its capital will be directed by the federal banking agencies to take corrective actions. Financial institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities, and who fail to adequately manage these risks, may be required to set aside capital in excess of the regulatory minimums.

  Prompt Corrective Action

        The federal banking agencies possess broad powers to take prompt corrective action to resolve the problems of insured banks. Each federal banking agency has issued regulations defining five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulations, a bank shall be deemed to be:

  •
  "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more, and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure;

  •
  "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more, and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized";

  •
  "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances);

  •
  "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

  •
  "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

        Banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be "undercapitalized," that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to "undercapitalized" banks. Banks classified as "undercapitalized" are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to "significantly undercapitalized" banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to "critically undercapitalized" banks, those with capital at or less than 2%. Restrictions for these banks include the appointment of a receiver or conservator after 90 days, even if the bank is still solvent. All of the federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action.

        A bank, based upon its capital levels, that is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. At each successive lower capital category, an insured bank is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratios actually warrant such treatment.

  Deposit Insurance Assessments

        The FDIC has implemented a risk-based assessment system in which the deposit insurance premium relates to the probability that the deposit insurance fund will incur a loss. The FDIC sets semi-annual assessments in an amount necessary to maintain or increase the reserve ratio of the insurance fund to at least 1.25% of insured deposits or a higher percentage as determined to be justified by the FDIC.

        Under the risk-based assessment system adopted by the FDIC, banks are categorized into one of three capital categories ("well capitalized," "adequately capitalized," and "undercapitalized"). Assignment of a bank into a particular capital category is based on supervisory evaluations by its primary federal regulator. After being assigned to a particular capital category, a bank is classified into one of three supervisory categories. The three supervisory categories are:

  •
  Group A—financially sound with only a few minor weaknesses;

  •
  Group B—demonstrates weaknesses that could result in significant deterioration; and

  •
  Group C—poses a substantial probability of loss.

The capital ratios used by the FDIC to define "well-capitalized," "adequately capitalized" and "undercapitalized" are the same as in the prompt corrective action regulations.

        The assessment rates are summarized below, expressed in terms of cents per $100 in insured deposits:

	Assessment Rates
	Supervisory Group
Capital Group	Group A	Group B	Group C
Well Capitalized	0	3	17
Adequately Capitalized	3	10	24
Undercapitalized	10	24	27

  Interstate Banking and Branching

        Bank holding companies from any state may generally acquire banks and bank holding companies located in any other state, subject in some cases to nationwide and state-imposed deposit concentration limits and limits on the acquisition of recently established banks. Banks also have the ability, subject to specific restrictions, to acquire by acquisition or merger branches located outside their home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to many of the laws of the states in which they are located.

        California law authorizes out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least five years, unless the California bank is in danger of failing or in certain other emergency situations, but limits interstate branching into California to branching by acquisition of an existing bank.

  Enforcement Powers

        In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses, or for violation of any law, rule, regulation, condition imposed in writing by the regulatory agency, or term of a written agreement with the regulatory agency. Enforcement actions may include:

  •
  the appointment of a conservator or receiver for the bank;

  •
  the issuance of a cease and desist order that can be judicially enforced;

  •
  the termination of the bank's deposit insurance;

  •
  the imposition of civil monetary penalties;

  •
  the issuance of directives to increase capital;

  •
  the issuance of formal and informal agreements;

  •
  the issuance of removal and prohibition orders against officers, directors and other institution-affiliated parties; and

  •
  the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the deposit insurance fund or the bank would be harmed if such equitable relief was not granted.

  FDIC Receiverships

        The FDIC may be appointed conservator or receiver of any insured bank or savings association. In addition, the FDIC may appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons:

  •
  insolvency;

  •
  substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice;

  •
  an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise;

  •
  any willful violation of a cease and desist order which has become final;

  •
  any concealment of books, papers, records or assets of the institution;

  •
  the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business;

  •
  the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; or

  •
  any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interests of its depositors.

        As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and dispose of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall, as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any shareholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve and conserve the assets and property of the institution.

  Safety and Soundness Guidelines

        The federal banking agencies have adopted guidelines to assist in identifying and addressing potential safety and soundness concerns before capital becomes impaired. These guidelines establish operational and managerial standards relating to:

  •
  internal controls, information systems and internal audit systems;

  •
  loan documentation;

  •
  credit underwriting;

  •
  asset growth; and

  •
  compensation, fees and benefits.

Additionally, the federal banking agencies have adopted safety and soundness guidelines for asset quality and for evaluating and monitoring earnings to ensure that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

        The federal banking agencies have issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

  Consumer Protection Laws and Regulations

        The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to carefully monitor compliance with various consumer protection laws and implementing regulations. Banks are subject to many federal consumer protection laws and regulations, including:

  •
  the Community Reinvestment Act, or the CRA;

  •
  the Truth in Lending Act, or the TILA;

  •
  the Fair Housing Act, or the FH Act;

  •
  the Equal Credit Opportunity Act, or the ECOA;

  •
  the Home Mortgage Disclosure Act, or the HMDA; and

  •
  the Real Estate Settlement Procedures Act, or the RESPA.

        The CRA is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, completing mergers or acquisitions, or holding company formations.

        The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

        The ECOA prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination:

  •
  overt evidence of discrimination;

  •
  evidence of disparate treatment; and

  •
  evidence of disparate impact.

This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable, even when there is no intent to discriminate.

        The FH Act regulates many practices, including making it unlawful for any lender to discriminate against any person in its housing-related lending activities because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are:

  •
  declining a loan for the purposes of racial discrimination;

  •
  making excessively low appraisals of property based on racial considerations;

  •
  pressuring, discouraging, or denying applications for credit on a prohibited basis;

  •
  using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants;

  •
  imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and

  •
  racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

        The TILA is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

        HMDA grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family real estate loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of those types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

        RESPA requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

        Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

  Other Aspects of Banking Law

        Western's and Auburn Bancorp's respective banking subsidiaries are also subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, electronic funds transfers, funds availability, and truth-in-savings. There are also a variety of federal statutes which regulate acquisitions of control and the formation of bank holding companies.

  Impact of Monetary Policies

        Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate earned by a bank on its loans, securities and other interest-earning assets comprises the major source of the bank's earnings. These rates are highly sensitive to many factors which are beyond the bank's control and, accordingly, the earnings and growth of the bank are subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the FRB. The FRB implements national monetary policy, such as seeking to curb inflation and combat recession, by:

  •
  its open-market dealings in United States government securities;

  •
  adjusting the required level of reserves for financial institutions subject to reserve requirements;

  •
  placing limitations upon savings and time deposit interest rates; and

  •
  adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System.

        The actions of the FRB in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on us cannot be predicted; however, depending on the degree to which our interest-earning assets and interest-bearing liabilities are rate sensitive, increases in rates would have a temporary effect of increasing our net interest margin, while decreases in interest rates would have the opposite effect. In addition, adverse economic conditions, including a downturn in the local or regional economy and rising energy prices, could make a higher provision for loan losses a prudent course and could cause higher loan charge-offs, thus adversely affecting our net income or other operating costs.

Validity of Western's Common Stock

        The validity of the shares of Western common stock to be issued in the merger has been reviewed by the firm of Bartel Eng & Schroder, 300 Capitol Mall, Suite 1100, Sacramento, California 95814. Such review should not be construed as constituting an opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of Western common stock for any of Auburn Bancorp's shareholders.

Experts

        The audited consolidated financial statements of Western as of December 31, 2002 and 2001, and for each of the years in the thee-year period ended December 31, 2002 have been incorporated by reference in this proxy statement-prospectus from Western's Annual Report on Form 10-K for the year ended December 31, 2002 in reliance on the report from Perry-Smith LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The audited consolidated financial statements of Auburn Bancorp as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been included in this proxy statement-prospectus in reliance on the report from Perry-Smith LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        Western is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. In accordance with the Exchange Act, Western files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may inspect these reports, proxy statements and other information Western has filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also retrieve these materials at the SEC's Internet website at http://www.sec.gov.

        Western has filed a registration statement on Form S-4, including exhibits, with the SEC pursuant to the Securities Act of 1933, as amended, referred to as the Securities Act, covering the shares of Western common stock issuable in the merger. This proxy statement-prospectus does not contain all the information contained in the registration statement. Any additional information may be obtained from the SEC's principal office in Washington, D.C. or through the SEC's Internet website. Statements contained in this proxy statement-prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows Western to "incorporate by reference" into this document, which means that Western can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. Western incorporates by reference the respective documents filed by it with the SEC listed below and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the election deadline date.

Western SEC Filings (File No. 000-25979)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2003 Quarter ended June 30, 2003
Current Reports on Form 8-K	March 20, 2003, April 25, 2003, July 17, 2003, July 21, 2003 and August 25, 2003

        Accompanying this proxy statement-prospectus is Western's Annual Report on Form 10-K for the year ended December 31, 2002. You may request a copy of documents incorporated by reference in this document but not otherwise accompanying this document, at no cost, by writing or telephoning Western at the following address and telephone number:

Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682
Attention: Anthony Gould
(530) 677-5600

        To obtain timely delivery, you should request desired information no later than ten business days prior to the date of the special meeting, or by                        , 2003.

        You should rely only on the information contained or incorporated by reference in this document. Western has not authorized anyone else to provide you with information that is different from that which is contained in this document. Moreover, Western is not making an offer to sell or soliciting an offer to buy any securities other than the Western common stock to be issued by Western in the merger, and neither Western nor Auburn Bancorp is making an offer of such securities in any state where the offer is not permitted. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

AUBURN COMMUNITY BANCORP

CONSOLIDATED BALANCE SHEET

(Unaudited)

June 30, 2003 and December 31, 2002

	June 30, 2003	December 31, 2002
ASSETS
Cash and due from banks	$2,017,000	$2,264,000
Federal funds sold	7,615,000	5,570,000
Available-for-sale investment securities	500,000	4,504,000
Loans, less allowance for loan losses of $903,000 in 2003 and $900,000 in 2002	76,940,000	71,486,000
Bank premises and equipment, net	818,000	843,000
Accrued interest receivable and other assets	1,882,000	1,379,000

	$89,772,000	$86,046,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$15,723,000	$15,297,000
Interest bearing	65,482,000	62,698,000

Total deposits	81,205,000	77,995,000
Accrued interest payable and other liabilities	321,000	168,000

Total liabilities	81,526,000	78,163,000

Shareholders' equity:
Common stock—no par value; 10,000,000 shares authorized; 62,958 shares issued and outstanding	6,653,000	6,653,000
Retained earnings	1,593,000	1,215,000
Accumulated other comprehensive income		15,000

Total shareholders' equity	8,246,000	7,883,000

	$89,772,000	$86,046,000

The accompanying notes are an integral part of these consolidated financial statements.

AUBURN COMMUNITY BANCORP

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the Six Months Ended June 30, 2003 and 2002

	Six Months Ended June 30,
	2003	2002
Interest income:
Interest and fees on loans	$2,869,000	$2,721,000
Interest on Federal funds sold	20,000	46,000
Interest on investment securities	26,000	21,000

Total interest income	2,915,000	2,788,000
Interest expense:
Interest on deposits	482,000	898,000
Interest on borrowings	4,000

Total interest expense	486,000	898,000

Net interest income	2,429,000	1,890,000
Provision for loan losses	60,000

Net interest income after provision for loan losses	2,369,000	1,890,000

Non-interest income:
Service charges	74,000	44,000
Gain on sale of loans	32,000
Other income	30,000	47,000

Total non-interest income	136,000	91,000

Other expenses:
Salaries and employee benefits	959,000	759,000
Occupancy and equipment	229,000	223,000
Other	543,000	402,000

Total other expenses	1,731,000	1,384,000

Income before income tax expense	774,000	597,000
Income tax expense	18,000	12,000

Net income	$756,000	$585,000

Basic earnings per share (Note 4)	$12.01	$9.66

Diluted earnings per share (Note 4)	$11.91	$9.59

The accompanying notes are an integral part of these consolidated financial statements.

AUBURN COMMUNITY BANCORP

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

For the Six Months Ended June 30, 2003 and 2002

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$756,000	$585,000
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	60,000
Depreciation, amortization and accretion, net	119,000	126,000
Deferred loan origination fees, net	49,000	19,000
Increase in cash surrender value of life insurance policies	(23,000)	(10,000)
(Increase) decrease in accrued interest receivable and other assets	(438,000)	94,000
Increase in accrued interest payable and other liabilities	98,000	149,000

Net cash provided by operating activities	621,000	963,000

Cash flows from investing activities:
Proceeds from matured and called available-for-sale investment securities	4,000,000	500,000
Net increase in loans	(5,507,000)	(1,353,000)
Purchase of premises and equipment	(148,000)	(31,000)

Net cash used in investing activities	(1,655,000)	(884,000)

Cash flows from financing activities:
Net (decrease) increase in demand, interest bearing and savings deposits	(1,654,000)	20,763,000
Net increase (decrease) in time deposits	4,864,000	(9,565,000)
Proceeds from a private placement of the Bank's common stock		352,000
Proceeds from common stock subscriptions		395,000
Cash dividends paid	(378,000)

Net cash provided by financing activities	2,832,000	11,945,000

Increase in cash and cash equivalents	1,798,000	12,024,000
Cash and cash equivalents at beginning of year	7,834,000	4,222,000

Cash and cash equivalents at end of period	$9,632,000	$16,246,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest expense	$510,000	$1,191,000
Non-cash operating activities:
Reclassification of reserve for unfunded commitments from the allowance for loan losses to other liabilities	$55,000
Non-cash investing activities:
Net change in unrealized gains on available-for-sale investment securities	$(15,000)	$(14,000)

The accompanying notes are an integral part of these consolidated financial statements.

AUBURN COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     GENERAL

        Auburn Community Bancorp (the "Company") was incorporated as a bank holding company on September 20, 2001 for the purpose of acquiring Auburn Community Bank (the "Bank") in a one bank holding company reorganization. The reorganization was approved by the Company's shareholders and all regulatory approvals with respect to the reorganization were obtained. The reorganization was effected on February 14, 2003, subsequent to which the Bank continued its operations as previously conducted, but as a wholly owned subsidiary of the Company.

2.     BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments (which consist solely of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. These interim condensed consolidated financial statements should be read in conjunction with the financial statements and related notes contained in the 2002 Annual Report to Shareholders.

        The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Auburn Community Bank. All significant inter-company balances and transactions have been eliminated. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. Certain amounts in the consolidated financial statements at December 31, 2002 and for the six months ended June 30, 2002 may have been reclassified to conform to the presentation of the consolidated financial statements in 2003.

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.     STOCK-BASED COMPENSATION

        At June 30, 2003, the Company has two stock-based compensation plans, the Auburn Community Bancorp 1998 Stock Option Plan and the Auburn Community Bancorp 2003 Stock Option Plan. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under these plans must have an exercise price equal to the market value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based

Compensation, to stock-based compensation. Pro forma adjustments to the Company's net earnings and earnings per share are disclosed during the years in which options become vested.

	Six Months Ended June 30,
	2003	2002
Net income, as reported	$756,000	$585,000
Deduct: Total stock-based compensation expense determined under the fair value based method for all awards, net of related tax effects	(14,000)	(14,000)

Pro forma net income	$742,000	$571,000

Basic earnings per share—as reported	$12.01	$9.66
Basic earnings per share—pro forma	$11.79	$9.43
Diluted earnings per share—as reported	$11.91	$9.59
Diluted earnings per share—pro forma	$11.70	$9.36

4.     EARNINGS PER SHARE

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company.

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows (dollars in thousands, except per share data):

	Net Earnings	Weighted Average Number of Shares Outstanding	Per Share Amount
For the Six Months Ended June 30, 2003
Basic earnings per share	$756,000	62,958	$12.01

Effect of dilutive stock options		482

Diluted earnings per share	$756,000	63,440	$11.91

For the Six Months Ended June 30, 2002
Basic earnings per share	$585,000	60,573	$9.66

Effect of dilutive stock options		416

Diluted earnings per share	$585,000	60,989	$9.59

5.     COMPREHENSIVE INCOME

        Total comprehensive income for the six months ended June 30, 2003 and 2002 totaled $741,000 and $571,000, respectively. Comprehensive income is comprised of net unrealized gains (losses), net of taxes, on available-for-sale investments securities, which were $(15,000) and $(14,000) for the six months ended June 30, 2003 and 2002, respectively, together with net income. At June 30, 2003 and 2002, there was no accumulated other comprehensive income (loss) reflected as a component of shareholders' equity.

6.     SUBSEQUENT EVENT

Agreement and Plan of Reorganization and Merger

        On August 25, 2003, Western Sierra Bancorp (WSB) and Auburn Community Bancorp announced the signing of a definitive Agreement and Plan of Reorganization and Merger (the "Agreement"). Under the terms of the Agreement, WSB will pay approximately $7,500,000 in cash and issue 350,000 shares of common stock for all of the outstanding common stock of the Company. A total of 4,000 options previously granted by the Company will be cancelled prior to the effective time of the merger in consideration for payments to the option holders for the difference between the exercise price and the merger consideration. The remaining 5,000 options will be converted into equivalent rights with respect to WSB common stock. The Agreement, which has been approved by the Board of Directors of both companies, is subject to approval by the Company's shareholders and bank regulatory authorities. It is anticipated that the merger will be completed during December 2003, at which time the Bank will become a wholly-owned subsidiary of WSB.

INDEPENDENT AUDITOR'S REPORT

The Shareholders and
    Board of Directors
Auburn Community Bank

        We have audited the accompanying balance sheet of Auburn Community Bank as of December 31, 2002 and 2001 and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auburn Community Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ PERRY-SMITH LLP

Sacramento, California
February 14, 2003

AUBURN COMMUNITY BANK

BALANCE SHEET

December 31, 2002 and 2001

	2002	2001
ASSETS
Cash and due from banks	$2,264,000	$1,997,000
Federal funds sold	5,570,000	2,225,000
Available-for-sale investment securities (Note 2)	4,504,000	1,021,000
Loans, less allowance for loan losses of $900,000 in 2002 and $814,000 in 2001 (Notes 3, 6, 8 and 10)	71,486,000	64,232,000
Bank premises and equipment, net (Note 4)	843,000	1,024,000
Accrued interest receivable and other assets (Notes 7, 9 and 12)	1,379,000	1,317,000

	$86,046,000	$71,816,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$15,297,000	$12,763,000
Interest bearing (Note 5)	62,698,000	52,069,000

Total deposits	77,995,000	64,832,000
Accrued interest payable and other liabilities	168,000	470,000

Total liabilities	78,163,000	65,302,000

Commitments and contingencies (Note 8)
Shareholders' equity (Note 9):
Common stock—no par value; 10,000,000 shares authorized; issued and outstanding—62,958 shares in 2002 and 52,250 shares in 2001	6,653,000	5,368,000
Common stock subscribed		933,000
Retained earnings	1,215,000	199,000
Accumulated other comprehensive income (Note 2)	15,000	14,000

Total shareholders' equity	7,883,000	6,514,000

	$86,046,000	$71,816,000

The accompanying notes are an integral part of these financial statements.

AUBURN COMMUNITY BANK

STATEMENT OF INCOME

For the Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
Interest income:
Interest and fees on loans	$5,582,000	$5,560,000	$3,802,000
Interest on Federal funds sold	123,000	142,000	254,000
Interest on investment securities	53,000	48,000	24,000

Total interest income	5,758,000	5,750,000	4,080,000
Interest expense on deposits (Note 5)	1,733,000	2,440,000	1,839,000

Net interest income	4,025,000	3,310,000	2,241,000
Provision for loan losses (Note 3)	86,000	375,000	289,000

Net interest income after provision for loan losses	3,939,000	2,935,000	1,952,000

Non-interest income:
Service charges	146,000	173,000	107,000
Gain on sale of loans		77,000
Loan packaging and syndication fees			32,000
Other income	54,000	44,000	41,000

Total non-interest income	200,000	294,000	180,000

Other expenses:
Salaries and employee benefits (Notes 3 and 12)	1,734,000	1,420,000	979,000
Occupancy and equipment (Notes 4 and 8)	448,000	418,000	346,000
Other (Note 11)	898,000	751,000	610,000

Total other expenses	3,080,000	2,589,000	1,935,000

Income before income tax expense (benefit)	1,059,000	640,000	197,000
Income tax expense (benefit) (Note 7)	44,000	20,000	(18,000)

Net income	$1,015,000	$620,000	$215,000

Basic earnings per share (Note 9)	$16.43	$12.94	$5.15

Diluted earnings per share (Note 9)	$16.20	$12.72	$5.15

The accompanying notes are an integral part of these financial statements.

AUBURN COMMUNITY BANK

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2002, 2001 and 2000

	Common Stock		Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income
					Shareholders' Equity	Comprehensive Income
	Shares	Amount
Balance, January 1, 2000	41,750	$4,135,000	$(636,000)		$3,499,000
Comprehensive income:
Net income			215,000		215,000	$215,000
Other comprehensive income:
Unrealized gains on available-for-sale investment securities				$1,000	1,000	1,000

Total comprehensive income						$216,000

Balance, December 31, 2000	41,750	4,135,000	(421,000)	1,000	3,715,000
Comprehensive income:
Net income			620,000		620,000	$620,000
Other comprehensive income:
Unrealized gains on available-for-sale investment securities				13,000	13,000	13,000

Total comprehensive income						$633,000

Sale of common stock, net of stock offering costs of $27,000 (Note 9)	10,500	1,233,000			1,233,000
Common stock subscribed (Note 9):
Paid for but not issued		538,000			538,000
Subscribed for but not paid and not issued		395,000			395,000

Balance, December 31, 2001	52,250	6,301,000	199,000	14,000	6,514,000
Common stock issued (Note 9):
Previously subscribed	7,776
Comprehensive income:
Net income			1,015,000		1,015,000	$1,015,000
Other comprehensive income:
Unrealized gains on available-for-sale investment securities (Note 2)				1,000	1,000	1,000

Total comprehensive income						$1,017,000

Sale of common stock (Note 9)	2,932	352,000			352,000

Balance, December 31, 2002	62,958	$6,653,000	$1,215,000	$15,000	$7,883,000

The accompanying notes are an integral part of these financial statements.

AUBURN COMMUNITY BANK

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
Cash flows from operating activities:
Net income	$1,015,000	$620,000	$215,000
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	86,000	375,000	289,000
Depreciation, amortization and accretion, net	243,000	215,000	210,000
Deferred loan origination fees, net	5,000	55,000	66,000
Increase in cash surrender value of life insurance policies	(26,000)	(14,000)
Decrease (increase) in accrued interest receivable and other assets	54,000	(280,000)	(90,000)
(Decrease) increase in accrued interest payable and other liabilities	(302,000)	(197,000)	471,000
Adjustment to deferred tax valuation allowance			(23,000)
Deferred taxes	16,000	(7,000)	(11,000)

Net cash provided by operating activities	1,091,000	767,000	1,127,000

Cash flows from investing activities:
Proceeds from matured and called available-for-sale investment securities	1,000,000	1,500,000	250,000
Purchase of available-for-sale investment securities	(4,479,000)	(2,000,000)	(500,000)
Net increase in loans	(7,345,000)	(17,367,000)	(20,103,000)
Purchase of premises and equipment	(80,000)	(90,000)	(412,000)
Proceeds from sale of premises and equipment	15,000
Life insurance policy deposits	(500,000)	(100,000)	(200,000)

Net cash used in investing activities	(11,389,000)	(18,057,000)	(20,965,000)

Cash flows from financing activities:
Net increase in demand, interest bearing and savings deposits	30,391,000	6,131,000	9,344,000
Net (decrease) increase in time deposits	(17,228,000)	6,565,000	13,533,000
Proceeds from private placements of the Bank's common stock, net of stock offering costs of $27,000	352,000	1,233,000
Proceeds from common stock subscriptions	395,000	538,000

Net cash provided by financing activities	13,910,000	14,467,000	22,877,000

Increase (decrease) in cash and cash equivalents	3,612,000	(2,823,000)	3,039,000
Cash and cash equivalents at beginning of year	4,222,000	7,045,000	4,006,000

Cash and cash equivalents at end of year	$7,834,000	$4,222,000	$7,045,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest expense	$2,120,000	$2,564,000	$1,399,000
Income taxes	$32,000	$33,000	$1,000
Non-cash investing activities:
Net change in unrealized gains on available-for-sale investment securities	$1,000	$13,000	$1,000
Non-cash financing activities:
Common stock subscriptions receivable		$395,000

The accompanying notes are an integral part of these financial statements.

AUBURN COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

        In April 1997, the organizers of Auburn National Bank (the "Bank") filed an application with the Office of the Comptroller of the Currency. The application was approved in July 1997 and the Bank opened for business in February 1998. In April 1999, the Bank filed an application with the Department of Financial Institutions to change its charter to a California state bank. The application was approved in July 1999 and the Bank subsequently changed its name to Auburn Community Bank. The Bank's primary source of revenue is generated from providing loans to customers who are predominately small and middle-market businesses and individuals in Placer County.

        The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry.

Reclassifications

        Certain reclassifications have been made to prior years' balances to conform to classifications used in 2002.

Investment Securities

        Investments are classified into the following categories:

  •
  Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income within shareholders' equity.

  •
  Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

        Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

        Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

Loans

        Loans are stated at principal balances outstanding. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

        An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

        Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

Loan Sales and Servicing

        Sales and participations of loans are recognized when the transferred loans are put beyond the reach of the Bank and its creditors, even in receivership. In addition, servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing and subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets and liabilities are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. Servicing rights were not considered material for disclosure purposes.

        Loans totaling $25,996,000 and $27,717,000 were being serviced for others at December 31, 2002 and 2001, respectively.

Allowance for Loan Losses

        The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

        Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans based on management's assessment of the following for each identified loan type: (1) inherent credit risk, (2) historical losses and, (3) where the Bank has not experienced losses, the loss experience of peer banks. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

        The Bank's Loan Committee reviews the adequacy of the allowance for loan losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

        The allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth. The allowance for loan losses at December 31, 2002 and 2001, respectively, reflects management's estimate of potential losses in the portfolio.

Bank Premises and Equipment

        Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be one to ten years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

Income Taxes

        The Bank has elected to be taxed as an S corporation for Federal and State income tax purposes. Generally, the Bank is not subject to Federal income tax but is subject to California tax at the rate of 3.5% of taxable income. Shareholders are taxed on their prorata share of the earnings and deductions of the Bank, regardless of the amount of distributions received.

        Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

Cash Equivalents

        For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

Comprehensive Income

        Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). The related tax liability was not considered material for disclosure purposes. Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

Earnings Per Share

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS. Using this method, stock options were determined to have no dilutive effect for the year ended December 31, 2000 because the exercise prices of stock options were equal to the average market price of the Bank's common stock.

Stock-Based Compensation

        At December 31, 2002, the Bank has one stock-based employee compensation plan, the Auburn Community Bank 1998 Stock Option Plan, which is described more fully in Note 9. In addition, the shareholders approved the Auburn Community Bank 2003 Stock Option Plan on January 15, 2003, which is described more fully in Note 13. The Bank accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under these plans must have an exercise price equal to the market value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. Pro forma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which options become vested.

	2002	2001	2000
Net income, as reported	$1,015,000	$620,000	$215,000
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	28,000	35,000	35,000

Pro forma net income	$987,000	$585,000	$180,000

Basic earnings per share—as reported	$16.43	$12.94	$5.15
Basic earnings per share—pro forma	$15.98	$12.21	$4.31
Diluted earnings per share—as reported	$16.20	$12.72	$5.15
Diluted earnings per share—pro forma	$15.75	$12.00	$4.31

        Consistent with the disclosure requirements of SFAS No. 123, the fair value of each option granted in1998 was estimated at $40.15 using an option-pricing model and the following assumptions:

1998
Dividend yield	(Not applicable )
Expected volatility	5.0%
Risk-free interest rate	5.2%
Expected option life	10 years

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Impact of New Financial Accounting Standard

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.

In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reporting containing financial statements for interim periods beginning after December 15, 2002. Because the Bank accounts for the compensation cost associated with its stock option plan under the intrinsic value method, the alternative methods of transition will not apply to the Bank. The additional disclosure requirements of the Statement are included in these financial statements. In management's opinion, the adoption of this Statement did not have a material impact on the Bank's financial position or results of operations.

2.     AVAILABLE-FOR-SALE INVESTMENT SECURITIES

        The amortized cost and estimated fair value of available-for-sale investment securities at December 31, 2002 and 2001 consisted of the following:

	2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Treasury securities	$2,989,000	$3,000		$2,992,000
U.S. Government agencies	1,500,000	12,000		1,512,000

	$4,489,000	$15,000	$—	$4,504,000

        Net unrealized gains on available-for-sale investment securities totaling $15,000 were recorded as other comprehensive income within shareholders' equity at December 31, 2002.

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Treasury securities	$258,000	$8,000		$266,000
U.S. Government agencies	749,000	6,000		755,000

	$1,007,000	$14,000	$—	$1,021,000

        Net unrealized gains on available-for-sale investment securities totaling $14,000 were recorded as other comprehensive income within shareholders' equity at December 31, 2001.

        There were no sales of available-for-sale investment securities during the years ended December 31, 2002, 2001 and 2000.

        The amortized cost and estimated fair value of available-for-sale investment securities at December 31, 2002 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Within one year	$2,988,000	$2,992,000
After one year through five years	1,500,000	1,512,000

	$4,488,000	$4,504,000

        Investment securities with amortized costs totaling $500,000 and $1,007,000 and estimated fair values of $509,000 and $1,021,000 were pledged to secure public deposits at December 31, 2002 and 2001, respectively.

3.     LOANS

        Outstanding loans are summarized below:

	December 31,
	2002	2001
Real estate—mortgage	$36,295,000	$30,302,000
Real estate—construction and land development	23,653,000	25,343,000
Commercial	7,453,000	6,259,000
Consumer	5,197,000	3,349,000

	72,598,000	65,253,000
Deferred loan fees, net	(212,000)	(207,000)
Allowance for loan losses	(900,000)	(814,000)

	$71,486,000	$64,232,000

        Certain loans have been pledged to secure borrowing arrangements (see Note 6).

        Changes in the allowance for loan losses were as follows:

	Year Ended December 31,
	2002	2001	2000
Balance, beginning of year	$814,000	$440,000	$239,000
Provision charged to operations	86,000	375,000	289,000
Losses charged to allowance		(1,000)	(88,000)

Balance, end of year	$900,000	$814,000	$440,000

        The Bank had no material loans that were considered to be impaired during the years ended December 31, 2002, 2001 and 2000.

        There were no nonaccrual loans at December 31, 2002. Nonaccrual loans totaled$149,000 at December 31, 2001. Interest forgone on nonaccrual loans totaled $16,000 and $5,000 for the years ended December 31, 2001 and 2000, respectively.

        Salaries and employee benefits totaling $295,000, $331,000 and $204,000 were deferred as loan origination costs during the years ended December 31, 2002, 2001 and 2000, respectively.

4.     BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consisted of the following:

	December 31,
	2002	2001
Furniture and equipment	$1,117,000	$1,055,000
Automobiles	134,000	143,000
Leasehold improvements	407,000	405,000

	1,658,000	1,603,000
Less accumulated depreciation and amortization	(815,000)	(579,000)

	$843,000	$1,024,000

        Depreciation and amortization included in occupancy and equipment expense totaled $246,000, $222,000 and $210,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

5.     INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following:

	December 31,
	2002	2001
Savings	$1,590,000	$1,584,000
Money market	27,643,000	12,222,000
NOW accounts	14,347,000	1,917,000
Time, $100,000 or more	10,894,000	16,675,000
Other time	8,224,000	19,671,000

	$62,698,000	$52,069,000

        Aggregate annual maturities of time deposits are as follows:

Year Ending December 31,
2003	$14,330,000
2004	4,204,000
2005	331,000
2006	72,000
2007	181,000

$19,118,000

        Interest expense on interest-bearing deposits consisted of the following:

	Year Ended December 31,
	2002	2001	2000
Savings	$16,000	$26,000	$20,000
Money market	460,000	377,000	301,000
NOW accounts	287,000	14,000	24,000
Time, $100,000 or more	471,000	778,000	452,000
Other time	499,000	1,245,000	1,042,000

	$1,733,000	$2,440,000	$1,839,000

6.     SHORT-TERM BORROWING ARRANGEMENTS

        The Bank has $3,200,000 in unsecured short-term borrowing arrangements with two of its correspondent banks. There were no borrowings outstanding under these arrangements at December 31, 2002 and 2001. The Bank has also been issued a $3,000,000 letter of credit by the Federal Home Loan Bank which has been pledged to secure local agency deposits. The letter of credit acts as a guarantee of payment to certain third parties in accordance with specified terms and conditions. The letter of credit was not drawn upon in 2002 and management does not expect to draw upon this line in the future.

        The Bank can also borrow up to $1,600,000 from the Federal Reserve Bank secured by commercial real estate loans. For the purpose of calculating the amount of available borrowings, a discount is applied to the outstanding balance of pledged loans. At December 31, 2002, the Bank had $934,000 available from the Federal Reserve Bank based on pledged commercial real estate loans with original commitments of approximately $1,678,000 and outstanding balances of approximately $1,557,000. There were no borrowings outstanding under this arrangement at December 31, 2002 and 2001.

7.     INCOME TAXES

        As discussed in Note 1, the Bank has elected to be taxed as an S corporation and, as a result, is generally not subject to Federal tax. State income tax (benefit) is as follows:

	Year Ended December 31,
	2002	2001	2000
Current	$28,000	$27,000	$16,000
Deferred	16,000	(7,000)	(11,000)
Decrease in valuation allowance			(23,000)

Income tax expense (benefit)	$44,000	$20,000	$(18,000)

        Deferred tax assets (liabilities) consisted of the following:

	December 31,
	2002	2001
Deferred tax assets:
Allowance for loan losses	$32,000	$28,000
Organization expenses		2,000
Tax accounting for book accruals		13,000

Total deferred tax assets	32,000	43,000
Deferred tax liabilities:
Bank premises and equipment	(3,000)	(2,000)
Tax accounting for book accruals	(4,000)

	(7,000)	(2,000)

Net deferred tax assets	$25,000	$41,000

        A valuation allowance was provided to reduce deferred tax assets to a level which more likely than not, would be realized. The valuation allowance was eliminated during 2000 as a result of the utilization of State net operating loss carryforwards of $205,000.

8.     COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Bank leases two branch offices and certain equipment under non-cancelable operating leases. The Atwood branch lease expires in April 2009 and has two five-year renewal options. The Auburn-

Folsom Road branch, which is leased from one of the Bank's directors (see Note 10), expires in December 2003 and has a two-year renewal option.

        Future minimum lease payments are as follows:

Year Ending December 31,
2003	$86,000
2004	61,000
2005	63,000
2006	65,000
2007	67,392
Thereafter	69,692

$412,000

        Rental expense included in occupancy and equipment expense totaled $88,000, $89,000 and $81,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Reserve Requirement

        Banks are required by the Federal Reserve Bank to maintain reserves equal to a percentage of their reservable deposits. The reserve balance required by the Bank at December 31, 2002 and 2001 was $218,000 and $180,000, respectively.

Financial Instruments With Off-Balance-Sheet Risk

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

        The following financial instruments represent off-balance-sheet credit risk:

	December 31,
	2002	2001
Commitments to extend credit	$18,634,000	$20,544,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, and deeds of trust on residential real estate and income-producing commercial properties.

        At December 31, 2002, commercial loan commitments represent approximately 19% of total commitments and are generally secured by accounts receivable and inventory. Real estate loan commitments represent approximately 68% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Consumer loan commitments represent the remaining 13% of total commitments and are generally unsecured. In addition, the majority of the Bank's loan commitments have variable interest rates.

Significant Concentrations of Credit Risk

        The Bank grants real estate mortgage, real estate construction, commercial and consumer loans to customers in Northern California. Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate.

        As of December 31, 2002, in management's judgment, a concentration of loans existed in commercial real estate and real estate construction loans. At that date, approximately 83% of the Bank's loans were real estate related, representing 33% and 50% of total loans, respectively.

        As of December 31, 2001, in management's judgment, a concentration of loans existed in commercial real estate and real estate construction loans. At that date, approximately 82% of the Bank's loans were real estate related, representing 43% and 39% of total loans, respectively.

        Although management believes the loans within these concentrations have no more risk than the normal risk of collectibility, a substantial decline in the performance of the economy in general or a decline in real estate values in the Bank's primary market area, in particular, could have an adverse impact on collectibility and increase the level of real estate related nonperforming loans.

Contingencies

        The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

9.     SHAREHOLDERS' EQUITY

Earnings Per Share

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2002, 2001 and 2000 are as follows:

	Net Earnings	Weighted Average Number of Shares Outstanding	Per Share Amount
December 31, 2002
Basic earnings per share	$1,015,000	61,778	$16.43

Effect of dilutive stock options		883

Diluted earnings	$1,015,000	62,661	$16.20

December 31, 2001
Basic earnings per share	$620,000	47,923	$12.94

Effect of dilutive stock options		832

Diluted earnings	$620,000	48,755	$12.72

December 31, 2000
Basic and diluted earnings per share	$215,000	41,750	$5.15

Stock Options

        On January 29, 1998, the shareholders approved the Auburn Community Bank 1998 Stock Option Plan for which 8,350 shares of common stock are reserved for issuance to employees under incentive and nonstatutory agreements. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period, beginning one year from the date of grant.

        A summary of the activity within the plan follows:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding, beginning of period	5,000	$100.00	5,000	$100.00	6,000	$100.00
Options canceled	(1,000)	$100.00			(1,000)	$100.00

Options outstanding, end of year	4,000	$100.00	5,000	$100.00	5,000	$100.00

Options exercisable, end of year	3,200	$100.00	3,000	$100.00	1,600	$100.00

        A summary of options outstanding at December 31, 2002 follows:

	Number of Options Outstanding December 31, 2002	Weighted Average Remaining Contractual Life	Number of Options Exercisable December 31, 2002
Exercise Price
$100.00	4,000	5.8 years	3,200

Stock Offerings

        In May 2001, the Bank issued 10,500 shares of the Bank's no par value common stock in a private placement at a price of $120 per share resulting in gross proceeds of $1,260,000. Stock offering costs totaling $27,000 were charged against proceeds, providing net capital of $1,233,000 from this sale of stock.

        In December 2001, the Bank was granted permission to sell up to 8,333 shares of the Bank's no par value common stock at $120 per share in a second private placement. As a result of an oversubscription of the Bank's December 2001 private placement, in January 2002 the Bank obtained permission from the Department of Financial Institutions to sell up to an additional 2,500 shares of the Bank's no par common stock at a price of $120. Stock subscriptions for 7,776 shares were recorded as of December 31, 2001. Subscriptions receivable of $538,000 were collected prior to December 31, 2001 and the remaining proceeds, totaling $395,000, were collected by January 12, 2002. Common stock subscriptions receivable were included in accrued interest receivable and other assets at December 31, 2001 and shares were issued in January 2002. In January 2002, the Bank issued an additional 2,932 shares of the Bank's no par value common stock at a price of $120 per share resulting in proceeds of $352,000 as a result of the oversubscription mentioned above.

Regulatory Capital

        The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital require-ments can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all its capital adequacy requirements as of December 31, 2002 and 2001.

        The most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since December 31, 2002 that management believes have changed the Bank's category.

	2002		2001
	Amount	Ratio	Amount	Ratio
Leverage Ratio
Auburn Community Bank	$7,868,000	9.1%	$6,500,000	8.5%
Minimum requirement for "Well-Capitalized" institution	$4,343,000	5.0%	$3,808,000	5.0%
Minimum regulatory requirement	$3,475,000	4.0%	$3,047,000	4.0%
Tier 1 Risk-Based Capital Ratio
Auburn Community Bank	$7,868,000	12.1%	$6,500,000	11.1%
Minimum requirement for "Well-Capitalized" institution	$3,897,000	6.0%	$3,508,000	6.0%
Minimum regulatory requirement	$2,598,000	4.0%	$2,339,000	4.0%
Total Risk-Based Capital Ratio
Auburn Community Bank	$8,681,000	13.4%	$7,232,000	12.4%
Minimum requirement for "Well-Capitalized" institution	$6,495,000	10.0%	$5,847,000	10.0%
Minimum regulatory requirement	$5,196,000	8.0%	$4,678,000	8.0%

10.   RELATED PARTY TRANSACTIONS

        During the normal course of business, the Bank enters into transactions with related parties, including directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2002:

Balance, January 1, 2002	$717,000
Disbursements	1,873,000
Amounts repaid	(2,060,000)

Balance, December 31, 2002	$530,000

Undisbursed commitments to related parties, December 31, 2002	$641,000

        The Bank leases one of its branch offices from a Director under a noncancelable operating lease. The lease expires in 2003 with an option to be renewed for an additional two years. Lease payments totaled $28,000, $27,000 and $26,000 for the years ended December 31, 2002, 2001 and 2000, respectively. The lease is under substantially the same terms as a lease with an unrelated party.

11.   OTHER EXPENSES

        Other expenses consisted of the following:

	Year Ended December 31,
	2002	2001	2000
Stationery and supplies	$86,000	$75,000	$112,000
Professional fees	200,000	86,000	50,000
Computer services	69,000	73,000	52,000
Automatic teller machine expenses	33,000	30,000	28,000
Advertising and promotion	101,000	123,000	76,000
Other operating expenses	442,000	394,000	320,000

	$898,000	$751,000	$610,000

12.   EMPLOYEE BENEFIT PLANS

  Salary Continuation and Retirement Plans

        Salary continuation plans were established for two key executives during 2002 and 2001. Under these plans, the executives will receive monthly payments for fifteen years after retirement. The estimated present value of these future benefits is accrued over the period from the effective dates of the plans until the executives' expected retirement dates. The expense recognized under these plans for the years ended December 31, 2002 and 2001 totaled $20,000 and $6,000, respectively.

        The benefits under these plans is substantially equivalent to that available under split-dollar life insurance policies purchased by the Bank on the lives of the executives. The single premium policies had cash surrender values totaling $840,000 and $314,000 at December 31, 2002 and 2001, respectively. On the balance sheet, the cash surrender values are included in accrued interest receivable and other assets.

  401(k) Plan

        In February 1998, the Bank adopted the Auburn Community Bank 401(k) Plan. The plan is available to all employees of the Bank meeting certain service requirements. The Bank's contribution to the plan is discretionary and is allocated at a specified percentage of each participant's annual contribution. The Bank contributed $32,000 and $31,000 to the plan for the years ended December 31, 2002 and 2001, respectively. There were no contributions made to the plan for the year ended December 31, 2000.

13.   SUBSEQUENT EVENTS

  Bank Holding Company

        On September 24, 2001, Auburn Community Bancorp (the "Company") was incorporated as a bank holding company for the purpose of acquiring Auburn Community Bank (the "Bank") in a one bank holding company reorganization. The new corporate structure gives the Company and the Bank greater flexibility in terms of operation expansion and diversification. The reorganization was consummated on February 14, 2003 after receipt of shareholder and regulatory approvals. The Bank will continue its operations as previously conducted, but as a wholly owned subsidiary of the Company.

  Stock Option Plan

        On January 15, 2003, the shareholders approved the Auburn Community Bancorp 2003 Stock Option Plan for which 3,000 shares of common stock are reserved for issuance to employees and directors under incentive and nonstatutory agreements. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period, beginning one year from the date of grant.

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

        This Agreement and Plan of Reorganization and Merger (the "Agreement") is entered into as of August 20, 2003 by and between Western Sierra Bancorp, a California corporation ("Western"), and Auburn Community Bancorp, a California corporation ("Auburn").

RECITALS:

        WHEREAS, the respective Boards of Directors of Auburn and Western have determined that it is in the best interests of Auburn and Western and their respective shareholders for Auburn to be merged with Western, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code and other applicable laws;

        WHEREAS, Auburn Community Bank ("AC Bank") is a wholly-owned subsidiary of Auburn;

        WHEREAS, each of the Boards of Directors of Auburn and Western have approved this Agreement and the transactions contemplated hereby;

        WHEREAS, Auburn's Board of Directors has resolved to recommend approval of the Merger of Auburn and Western to its shareholders; and

        WHEREAS, upon the consummation of the Merger of Auburn with Western, AC Bank shall become a wholly-owned subsidiary of Western.

        NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, Auburn and Western hereby agree as follows:

  ARTICLE 1. DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings set forth below:

  "AC Bank" shall mean Auburn Community Bank.

  "Acquisition Event" shall mean any of the following:

  (a)
  Auburn's Board of Directors shall have approved or Auburn shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than Western or any of its respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving Auburn, (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of Auburn or any asset or assets of Auburn the disposition or lease of which would result in a material change in the business or business operations of Auburn, a transfer of any shares of stock or other securities of Auburn by Auburn, or a material change in the assets, liabilities or results of operations or the future prospects of Auburn, including, but not limited to a grant of an option entitling any Person to acquire any shares of stock of Auburn or any assets material to the business of Auburn; or (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by Auburn (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of Auburn Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of Auburn Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of Auburn; or

  (b)
  Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director-Shareholder Agreement) shall have increased the number of shares of Auburn Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of Auburn Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of the outstanding shares of Auburn Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of Auburn Common Stock.

  "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

  "Affected Party" shall have the meaning given to it in Section 5.7.

  "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

  "Affiliate Agreements" shall have the meaning given to such term in Section 5.3.3.

  "Auburn" shall mean Auburn Community Bancorp.

  "Auburn Collateralizing Real Estate" shall have the meaning given such term in Section 3.23.1.

  "Auburn Common Stock" shall mean the common stock, no par value, of Auburn.

  "Auburn Documents" shall have the meaning given to such term in Section 3.6.2.

  "Auburn Fairness Opinion" shall have the meaning given to such term in Section 7.3.6.

  "Auburn Filings" shall have the meaning given such term in Section 3.6.1.

  "Auburn Financial Statements" shall have the meaning given to such term in Section 3.7.3.

  "Auburn Material Adverse Event" shall have the meaning given such term in Section 8.1.8.

  "Auburn Properties" shall have the meaning given such term in Section 3.23.1.

  "Auburn Stock Options" shall mean any options to purchase any shares of Auburn Common Stock or any other Equity Securities of Auburn granted on or prior to the Effective Time, whether pursuant to the Auburn Stock Option Plan or otherwise.

  "Auburn Stock Option Plan" shall mean Auburn's written Stock Option Plan as described in Schedule 3.5 and 3.24 hereto.

  "Auburn Superior Proposal" shall have the meaning set forth in Section 6.2.5.

  "Average Closing Price" shall mean the average of the daily closing price of a share of Western Common Stock reported on the NASDAQ National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

  "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

  "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

  "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

  "California Corporations Code" shall mean the General Corporation Law of the State of California, as amended from time to time.

  "CDFI" shall mean the California Department of Financial Institutions.

  "Certificates" shall have the meaning given to such term in Section 2.6.4.

  "Chapter 13" shall have the meaning given to such term in Section 2.7.

  "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

  "Closing" shall have the meaning given to such term in Section 2.1.

  "Closing Date" shall have the meaning given to such term in Section 2.1.

  "Closing Schedules" shall have the meaning given to such term in Section 5.7.

  "Conversion Rate of Stock Options" shall have the meaning given to such term in Section 2.5.

  "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

  "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

  "Director-Shareholder Agreement" shall have the meaning given such term in Section 7.2.9.

  "Dissenters' Set Aside" shall have the meaning given such term in Section 2.6.1 (a).

  "Dissenting Shares" shall mean shares of Auburn Common Stock or Western Common Stock which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and (4) of Paragraph (b) of Section 1300 of the California Corporations Code.

  "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of Section 1301 of the California Corporations Code.

  "Effective Time" shall have the meaning given such term in Section 2.1.

  "Employee Plan" shall have the meaning given such term in Section 3.21.3.

  "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

  "Equity Securities" shall have the meaning given to such term in the Exchange Act.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" shall mean Computershare or such other Person as Western shall have appointed to perform the duties set forth in Section 2.6.1 (a).

  "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Auburn Common Stock or Western Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of Auburn Common Stock or Western Common Stock.

  "FDIC" shall mean the Federal Deposit Insurance Corporation.

  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

  "GAAP" shall mean generally accepted accounting principles.

  "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

  "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

  "IRC" shall mean the Internal Revenue Code of 1986, as amended.

  "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement; the actual knowledge, after reasonable inquiry, of any director or executive officer of Auburn or Western.

  "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

  "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

  "Merger" shall have the meaning set forth in Section 2.1.

  "Merger Agreement" shall have the meaning given to such term in Section 2.1.

  "No Election Shareholder" shall have the meaning given to such term in Section 2.6.2 (c).

  "OREO" shall have the meaning given such term in Section 3.13.

  "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on Auburn in accordance with Paragraph (b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

  "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

  "Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

  "Registration Statement" shall have the meaning given to such term in Section 3.7.2.

  "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

  "Requisite Regulatory Approvals" shall have the meaning set forth in Section 7.1.2.

  "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

  "SEC" shall mean the Securities and Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

  "Surviving Corporation" shall have the meaning given to such term in Section 2.1.

  "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

  "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

  "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of Auburn Common Stock or Western Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of Auburn or Western.

  "Understanding" shall have the meaning set forth in Section 6.1.5.

  "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

  "Western" shall mean Western Sierra Bancorp.

  "Western Common Stock" shall mean the common stock, no par value per share, of Western.

  "Western Documents" shall have the meaning given to such term in Section 4.5.2.

  "Western Filings" shall have the meanings given such term in Section 4.5.1.

  "Western Financial Statements" shall mean the financial statements of Western for the year ended December 31, 2002.

  "Western Material Adverse Event" shall have the meaning given to such term in Section 8.1.9

  "Western Stock Plans" shall have the meaning set forth in Section 4.4.

ARTICLE 2. THE MERGER

        Section 2.1    The Merger.    Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, Auburn shall be merged with Western, with Western being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by Western and reasonably concurred to by Auburn (the "Closing Date") which shall not, however, be later than thirty (30) days after receipt of the Last Regulatory Approval and expiration of all applicable waiting periods. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean Western.

        Section 2.2    Effect of Merger.    By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Auburn and Western shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Auburn and Western, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of Auburn and Western immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either Auburn or Western shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Auburn and Western shall be preserved unimpaired and all debts, liabilities and duties of Auburn and Western shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        Section 2.3    Articles of Incorporation and Bylaws.    The Articles of Incorporation and Bylaws of Western in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended, and the name of the Surviving Corporation shall be "Western Sierra Bancorp."

        Section 2.4    Conversion of Western Stock.    The authorized and issued capital stock of Western immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of Western shall remain as the common stock of the Surviving Corporation.

        Section 2.5    Auburn Stock Options.    Prior to the Effective Time, Auburn shall make arrangements satisfactory to Western for the cancellation of 4,000 of the Auburn Stock Options and the delivery of an agreement between Auburn and each Option Holder of those 4,000 Auburn Stock Options, canceling such Option Holder's Auburn Stock Options in return for receipt immediately preceding the Effective Time of the difference between the exercise price of the option and the Per Share Merger Consideration. In addition, as of the Effective Time, the outstanding rights with respect to the remaining Auburn Stock Options for 5,000 shares of Auburn Common Stock pursuant to stock options under the Auburn Stock Option Plan shall be converted into and become equivalent rights with respect to Western Common Stock determined by dividing the Per Share Merger Consideration by the Average Closing Price (the "Conversion Rate of Stock Options") with a corresponding adjustment in the option price, and Western shall assume each of those 5,000 Auburn Stock Options in accordance with the terms of the Auburn Stock Option Plans and the stock option agreement by which it is evidenced.

        Section 2.6    Exchange Amount; Conversion of Auburn Common Stock.

          2.6.1    Conversion of Auburn Common Stock.

          At the Effective Time the conversion of each outstanding share of Auburn Common Stock shall proceed as follows:

          The terms used in this provision shall have the following meanings:

          Initial Cash Component shall mean $7,500,000 in cash.

          Initial Stock Component shall mean 350,000 shares of Western Common Stock.

          Adjusted Cash Component shall mean the Initial Cash Component plus or minus the adjustment pursuant to Section 2.6.1 (c), if any.

          Adjusted Stock Component shall mean the Initial Stock Component plus the adjustment pursuant to Section 2.6.1 (d), if any.

          Adjusted Value of the Stock Component shall mean the Adjusted Stock Component multiplied by the Average Closing Price.

          Adjusted Merger Consideration shall mean the sum of: (x) the Adjusted Cash Component, plus (y) the Adjusted Value of the Stock Component.

          Pro Forma Shares shall mean the sum of all outstanding shares of Auburn Common Stock, issued and outstanding immediately prior to the Effective Time.

          Adjusted Per Share Merger Consideration shall mean the Adjusted Merger Consideration divided by the Pro Forma Shares.

          Remaining Adjusted Cash Component shall mean the remainder of (x) the Adjusted Cash Component, minus (y) cash equal to the Adjusted Per Share Merger Consideration multiplied by the total number of Perfected Dissenting Shares.

          Adjusted Value of the Per Share Stock Component shall mean the Adjusted Value of the Stock Component divided by the remainder of (x) Pro Forma Shares, minus (y) the total number of Perfected Dissenting Shares.

          Remaining Adjusted Per Share Cash Component shall mean the Remaining Adjusted Cash Component divided by the remainder of (x) Pro Forma Shares, minus (y) the total number of Perfected Dissenting Shares.

          Per Share Merger Consideration shall mean the combined value of the Adjusted Value of the Per Share Stock Component and the Remaining Adjusted Per Share Cash Component as of the Effective Time.

            (a)   Western shall deliver to the Exchange Agent the Adjusted Stock Component and the Remaining Adjusted Cash Component. Each share of Auburn Common Stock, (except for Perfected Dissenting Shares, if applicable) shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to Sections 2.6.2 and 2.6.5 hereof, be converted into the right to receive cash, Western Common Stock, or a combination thereof. Western shall set aside, in cash out of the Adjusted Cash Component, for each Perfected Dissenting Share the Adjusted Per Share Merger Consideration (the "Dissenters' Set Aside").

            (b)   The holders of certificates formerly representing shares of Auburn Common Stock shall cease to have any rights as shareholders of Auburn, except such rights, if any, as they may have pursuant to the California Corporations Code. Except as provided above, until certificates representing shares of Auburn Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration.

            (c)   If the Average Closing Price remains between $30.00 and $34.00, there will be no adjustment to the Initial Cash Component. If the Average Closing Price is less than $30.00, then Western will increase the Initial Cash Component by an amount, up to $1,000,000, equal to $18,000,000 minus the sum of the Initial Cash Component and the Adjusted Value of the Stock Component. If the Average Closing Price is greater than $34.00, Western will subtract from the Initial Cash Component an amount, up to $1,000,000, equal to the sum of the Initial Cash Component and Adjusted Value of the Stock Component minus $19,400,000.

            (d)   If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Western Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Initial Stock Component.

          2.6.2    Cash/Stock Election.

          The terms used in this provision shall have the following meanings:

          Cash/Stock Election shall mean the process described herein by which each Auburn shareholder other than a holder of Perfected Dissenting Shares shall be permitted to state a preference to receive all cash or all stock or cash and/or stock in exchange for his or her shares of Auburn Common Stock.

          Stock Elector shall mean an Auburn shareholder who has timely submitted the proper form expressing a request to receive all shares of Western Common Stock as his or her Per Share Merger Consideration.

          Cash Elector shall mean an Auburn shareholder who has timely submitted the proper form expressing a request to receive all cash as his or her Per Share Merger Consideration.

          Cash/Stock Elector shall mean an Auburn shareholder who has timely submitted the proper form expressing a request to receive cash and/or shares of Western Common Stock as his or her Per Share Merger Consideration.

            (a)   Each Auburn shareholder other than a holder of Perfected Dissenting Shares may state a preference to receive his or her Per Share Merger Consideration in any of the following: (x) all shares of Western Common Stock; (y) all cash; or (z) cash and/or shares of Western Common Stock. The Adjusted Merger Consideration shall be allocated in accordance with the following provisions of this Section 2.6.2.

            (b)   The Cash/Stock Election is subject to the limitation that the aggregate shall not exceed the Remaining Adjusted Cash Component and the Adjusted Stock Component. Shares of Western Common Stock paid pursuant to the Cash/Stock Election shall be valued at the Average Closing Price.

            (c)   First, the election of the Stock Electors shall be fulfilled by providing to each Stock Elector for each share of Auburn Common Stock he or she owns the Per Share Merger Consideration in shares of Western Common Stock from the Adjusted Stock Component. If the elections of all of the Stock Electors cannot be fulfilled, then the Adjusted Stock Component shall be divided among the Stock Electors pro rata by the number of shares of their Auburn Common Stock, and each Stock Elector shall receive cash from the Remaining Adjusted Cash Component for the remainder of the Per Share Merger Consideration for each share of Auburn Common Stock which is not converted into shares of Western Common Stock and all other shareholders will only receive cash.

            If there are any shares of Western Common Stock remaining from the Adjusted Stock Component after payment to the Stock Electors, then each Cash/Stock Elector shall receive for each share of Auburn Common Stock he or she owns the Per Share Merger Consideration in shares of Western Common Stock. In the event there are insufficient shares of Western Common Stock available to pay all the Cash/Stock Electors in full with shares of Western Common Stock, then the left over Adjusted Stock Component shall be divided among the Cash/Stock Electors pro rata by the number of shares of their Auburn Common Stock and each such Cash/Stock Elector shall receive cash from the Remaining Adjusted Cash Component for the remainder of the Per Share Merger Consideration for each share of Auburn Common Stock which is not converted into shares of Western Common Stock and all other shareholders will only receive cash.

            If there are any shares of Western Common Stock remaining after payment to the Stock Electors and Cash/Stock Electors, then, each holder of Auburn Common Stock other than a holder of Perfected Dissenting Shares that makes no election or an improper election ("No Election Shareholder") shall receive for each share of Auburn Common Stock he or she owns the Per Share Merger Consideration in shares of Western Common Stock. In the event there are insufficient shares of Western Common Stock available to pay all the No Election Shareholders in full with shares of Western Common Stock, then the left over Adjusted Stock Component shall be divided among the No Election Shareholders pro rata by the number of shares of their Auburn Common Stock and each such No Election Shareholder shall receive cash from the Remaining Adjusted Cash Component for the remainder of the Per Share Merger Consideration for each share of Auburn Common Stock which is not converted into shares of Western Common Stock and all other shareholders will only receive cash.

            If there are any shares of Western Common Stock remaining after payment to the Stock Electors, Cash/Stock Electors and the No Election Shareholders, then the left over Adjusted Stock Component shall be divided among the Cash Electors pro rata by the number of shares of their Auburn Common Stock and each such Cash Elector shall receive cash from the Remaining Adjusted Cash Component for the remainder of the Per Share Merger Consideration for each share of Auburn Common Stock which is not converted into shares of Western Common Stock.

            (d)   An Auburn shareholder may not make a Cash/Stock Election until after the Effective Time and need not make a Cash/Stock Election at all. Promptly following the Effective Time, Western shall send to each Auburn shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, as desired.

            (e)   The Cash/Stock Election, if made, must be made by the Auburn shareholder and received by the Exchange Agent within 30 calendar days following the Effective Time (the "Election Deadline") for all shares held in the name of the Auburn shareholder (the "Effective Election Statement"). An Auburn shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, holders whose shares are represented by one or more certificates may make only one Cash/Stock Election for each such certificate.

            (f)    Auburn shareholders who make Cash/Stock Elections have no assurance that they will receive all cash or all stock or any specific proportion thereof.

          2.6.3    Reservation of Shares.    Prior to the Effective Time, the Board of Directors of Western shall reserve for issuance a sufficient number of shares of Western Common Stock for the purpose of issuing its shares to the shareholders of Auburn in accordance herewith.

          2.6.4    Exchange of Auburn Common Stock.

            (a)   As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of Auburn Common Stock ("Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Western shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Western or the Exchange Agent.

            (b)   After the Effective Time, each holder of a Certificate that surrenders such Certificate to Western or the Exchange Agent will, upon acceptance thereof by Western or the Exchange Agent, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 2.6.2.

            (c)   Western or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Western or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Western or the Exchange Agent may reasonably require.

            (d)   Each outstanding Certificate, other than those representing Perfected Dissenting Shares, shall until duly surrendered to Western or the Exchange Agent be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

            (e)   After the Effective Time, holders of Certificates shall cease to have rights with respect to the Auburn Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Perfected Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. At the Effective Time, Auburn shall deliver a certified copy of a list of its shareholders to Western or the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of Auburn, and if such Certificates are presented to Auburn for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. Western shall not be obligated to deliver any Per Share Merger Consideration to any holder of Auburn Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Western Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Western Common Stock, at which time such dividends on whole shares of Western Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Auburn for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing Western Common Stock until Western has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Auburn Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Western and the Exchange Agent shall be entitled to rely upon the stock transfer books of Auburn to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Western or the Exchange

    Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (f)    If any Per Share Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Western or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Western or the Exchange Agent that such tax has been paid or is not applicable.

            (g)   In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Western or the Exchange Agent an affidavit stating such fact, in form satisfactory to Western, and, at Western's discretion, a bond in such reasonable sum as Western or the Exchange Agent may direct as indemnity against any claim that may be made against Western or Auburn or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

          2.6.5    No Fractional Shares.    Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Western Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Western Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

        2.7    Dissenters' Rights.    Shares of Auburn Common Stock, the holders of which have lawfully dissented from the Merger in accordance with Chapter 13 of the California Corporations Code ("Chapter 13") and have timely filed with Auburn a written demand for purchase of his or her shares and have surrendered his or her stock certificates pursuant to Section 1302 of Chapter 13, are herein called "Dissenting Shares." Dissenting Shares, the holders of which have not effectively withdrawn or lost their dissenters' rights under Chapter 13 ("Perfected Dissenting Shares"), shall not be converted pursuant to Section 2.6 but the holders thereof shall be entitled only to such rights as are granted by Chapter 13. Each holder of Perfected Dissenting Shares who is entitled to payment for his or her Auburn Common Stock pursuant to the provisions of Chapter 13 shall receive payment therefor from Western (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

        If any holder of Dissenting Shares has effectively withdrawn or lost his or her dissenter's rights under Chapter 13 prior to the Election Deadline, an Effective Election Statement submitted with respect to such shares will be given effect in the same manner as other Effective Election Statements but if no Effective Election Statement is submitted, such shares will be treated as No Election Shares. If any holder of Dissenting Shares shall effectively withdraw or lose his or her dissenter's rights under Chapter 13 after the Election Deadline, the Dissenting Shares owned by such holder shall be treated as No Election Shares.

        Section 2.8    Board of Directors of Western and AC Bank following the Effective Time.    At the Effective Time, Jan T. Haldeman, or another director of Auburn if Mr. Haldeman is unable to serve, shall be appointed as a director of Western to serve until the next annual meeting of shareholders of Western and until such successors are elected and qualified. At the Effective Time, the then existing Board of Directors of AC Bank shall total nine directors with the seven existing directors of AC Bank and two persons to be selected by Western. The Chairman of the Board of Western shall be an attendee of the Board of Directors of AC Bank and all committees of the Board of Directors of AC Bank.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF AUBURN

        Auburn represents and warrants to Western as follows (it being understood that all references to Auburn relative to the period on or before February 14, 2003 shall be deemed to refer to AC Bank where appropriate in the context):

        Section 3.1    Organization; Corporate Power; Etc.    Auburn is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Auburn is a bank holding company registered under the BHCA. Each of Auburn's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Auburn taken as a whole or the ability of Auburn to consummate the transactions contemplated by this Agreement. Auburn has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all requisite Regulatory Approvals, Auburn will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Auburn is the sole shareholder of AC Bank. AC Bank is a California state-chartered bank authorized by the CDFI to conduct a general banking business in California. AC Bank is not a member of the Federal Reserve System. AC Bank's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business or Auburn, or any Subsidiary of Auburn, including AC Bank, nor the location of any of their respective properties, requires that Auburn or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on Auburn taken as a whole.

        Section 3.2    Licenses and Permits.    Except as disclosed on Schedule 3.2, Auburn and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Auburn or on the ability of Auburn to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Auburn, and those of its Subsidiaries, including AC Bank, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3    Subsidiaries.    Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which Auburn owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 3.4    Authorization of Agreement; No Conflicts.

          3.4.1 The execution and delivery of this Agreement and the Merger Agreement by Auburn, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Auburn, subject only to the approval of this Agreement, the Merger Agreement and the Merger by Auburn's shareholders. This Agreement has been duly executed and delivered by Auburn and constitutes a legal, valid and binding obligation of Auburn, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of Auburn, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

          3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Auburn, or except for the necessity of obtaining Requisite Regulatory Approvals, and the approval of the shareholders of Auburn, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Auburn or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Auburn, or on Western following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Merger Agreement by Auburn or the performance by Auburn of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing and approval of the Merger Agreement with the Secretary of the State of California; and (c) Tax Filings.

        Section 3.5    Capital Structure.    The authorized capital stock of Auburn consists of 10,000,000 shares of Auburn Common Stock, no par value per share. On the date of this Agreement, 62,958 shares of Auburn Common Stock were outstanding and 9,000 shares of Auburn Common Stock were reserved for issuance pursuant to outstanding Auburn Stock Options under the Auburn Stock Option Plan. All outstanding shares of Auburn Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the Auburn Stock Options described on Schedule 3.5 to this Agreement, Auburn does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Auburn is a party or by which it is bound obligating Auburn to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Auburn or obligating Auburn to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 3.6    Auburn Filings.

          3.6.1 Since January 1, 2000, Auburn and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the CDFI; (c) the FDIC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to Auburn's shareholders during the three-year period ended December 31, 2002 (whether or not filed with any Regulatory Authority), are collectively referred to as the "Auburn Filings." Except to the extent prohibited by law, copies of the Auburn Filings have been made available to Western. As of their respective filing or mailing dates, each of the past Auburn Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Auburn Financial Statements, together with the financial statements contained in the Auburn Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of Auburn as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

          3.6.2 Auburn, or AC Bank, as the case may be, has filed each report, schedule and amendments to each of the foregoing since January 1, 2000 that Auburn or AC Bank was required to file with the Federal Reserve Bank, the CDFI or the FDIC (the "Auburn Documents"), all of which have been made available to Western. As of their respective dates, the Auburn Documents complied in all material respects with the applicable requirements of the BHCA, the California Financial Code and the FDIC Rules and Regulations, as the case may be, and the rules and regulations of the Federal Reserve Bank, the CDFI and the FDIC thereunder applicable to such Auburn Documents, and none of the Auburn Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Auburn included in the Auburn Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the Federal Reserve Bank, the CDFI or the FDIC (as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Bank, the CDFI or the FDIC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of Auburn as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 3.7    Accuracy of Information Supplied.

          3.7.1 No representation or warranty of Auburn contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Auburn or any of its Subsidiaries, including AC Bank, to Western in connection herewith and none of the information supplied or to be supplied by Auburn or its Subsidiaries, including AC Bank, to Western hereunder to the best of Auburn's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.7.2 None of the information supplied or to be supplied by Auburn or relating to Auburn and approved by Auburn which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Western in connection with the issuance of shares of Western Common Stock in the Merger (including the Proxy Statement of Auburn and the Prospectus of Western ("Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Auburn through the date of the meeting of shareholders of Auburn to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Western Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Western and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.7.3 Auburn has delivered or will deliver to Western copies of: (a) the audited balance sheets of AC Bank as of December 31, 2002, 2001 and 2000 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith LLP, independent public accountants (the "Auburn Financial Statements"), and Auburn will hereafter until the Closing Date deliver to Western copies of additional financial statements of Auburn and its Subsidiaries as provided in Sections 5.1.1(iii) and 6.1.11(iii). The Auburn Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Auburn and its Subsidiaries, including AC Bank, as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Auburn has delivered or made available to Western copies of all management or other letters delivered to Auburn or AC Bank by its independent accountants in connection with any of the Auburn Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Auburn or AC Bank issued at any time since January 1, 2000, and will make available for inspection by Western or its representatives, at such times and places as Western may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.8    Compliance with Applicable Laws.    Except as disclosed on Schedule 3.8, to the best of Auburn's Knowledge the respective businesses of Auburn and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Auburn, or Western at or following the Effective Time. Except as set forth in Schedule 3.8, to the Knowledge of Auburn no investigation or review by any Governmental Entity with respect to Auburn or AC Bank is pending or threatened, nor has any Governmental Entity indicated to Auburn or AC Bank an intention to conduct the same.

        Section 3.9    Litigation.    Except as set forth in Schedule 3.9, to the Knowledge of Auburn there is no suit, action or proceeding or investigation pending or threatened against or affecting Auburn or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Auburn or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Auburn or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Except as disclosed on Schedule 3.9, there are no facts or circumstances to the Knowledge of Auburn that could reasonably be expected to give rise to any material suit, action or proceeding against Auburn. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Auburn or any of its Subsidiaries is a named party of which Auburn has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Auburn's prior business practices.

        Section 3.10    Agreements with Banking Authorities.    Neither Auburn nor any Subsidiary of Auburn is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11    Insurance.    Auburn and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by Auburn or any Subsidiary. None of Auburn or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding thereunder have been filed in timely fashion. Auburn and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12    Title to Assets other than Real Property.    Each of Auburn and its respective Subsidiaries has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), it owns or leases, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the Auburn Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not individually in excess of $25,000; and (e) other matters as described in Schedule 3.12. Materially all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted. All properties used in Auburn's operations are reflected in the Auburn Financial Statements to the extent GAAP requires the same to be reflected.

        Section 3.13    Real Property.    Schedule 3.13 is an accurate list and general description of all real property owned or leased by Auburn or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Each of Auburn and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not individually in excess of $25,000 and (d) other matters as described in Schedule 3.13. Auburn and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of Auburn's Knowledge, the activities of Auburn and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, Auburn and its Subsidiaries enjoy quiet possession under all real property leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

Materially all buildings and improvements on real properties owned or leased by Auburn or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14    Taxes.

          3.14.1    Filing of Returns.    Except as set forth on Schedule 3.14.1, Auburn and its Subsidiaries have duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Auburn and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14.1, no extension of time within which Auburn or any of its Subsidiaries may file any Return is currently in force.

          3.14.2    Payment of Taxes.    Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on Auburn or any Subsidiary or for which Auburn or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Auburn or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

          3.14.3    Audit History.    Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of Auburn or any Subsidiary currently in progress of which Auburn has Knowledge. Except as disclosed on Schedule 3.14.3, Auburn and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of Auburn or any Subsidiary for any period. Auburn and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of Auburn or any Subsidiaries filed for fiscal years ended on or after December 31, 1998 through the Closing Date, nor to the Knowledge of Auburn is there reason to believe that any material deficiency will be assessed.

          3.14.4    Statute of Limitations.    Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of Auburn or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of Auburn or any Subsidiaries are currently pending.

          3.14.5    Withholding Obligations.    Except as set forth on Schedule 3.14.5, Auburn and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

          3.14.6    Tax Liens.    There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by Auburn or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

          3.14.7    Tax Reserves.    Auburn and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The Auburn Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the Auburn Financial Statements and all periods prior thereto.

          3.14.8    IRC Section 382 Applicability.    None of Auburn or any of its Subsidiaries, including any party joining in any consolidated return to which Auburn is a member, underwent an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

          3.14.9    Disclosure Information.    Within 45 days of the date of this Agreement, Auburn will deliver to Western a schedule setting forth the following information with respect to Auburn and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) Auburn's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Auburn; and (c) the amount of any deferred gain or loss allocable to Auburn and arising out of any deferred intercompany transactions.

        Section 3.15    Performance of Obligations.    Auburn and its Subsidiaries have performed all material obligations required to be performed by them to date and none of Auburn or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Auburn or its Subsidiaries. To Auburn's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom Auburn or any of its Subsidiaries has an agreement that is of material importance to the businesses of Auburn or its Subsidiaries is in default thereunder.

        Section 3.16    Loans and Investments.    Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Auburn or its Subsidiaries, including AC Bank, are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of June 30, 2003, no loans or investments held by Auburn or any Subsidiary, including AC Bank are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by AC Bank or any banking regulators; or (iii) on a nonaccrual status in accordance with AC Bank's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by Auburn or AC Bank to any Affiliates of Auburn or AC Bank are disclosed on Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $50,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to Auburn or any Subsidiary, including AC Bank, and to Auburn's Knowledge, is still in full force and effect.

        Section 3.17    Brokers and Finders.    Except as set forth on Schedule 3.17, none of Auburn or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Auburn agrees to indemnify and hold harmless Western and its affiliates, and to defend with counsel selected by Western and reasonably satisfactory to Auburn, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18    Contracts.    (a) Schedule 3.18(a) to this Agreement contains a complete and accurate written list of all agreements, obligations or understandings, written and oral (each a "Contract" and collectively, the "Contracts"), each involving payments or value in excess of $25,000, to which Auburn or any Subsidiary is a party as of the date of this Agreement (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Western prior to the execution of this Agreement), except for loans and other extensions of credit made by Auburn or AC Bank in the ordinary course of its business and those items specifically disclosed in the Auburn Financial Statements.

        (b)   Schedule 3.18(b) contains a true and complete list of Contracts not terminable by Western upon 30 days (or less) notice by Western without penalty of at least $5,000 or obligation to make payments totaling at least $5,000 based on such termination.

        (c)   Each Contract required to be disclosed in Section 3.18(a) constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and, to Auburn's Knowledge, no other party to such Contract, is nor has received notice that it is, in violation or breach of or default under any such Contract, or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract.

        (d)   Auburn is not a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement, or (ii) contains any covenant or other provision that limits Auburn's or Western's ability to compete with any Person in a line of business or in any area or territory.

        Section 3.19    Absence of Material Adverse Effect.    Since January 1, 2003, the respective businesses of Auburn and its Subsidiaries, including AC Bank, have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to Auburn's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Auburn.

        Section 3.20    Undisclosed Liabilities.    Except as disclosed on Schedule 3.20, none of Auburn or any of its Subsidiaries to Auburn's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Auburn and its Subsidiaries and that have not been: (a) reflected or disclosed in the Auburn Financial Statements; or (b) incurred subsequent to December 31, 2002 in the ordinary course of business. Auburn has no Knowledge of any basis for the assertion against Auburn, or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Auburn that is not fully and fairly reflected and disclosed in the Auburn Financial Statements or on Schedule 3.20.

        Section 3.21    Employees; Employee Benefit Plans; ERISA.

          3.21.1    All material obligations of Auburn or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the Auburn Financial Statements and paid when due. All material obligations of Auburn or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the Auburn Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of Auburn, attempts to unionize or controversies threatened between Auburn or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on Auburn and its Subsidiaries, taken as a whole. None of Auburn or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of Auburn or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of Auburn or any Subsidiary which are not terminable by Auburn or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the Auburn Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of Auburn or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To Auburn's Knowledge, Auburn and its Subsidiaries have materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

          3.21.2    Auburn has delivered as Schedule 3.21.2 a complete list of:

            (a)   All current employees of Auburn or any of its Subsidiaries together with each employee's tenure with Auburn or such Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

            (b)   All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

          3.21.3    Except as disclosed on Schedule 3.21.3, none of Auburn or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of Auburn or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to Western, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of Auburn or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of Auburn or any of its Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of Auburn or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of Auburn or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption. Except as disclosed in Schedule 3.21.3, there are no Employee Plans or Benefit Arrangements as to which, after the Closing, Western will be required to make any contributions or with respect to which Western shall have any material obligation or liability on behalf of any of the current employees of Auburn, or which Western will not be able to terminate prior to or immediately after the Closing in accordance with their terms and ERISA.

          3.21.4    Except as disclosed in Schedule 3.21.4, none of Auburn or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of Auburn or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21.4, none of Auburn or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of Auburn or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered or made available to Western, shall be herein referred to as a "Benefit Arrangement."

          3.21.5    All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, materially comply with or will be amended to materially comply with applicable legal requirements. None of Auburn or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject Auburn or any of its Subsidiaries or Western to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to Auburn's Knowledge, no employee of Auburn or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject Auburn or any of its Subsidiaries to liability if Auburn or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in

  Schedule 3.21.5, Auburn and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

          3.21.6    Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to Auburn's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

          3.21.7    Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

          3.21.8    Except as disclosed in Schedule 3.21.8, none of Auburn or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by Auburn or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Auburn or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          3.21.9    There have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, of which Auburn has notice by any employees or by any of the employees performing work for Auburn but provided by an outside employment agency, and there are no facts or circumstances known to Auburn that could reasonably be expected to give rise to such complaint or claim. Auburn has complied with all material respects with all laws currently applicable to the employment of employees, and Auburn has not received any notice of any claim that it has not complied in any material respect with any laws, ordinances or regulations relating to the employment of employees.

        Section 3.22    Powers of Attorney.    No power of attorney or similar authorization given by Auburn or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23    Hazardous Materials.    Except as set forth on Schedule 3.23:

          3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of Auburn and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the Auburn Properties (as defined below), Auburn and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To Auburn's Knowledge, no material amount of Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 2000, or which is currently or during the past three years was leased, by Auburn or any of its Subsidiaries, including OREO (collectively, the "Auburn Properties"), or to Auburn's

  Knowledge, on or in any real property in which Auburn or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("Auburn Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such Auburn Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the Auburn Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against Auburn or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To Auburn's Knowledge, no activity has been undertaken on any of the Auburn Properties since January l, 2000, and to the Knowledge of Auburn no activities have been or are being undertaken on any of the Auburn Collateralizing Real Estate, that would cause or contribute to:

            (a)   any of the Auburn Properties or Auburn Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

            (b)   a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

            (c)   the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, as amended, 42 U.S.C. §7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the Auburn Property or Auburn Collateralizing Real Estate involved.

          3.23.2 To the Knowledge of Auburn, there are not, and never have been, any underground storage tanks located in or under any of the Auburn Properties or the Auburn Collateralizing Real Estate.

          3.23.3 None of Auburn or any of its Subsidiaries has received any written notice of, and to the Knowledge of Auburn none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Auburn Properties or Auburn Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Auburn Properties or Auburn Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of Auburn, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

          3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

        Section 3.24    Stock Options.    Schedule 3.24 to this Agreement contains a description of the Auburn Stock Option Plan and list of all Auburn Stock Options outstanding, indicating for each: (a) the grant date and expiration date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

        Section 3.25    Parachute Payments.    Except as set forth in Schedule 3.25, the consummation of the Merger will not entitle any director, officer, shareholder, independent contractor or employee of Auburn to any payment that would constitute a parachute payment under IRC 280G or would result in an excise tax to a recipient of such payment under Section 4999 of the IRC.

        Section 3.26    Affiliate Transactions.    Other than in the ordinary course of Auburn's business, (i) there are no Contracts or liabilities between Auburn and any current or former officer, director or 10% or more shareholder, (ii) Auburn does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director or shareholder, (iii) neither Auburn nor any such current or former officer, director or shareholder provides for fees or causes to be provided for fees any assets, services or facilities to Auburn, and (iv) Auburn does not beneficially own, directly or directly any debentures, notes, other evidence of indebtedness, stock, securities (including rights to purchase and securities convertible into or exchangeable for other securities), or interests in other assets of any such current or former officer, director or shareholder.

        Section 3.27    Risk Management Instruments.    Neither Auburn nor any Subsidiary of Auburn is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generally as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives," or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business consistent with safe and sound banking practices and regulatory guidance.

        Section 3.28    Liability Under Regulation C, Truth in Lending Law and HMDA.    Auburn has no liabilities or obligations, accrued, contingent or otherwise that are material to Auburn with respect to Regulation C, Truth in Lending Law and HMDA disclosures.

        Section 3.29    Effective Date of Representations, Warranties, Covenants and Agreements.    Each representation, warranty, covenant and agreement of Auburn set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF WESTERN

        Western represents and warrants to Auburn that:

        Section 4.1    Organization; Corporate Power; Etc.    Western is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Western is a bank holding company registered under the BHCA. Each of Western's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Western taken as a whole or the ability of Western to consummate the transactions contemplated by this Agreement. Western has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Western will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Neither the scope of business of Western or any Subsidiary, nor the location of any of their respective properties, requires that Western or any of its respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on Western taken as a whole.

        Section 4.2    Licenses and Permits.    Except as disclosed on Schedule 4.2, Western and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Western taken as a whole, or on the ability of Western to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Western and those of its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 4.3    Authorization of Agreement; No Conflicts.

          4.3.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Western. This Agreement has been duly executed and delivered by Western and constitutes a legal, valid and binding obligation of Western, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of Western, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

          4.3.2 Except as discussed on Schedule 4.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Western, or except for the necessity of obtaining the Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Western or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Western taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Western or the performance by Western of its obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing and approval of the Merger Agreement with the Secretary of the State of California; (d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by Western or the consummation of the Merger; and (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of Western Common Stock contemplated by this Agreement.

        Section 4.4    Capital Structure of Western.    The authorized capital stock of Western consists of 10,000,000 shares of Western Common Stock, no par value per share and 10,000,000 shares of Western preferred stock. On August 1, 2003, 4,600,760 shares of Western Common Stock were outstanding, 420,796 shares of Western Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "Western Stock Plans"), and no shares of Western preferred stock were outstanding or were reserved for issuance by Western. All outstanding shares of Western Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of Western Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of Western, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Western Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the Western Stock Plans, Western does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Western is a party or by which it is bound obligating Western to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Western or obligating Western to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.5    Western Filings.

          4.5.1 Since January 1, 2000, Western and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the SEC; and (c) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the Western Financial Statements are collectively referred to as the "Western Filings." Except to the extent prohibited by law, copies of the Western Filings have been made available to Auburn. As of their respective filing or mailing dates, each of the past Western Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Western Financial Statements, together with the financial statements contained in the Western Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Western as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the period then ended.

          4.5.2 Western has filed each report, schedule, and amendments to each of the foregoing since January 1, 2000 that Western was required to file with the Federal Reserve Bank (the "Western Documents"), all of which have been made available to Auburn. As of their respective dates, the Western Documents complied in all material respects with the applicable requirements of the BHCA and the rules and regulations of the Federal Reserve Bank thereunder applicable to such Western Documents, and none of the Western Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Western included in the Western Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Bank), and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Western as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 4.6    Accuracy of Information Supplied.

          4.6.1 No representation or warranty of Western contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Western or any of its Subsidiaries to Auburn in connection herewith and none of the information supplied or to be supplied by Western or any of its Subsidiaries to Auburn hereunder to the best of Western's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.6.2 None of the information supplied or to be supplied by Western or relating to Western which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Western in connection the issuance of shares of Western Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Auburn through the date of the meeting of shareholders of Auburn to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Western Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to Auburn and its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          4.6.3 Western has delivered or will deliver to Auburn copies of: (a) the audited balance sheets of Western and its Subsidiaries as of December 31, 2002, 2001 and 2000 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith LLP, independent public accountants (the "Western Financial Statements"), and Western will hereafter until the Closing Date deliver to Auburn copies of additional financial statements of Western as provided in Section 5.1.1(iii). The Western Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Western and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Western has delivered or made available to Auburn copies of all management or other letters delivered to Western by its independent accountants in connection with any of the Western Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Western issued at any time since January 1, 2000, and will make available for inspection by Auburn or its representatives, at such times and places as Auburn may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 4.7    Compliance With Applicable Laws.    Except as disclosed on Schedule 4.7, to the best of Western's Knowledge, the respective businesses of Western and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to Western is pending or, to the Knowledge of Western, threatened, nor has any Governmental Entity indicated to Western an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole.

        Section 4.8    Litigation.    Except as set forth in Schedule 4.8, to the Knowledge of Western there is no suit, action or proceeding or investigation pending or threatened against or affecting Western which, if adversely determined, would have a Material Adverse Effect on Western, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Western or its Subsidiaries, that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 4.8 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Western or its Subsidiaries, is a named party of which Western has Knowledge, and except as disclosed on Schedule 4.8, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Western's prior business practices.

        Section 4.9    Agreements with Banking Authorities.    Neither Western nor any Subsidiary of Western is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 4.10    Performance of Obligations.    Western and its Subsidiaries have performed all material obligations required to be performed by them to date and none of Western or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole. To Western's Knowledge, and except as disclosed on Schedule 4.10, no party with whom Western or any of its Subsidiaries has an agreement that is of material importance to the business of Western and its Subsidiaries, taken as a whole, is in default thereunder.

        Section 4.11    Absence of Material Adverse Effect.    Since January 1, 2003, the respective businesses of Western and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to Western's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole.

        Section 4.12    Undisclosed Liabilities.    Except as disclosed on Schedule 4.12, none of Western or any of its Subsidiaries to Western's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Western and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the Western Financial Statements; or (b) incurred subsequent to December 31, 2002 in the ordinary course of business. Western has no Knowledge of any basis for the assertion against Western or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Western and its Subsidiaries, taken as a whole, that is not fairly reflected in the Western Financial Statements or on Schedule 4.12.

        Section 4.13    Effective Date of Representations, Warranties, Covenants and Agreements.    Each representation, warranty, covenant and agreement of Western set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

ARTICLE 5. ADDITIONAL AGREEMENTS

        Section 5.1    Access to Information, Due Diligence, etc.

          5.1.1 Upon reasonable notice, each party shall permit the other party and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of Auburn's Filings or Western's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Auburn or any of its Subsidiaries shall be furnished to Western at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of Western, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Auburn or Western as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Auburn or Western may reasonably request.

          5.1.2 Until the Effective Time, a representative of Western shall be entitled and shall be invited to attend meetings of the Boards of Directors of Auburn, at least five (5) days' prior to written notice of the dates, times and places of such meetings shall be given to Western except that in the case of special meetings Western shall receive the same number of days' prior notice as Auburn's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Auburn, (ii) involve discussions between such Boards of Directors or such Loan Committees and legal counsel for Auburn that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Western, or (iii) constitute the Executive Session of any Board of Directors meeting.

          5.1.3 Western and Auburn each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2    Shareholder Approval.

          5.2.1 Auburn shall promptly call a meeting of its shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than December 31, 2003, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Auburn's Board of Directors will recommend to its shareholders approval of this Agreement, the Merger Agreement and the Merger; provided, however, that Auburn's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that an Auburn Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

          5.2.2 If the Merger is approved by vote of the shareholders of Auburn, then, within ten (10) days thereafter Auburn shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

        Section 5.3    Taking of Necessary Action.

          5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of Auburn's or Western's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, Western and Auburn will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of Western or Auburn advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, Western shall take all actions necessary to execute and file the Merger Agreement and to effect all transactions contemplated by this Agreement and Auburn shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Auburn, the proper officers or directors of Western or Auburn, as the case may be, shall take all such necessary action.

          5.3.2 The obligations of Auburn contained in Section 6.2.5 of this Agreement shall continue to be in full force and effect despite any Default under Section 6.2.5 or Auburn's receipt of an Auburn Superior Proposal (defined below) and any Default under Section 6.2.5 by Auburn shall entitle Western to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by Western or Auburn and the actual payment of the liquidated damages to the other party as provided for in Section 8.5 of this Agreement, neither Western, Auburn or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and Western or Auburn shall have no further obligations of any kind under this Agreement.

          5.3.3 Auburn shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of Auburn (for purposes of Rule 145 under the Securities Act) to deliver to Western, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements").

        Section 5.4    Registration Statement and Applications.

          5.4.1 Western and Auburn will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate tate securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of Western and Auburn shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement/Prospectus to the shareholders of Auburn. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

          5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

        Section 5.5    Expenses.

          5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of Western Common Stock by Affiliates of Auburn; provided, however, that Western will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

          5.5.2 Auburn and Western shall use their best efforts to ensure that their attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.

        Section 5.6    Notification of Certain Events.

          5.6.1 Auburn shall provide to Western, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.2 Western shall provide to Auburn, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets,

  financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

          5.6.4 Auburn and Western shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. Western shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning Auburn, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by Auburn.

        Section 5.7    Closing Schedules.    Auburn has delivered to Western on or before the date of this Agreement all of the Schedules to this Agreement which Auburn is required to deliver to Western hereunder (the "Auburn Schedules"). Western has delivered to Auburn on or before the date of this Agreement all of the Schedules to this Agreement which Western is required to deliver to Auburn hereunder (the "Western Schedules"). Immediately prior to the Closing Date, Auburn shall have prepared updates of the Auburn Schedules provided for in this Agreement and shall deliver to Western revised schedules containing the updated information (or a certificate signed by Auburn's Chief Executive Officer stating that there have been no changes on the applicable schedules); and Western shall have prepared updates of the Western Schedules provided for in this Agreement and shall deliver to Auburn revised Schedules containing updated information (or a certificate signed by Western's Chief Executive Officer stating that there has been no change on the applicable schedules). Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on Auburn, on the one hand, or on Western, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

        Section 5.8    Additional Accruals/Appraisals.    Prior to the Closing Date, but after the Determination Date, at Western's request, Auburn and/or AC Bank shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Determination Date as may be necessary to conform Auburn's or AC Bank's accounting and credit and OREO loss reserve practices and methods to those of Western, provided, however, that no accrual or reserve made by Auburn or AC Bank pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Auburn or AC Bank resulting from Auburn's or AC Bank's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

ARTICLE 6. CONDUCT OF BUSINESS

        Section 6.1    Affirmative Conduct of Auburn.    During the period from the date of execution of this Agreement through the Effective Time, Auburn shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banks or all member banks insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

          6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

          6.1.2 Advise Western promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

          6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Western in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

          6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on Auburn;

          6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Auburn;

          6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

          6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

          6.1.9 Promptly advise Western in writing of any event or any other transaction within the Knowledge of Auburn, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of Auburn Common Stock either prior to or after the record date fixed for the Auburn shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

          6.1.10(a)    Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in Auburn's or AC Bank's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

            (b)   Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Auburn or AC Bank, Auburn or AC Bank has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

          6.1.11 Furnish to Western, as soon as practicable, and in any event within five days after it is prepared, or concurrent with distribution to the Board of Directors or any committees thereof if prepared for such purpose: (i) a copy of any report or agenda submitted to the Board of Directors of Auburn or AC Bank or any of their committees and access to the working papers and materials related thereto prepared for and distributed to the Board of Directors, whether prior to, at or subsequent to a meeting, provided, however, that Auburn need not furnish Western any materials relating to deliberations of Auburn's Board of Directors or AC Bank's Board of Directors with respect to its approval of this Agreement, communications of Auburn's legal counsel with the Board of Directors or officers of Auburn regarding Auburn's rights against or obligations to Western or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to Auburn or AC Bank or filed with or received from any Federal Reserve Bank, the CDFI, the FDIC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for Auburn and AC Bank and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for Auburn and AC Bank, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Western may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to Auburn. Each of the financial statements of Auburn or AC Bank delivered pursuant to this Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of Auburn or AC Bank to the effect that such financial statements fairly present the financial information presented therein of Auburn or AC Bank, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice. Any Board or committee materials to be concurrently distributed to Western pursuant to this Section 6.1.11 shall be delivered via facsimile to Gary D. Gall at the number listed in Section 9.2 hereof;

          6.1.12 Auburn agrees that through the Effective Time, as of their respect dates, (i) each Auburn Filing will be true and complete in all material respects; and (ii) each Auburn Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Auburn Filings that is intended to present the financial position of Auburn during the periods involved to which it relates will fairly present in all material respects the financial position of Auburn and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

          6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

          6.1.14 Promptly notify Western of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against Auburn or any of its assets;

          6.1.15 Inform Western of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of AC Bank as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). Auburn will furnish to Western, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

          6.1.16 Furnish to Western, upon Western's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type; (ii) loans or leases (including any commitments) by Auburn to any director or officer (at or above the Vice President level) of Auburn or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of Auburn, including, with respect to each such loan or lease, the identity and, to the best Knowledge of Auburn, the relation of the borrower to Auburn or AC Bank, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000);

          6.1.17 Make available to Western copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $250,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $25,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by Auburn after the date of this Agreement, within ten Business Days of preparation of such packages; and

          6.1.18 The Board of Directors of Auburn shall promptly adopt resolutions required to cause the 401(k) Plan to be rolled into the 401(k) Plan for Western Sierra at the Effective Time. Except for the Auburn Stock Option Plan the Board of Directors of Auburn shall promptly adopt resolutions to terminate any other plan or agreement providing shares of Auburn Common Stock or equity-based rights to any Person.

        Section 6.2    Negative Covenants of Auburn.    During the period from the date of execution of this Agreement through the Effective Time, Auburn agrees that without Western's prior written consent, it shall not and its Subsidiaries shall not:

          6.2.1 (a) Declare or pay any dividend on or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock. Notwithstanding the foregoing, the parties agree that prior to the completion of the Merger, Auburn shall pay a cash dividend to its shareholders in an aggregate amount equal to the lesser of $350,000 or 35% of Auburn's pretax income from January 1, 2003 through the Determination Date after expensing the payout for the 4,000 options to be canceled and other normal expenses and accruals identified with the Merger;

          6.2.2 Take any action that would or might result in any of the representations and warranties of Auburn set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

          6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of Auburn or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of Auburn Common Stock pursuant to the exercise of Auburn Stock Options;

          6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

          6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Western, and its representatives) concerning any such solicited Acquisition Proposal. Auburn shall notify Western immediately if any inquiry regarding an Acquisition Proposal is received by Auburn, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Western would acquire or participate in a merger or other business combination or reorganization involving Auburn or any of its Subsidiaries; (b) proposal by which any Person or group, other than Western, would acquire the right to vote ten percent (10%) or more of the capital stock of Auburn entitled to vote for the election of directors; (c) acquisition of the assets of Auburn other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of Auburn, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Auburn or Auburn's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Auburn, if and only to the extent that (A) the Board of Directors of Auburn has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Auburn's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as an "Auburn Superior Proposal") and Auburn's Board of Directors has

  determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Auburn to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, Auburn's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between Auburn and Western, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

          6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to Auburn, other than in the ordinary course of business consistent with prior practice;

          6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Auburn, except in the ordinary course of business consistent with prior practice;

          6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Auburn or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

          6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

          6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of Auburn or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

          6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

          6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

          6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 2002 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

          6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $30,000 in the aggregate;

          6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

          6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

          6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Western, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Western for its approval, which it shall not unreasonably withhold or delay;

          6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

          6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 2002, except as required by changes in GAAP or regulatory accounting principles as concurred to by Auburn's independent public accountants;

          6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

          6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Western prior to taking such property into OREO;

          6.2.22 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by Auburn or its Subsidiaries. Western shall be deemed to have consented in writing to any election Auburn or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of Western in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Western shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election; or

          6.2.23 Materially change its pricing practices on loans or deposit products.

        Section 6.3    Affirmative Conduct of Western.    During the period from the date of execution of this Agreement through the Effective Time, Western shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banks or all member banks insured by the FDIC and directives from regulators (except to the extent Auburn shall otherwise consent in writing), and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

          6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

          6.3.2 Advise Auburn promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.3.3 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Auburn;

          6.3.4 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

          6.3.5 File all necessary applications with the Federal Reserve and the CDFI for the transaction as soon as possible, but no later than October 31, 2003 and furnish to Auburn, as soon as practicable, and in any event within fifteen days after it has prepared all applications to be submitted to the Federal Reserve and CDFI for approval of the Merger; and

          6.3.6 Western agrees that through the Effective Time, as of their respect dates, (i) each Western Filing will be true and complete in all material respects; and (ii) each Western Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Western Filings that is intended to present the financial position of Western, on a consolidated basis, during the periods involved to which it relates will fairly present in all material respects the financial position of Western, on a consolidated basis, and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and regulations, except as stated therein.

        Section 6.4    Negative Covenants of Western.    During the period from the date of execution of this Agreement through the Effective Time, Western agrees that without Auburn's prior written consent, it shall not and its Subsidiaries shall not:

          6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices or stock dividends in which the Initial Stock Component will be adjusted pursuant to Section 2.6.1(d), or make any other distribution in respect of any of its capital stock; or (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          6.4.2 Take any action that would or might result in any of the representations and warranties of Western set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority; or

          6.4.3 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

        Section 7.1    Conditions to the Parties' Obligations.    The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

          7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of Auburn Common Stock entitled to vote;

          7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

          7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by Western of any material asset or of a material portion of the business of Western; or (iii) imposes any condition upon Western or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Western would be materially burdensome;

          7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

          7.1.5 Western and Auburn shall have received an opinion from Perry-Smith LLP, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Western and Auburn, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Western and Auburn will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

          7.1.6 Western and Auburn shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.6A and 7.1.6B, respectively, dated as of the Closing Date; and

          7.1.7 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

        Section 7.2    Conditions to Western's Obligations.    The obligations of Western to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Western) of the following conditions:

          7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of Auburn contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or AC Bank, or upon the consummation of the transactions contemplated hereby; (b) Auburn shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Auburn or AC Bank, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Western to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Auburn shall have delivered to Western certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

          7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which Auburn is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on Auburn, the Surviving Corporation or Western at or following the Effective Time, or on the transactions contemplated by this Agreement;

          7.2.3 Auburn shall have delivered its Closing Schedules to Western on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Auburn Schedules (or in the Auburn Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on Auburn, the Surviving Corporation or Western at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Auburn, or its Subsidiaries, and Western shall have received a certificate signed on behalf of Auburn by the President and Chief Executive Officer of Auburn to such effect;

          7.2.5 Counsel for Western shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Western hereunder or that are reasonably requested by such counsel;

          7.2.6 The sale of the Western Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

          7.2.7 Auburn shall have delivered to Western not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

          7.2.8 None of Auburn or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect;

          7.2.9 All of Auburn's director-shareholders shall have delivered to Western on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.9; and

          7.2.10 Auburn's shareholders' equity as of the Determination Date shall be no less than the December 31, 2002 shareholders' equity of Auburn.

        Section 7.3    Conditions to Auburn's Obligations.    The obligations of Auburn to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Auburn) of the following conditions:

          7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of Western contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Western, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) Western shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Western, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Auburn to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Western shall have delivered to Auburn certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

          7.3.2 Counsel for Auburn shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Auburn hereunder or that are reasonably requested by such counsel;

          7.3.3 Western has taken such action as appropriate to convert the Auburn stock options for 5,000 shares into Western stock options adjusted for the Conversion Rate of Stock Options;

          7.3.4 Prior to the Closing Date, Western shall have taken all corporate action required to effectuate the appointment of Jan T. Haldeman, or another director of Auburn if Mr. Haldeman is unable to serve, to its Board of Directors effective immediately after the Effective Time;

          7.3.5 Western shall have delivered its Closing Schedules to Auburn on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Western Schedules (or in the Western Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.3.6 The fairness opinion (the "Auburn Fairness Opinion") to be commissioned by Auburn's Board of Directors shall provide that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Auburn, and shall not have been revoked, at any time prior to the meeting of Auburn's shareholders at which the Merger is to be voted on;

          7.3.7 The sale of the Western Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked; and

          7.3.8 Western shall have obtained a three-year director and officer liability insurance tail coverage policy for the benefit of the current directors and executive officers of Auburn.

ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

        Section 8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time:

          8.1.1    By mutual consent of the Boards of Directors of Western and Auburn;

          8.1.2    By Western or Auburn upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

          8.1.3    By Western if an Acquisition Event involving Auburn shall have occurred;

          8.1.4    By Auburn if there shall have been a material breach of any of the representations or warranties of Western set forth in this Agreement, which breach, in the reasonable opinion of Auburn, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of Auburn, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Western and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

          8.1.5    By Western if there shall have been a material breach of any of the representations or warranties of Auburn set forth in this Agreement, which breach, in the reasonable opinion of Western, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of Western, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Auburn and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

          8.1.6    By Auburn after the occurrence of a Default by Western and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of Auburn, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

          8.1.7    By Western after the occurrence of a Default by Auburn and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of Western, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

          8.1.8    By Western if the Closing Schedules delivered by Auburn disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Auburn Financial Statements delivered to Western on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on Auburn and its Subsidiaries, taken as a whole, or after the Effective Time, on Western, or on the consummation of the transactions contemplated hereby (an "Auburn Material Adverse Event");

          8.1.9    By Auburn if the Closing Schedules delivered by Western disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Western Financial Statements delivered to Auburn on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on Western and its Subsidiaries, taken as a whole, or on the consummation of the transactions contemplated hereby (a "Western Material Adverse Event");

          8.1.10    By Auburn upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to March 31, 2004 (or April 30, 2004 if any applicable waiting period for Requisite Regulatory Approval requires additional time) provided that Auburn may not terminate this Agreement under this Section 8.1.10 if the relevant condition shall have failed to occur as a result of any act, delay or omission by Auburn; or

          8.1.11    By Western upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to March 31, 2004 (or April 30, 2004 if any applicable waiting period for Requisite Regulatory Approval requires additional time) provided that Western may not terminate this Agreement under this Section 8.1.11 if the relevant conditions shall have failed to occur as a result of any act, delay or omission by Western.

        Section 8.2    Effect of Termination; Survival.    Except as provided in Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

        Section 8.3    Amendment.    This Agreement may be amended by written consent of the parties hereto, at any time before or after approval hereof by the shareholders of Auburn; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

        Section 8.4    Waiver.    Any term or provision of this Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

        Section 8.5    Liquidated Damages; Cancellation Fee.

          8.5.1    In the event of the occurrence of an Acquisition Event involving Auburn, then Auburn shall pay to Western the sum of Eight Hundred Thousand Dollars ($800,000) in cash.

          8.5.2    In the event of termination of this Agreement by Auburn pursuant to Section 8.1.10 as a result of the revocation of the Auburn Fairness Opinion; or a termination of this Agreement by Western pursuant to (i) Section 8.1.2, only as a result of Section 7.1.1 (no approval by Auburn shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of Auburn) or Section 8.1.7 (Default) or Section 8.1.8 (disclosure in the Closing Schedules of an Auburn Material Adverse Event), where such breach of representation or warranty, Default or Auburn Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of Auburn or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or Auburn Material Adverse Event that occurs after the date of this Agreement and was outside of the control of Auburn, its directors and executive officers, shall not come within this Section 8.5.2), then, Auburn shall pay to Western the sum of Five Hundred Thousand Dollars ($500,000), in cash; provided, however, that if an Acquisition Event occurs involving Auburn within one year following any termination by Western to which this Section 8.5.2 applies, Auburn shall pay to Western an additional Three Hundred Thousand Dollars ($300,000) in cash.

          8.5.3    In the event of the termination of this Agreement by Western pursuant to Section 8.1.11 as a result of a termination of this Agreement by Auburn pursuant to 8.1.4 (breach of representations and warranties of Western) or Section 8.1.6 (Default), or Section 8.1.9 (disclosure in Closing Schedules of a Western Material Adverse Event), where such breach of representation or warranty, or such Default or Western Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of Western or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or Western Material Adverse Event that occurs after the date of this Agreement and was outside of the control of Western, its Subsidiaries and their directors and executive officers, shall not come within this Section 8.5.3), then, Western shall pay to Auburn the sum of Five Hundred Thousand Dollars ($500,000), in cash.

          8.5.4    The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.3, 5.5, 8.5.2 (in case of an Acquisition Event) and 9.5.

          8.5.5    In the event of the termination of this Agreement by Western or Auburn and for any reason other than as specified in Sections 8.5.1, 8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.3, 5.5 and 9.5.

ARTICLE 9. GENERAL PROVISIONS

        Section 9.1    Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

        Section 9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

        If to Auburn at:

        Auburn Community Bancorp
        11795 Atwood Road
        Auburn, California 95603
        Fax No. (530) 889-2750
        Attention: John G. Briner, President/CEO

        with a copy to:

        Gary Steven Findley & Associates
        1470 North Hundley Street
        Anaheim, California 92806
        Fax No. (714) 630-7910
        Attention: Gary Steven Findley, Esq.

        If to Western at:

        Western Sierra Bancorp
        4080 Plaza Goldorado Circle
        Cameron Park, California 95682
        Fax No. (530) 698-2279
        Attention: Gary D. Gall, President/CEO

        with a copy to:

        Bartel Eng & Schroder
        300 Capitol Mall, Suite 1100
        Sacramento, California 95814
        Fax No. (916) 442-3442
        Attention: Daniel B. Eng, Esq.

        Section 9.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4    Entire Agreement/No Third Party Rights/Assignment.    This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 9.5    Nondisclosure of Agreement.    Western and Auburn agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 9.6    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 9.7    Headings/Table of Contents.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.8    Enforcement of Agreement.    The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Bank Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 9.9    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 9.10    Attorneys' Fees.    If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, Western and Auburn have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

WESTERN SIERRA BANCORP		AUBURN COMMUNITY BANCORP
By:	/s/ GARY D. GALL	By:	/s/ JOHN G. BRINER

Name:	Gary D. Gall, President/CEO	Name:	John G. Briner, President/CEO

INDEX OF EXHIBITS AND SCHEDULES
PREVIOUSLY DELIVERED BY THE PARTIES

Exhibits
Exhibit 2.1	Form of Merger Agreement
Exhibit 5.3	Form of Affiliate Agreements
Exhibit 7.1.6A	Form of Opinion of Auburn Counsel
Exhibit 7.1.6B	Form of Opinion of Western Counsel
Exhibit 7.2.9	Form of Director-Shareholder Agreements
Schedules
Schedule 3.2	Licenses and Permits
Schedule 3.3	Subsidiaries
Schedule 3.4	Required Consents and Conflicts
Schedule 3.5	Auburn Stock Options
Schedule 3.8	Compliance with Laws
Schedule 3.9	Litigation
Schedule 3.11	Insurance Policies
Schedule 3.12	Title Exceptions
Schedule 3.13	Real Property
Schedule 3.14	Tax Matters
Schedule 3.15	Performance of Obligations
Schedule 3.16	Loans and Investments
Schedule 3.17	Brokers and Finders
Schedule 3.18	Material Contracts
Schedule 3.20	Undisclosed Liabilities
Schedule 3.21	Employees; Employee Benefit Plans; ERISA
Schedule 3.23	Potential Environmental Liabilities
Schedule 3.24	Stock Option Plans
Schedule 3.25	Parachute Payments
Schedule 4.2	Licenses and Permits
Schedule 4.3	Required Consents and Conflicts
Schedule 4.7	Compliance with Laws
Schedule 4.8	Litigation
Schedule 4.10	Performance of Obligations
Schedule 4.11	Western's Brokers and Finders
Schedule 4.12	Undisclosed Liabilities

Exhibit 7.2.9

DIRECTOR-SHAREHOLDER'S AGREEMENT

        This Director-Shareholder's Agreement ("Agreement"), dated as of August    , 2003 is entered into by and between Western Sierra Bancorp, a California corporation ("Western"), and                        ("Shareholder").

RECITALS

A.
Western and Auburn Community Bancorp, a California corporation ("Auburn") entered into that certain Agreement and Plan of Reorganization and Merger dated as of August     , 2003 (the "Reorganization Agreement").

B.
Shareholder is a member of the Board of Directors of Auburn and owns shares of the common stock, no par value, of Auburn ("Auburn Stock").

C.
Shareholder is willing to agree to vote or cause to be voted all shares of Auburn Stock with respect to which Shareholder has voting power on the date hereof or hereafter acquired to approve the Reorganization Agreement and the transactions contemplated thereby and all requisite matters related thereto.

D.
Shareholder is willing to agree to not compete with, use trade secrets or solicit customers or employees of Western or any of Western's Subsidiaries, or Auburn as set forth in this Agreement.

E.
Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

        NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Western and Shareholder agree as follows:

ARTICLE I

DIRECTOR-SHAREHOLDER'S AGREEMENT

        1.1    Agreement to Vote.    Shareholder shall vote or cause to be voted at any meeting of shareholders of Auburn to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Auburn Stock as to which Shareholder has sole or shared voting power (the "Shares"), as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby, including the principal terms of the Reorganization and Merger.

        1.2    Legend.    Shareholder agrees to stamp, print or type on the face of his or her certificates of Auburn Stock evidencing the Shares the following legend:

    "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A DIRECTOR-SHAREHOLDER'S AGREEMENT DATED AS OF AUGUST    , 2003 BY AND BETWEEN WESTERN SIERRA BANCORP, AND                        , COPIES OF WHICH ARE ON FILE AT THE OFFICES OF AUBURN COMMUNITY BANCORP."

        1.3    Restrictions on Dispositions.    Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, he or she will not take any action that will alter or

1

affect in any way the right to vote the Shares, except (i) with the prior written consent of Western or (ii) to change such right from that of a shared right of Shareholder to vote the Shares to a sole right of Shareholder to vote the Shares.

        1.4    Shareholder Approval.    Shareholder shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby by the Auburn shareholders at the Shareholders' Meeting and (ii) advise the Auburn shareholders to reject any subsequent proposal or offer received by Auburn relating to any purchase, sale, acquisition, merger or other form of business combination involving Auburn or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that Shareholder shall not be obligated to take any action specified above if the Board of Directors of Auburn is advised in writing by outside legal counsel, Gary Steven Findley & Associates, that, in the exercise of his or her fiduciary duties, a director of Auburn should not take such action.

        1.5    Noncompetition.    Other than serving as a director, executive officer or shareholder of Western or its subsidiaries, for a period of two years after the Effective Time of the Reorganization, Shareholder agrees not to, directly or indirectly, without the prior written consent of Western, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution, other than Western or its subsidiaries, whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within 50 miles of the head office of Auburn. In the event that during the two year period Western is acquired by another financial institution and is not the surviving entity of the acquisition, then this Section 1.5 shall terminate upon the date of Western's acquisition.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder represents and warrants to Western that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

        2.1    Ownership and Related Matters.

        (a)   Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto as of the date hereof. Within five business days after the Record Date, Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

        (b)   There are no proxies, voting trusts or other agreements or understandings to or by which Shareholder or his or her spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

        2.2    Authorization; Binding Agreement.    Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

        2.3    Noncontravention.    The execution, delivery and performance of this Agreement by Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which Shareholder or his or her spouse is a party or by which any of Shareholder's properties or his or her spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any third party consents; (c) result in the creation

2

or imposition of any encumbrance on any of the Shares or any other assets of Shareholder or his or her spouse; or (d) violate any applicable laws or rules to which Shareholder or his or her spouse is subject.

ARTICLE III

GENERAL

        3.1    Amendments.    To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

        3.2    Integration.    This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for the Reorganization Agreement if executed by Shareholder) supersedes all prior agreements and understandings of the parties in connection therewith.

        3.3    Specific Performance.    Shareholder and Western each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, Western would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder and Western agree that Western shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

        3.4    Termination.    This Agreement shall terminate automatically without further action at the earlier of two years following the Effective Time of the Reorganization or the termination of the Reorganization Agreement in accordance with its terms. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

        3.5    No Assignment.    Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Western or Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

        3.6    Headings.    The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        3.7    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

        3.8    Gender, Number, and Tense.    Throughout this Agreement, unless the context otherwise requires,

  (i)
  the masculine, feminine and neuter genders each includes the other;

  (ii)
  the singular includes the plural, and the plural includes the singular; and

  (iii)
  the past tense includes the present, and the present tense includes the past.

        3.9    Notices.    Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile

3

transmission, or (c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

        If to Western:

    Western Sierra Bancorp
    4080 Plaza Goldorado Circle
    Cameron Park, California 95682
    Attention: Gary D. Gall
    Fax: (530) 698-2279

        With a copy to:

    Bartel Eng & Schroder
    300 Capitol Mall, Suite 1100
    Sacramento, California 95814
    Attention: Daniel B. Eng
    Fax: (916) 442-3442

        If to Shareholder:

  With a copy to:

    Gary Steven Findley & Associates
    1470 N. Hundley Street
    Anaheim, California 92806
    Attention: Gary Steven Findley
    Fax: (714) 630-7910

or at such other address and to the attention of such other person as a party may notice to the other in accordance with this Section 3.9. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

        3.10    Governing Law.    This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

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        3.11    Not in Director Capacity.    Except to the extent set forth in Section 1.4, no person executing this Agreement who is, during the term hereof, a director of Auburn, makes any agreement or understanding herein in his or her capacity as such director. The parties sign solely in their capacities as owners of or holders of the power to vote shares of Auburn Stock.

        3.12    Attorneys' Fees.    If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

        3.13    Regulatory Compliance.    Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

        IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

WESTERN SIERRA BANCORP
By:

Title:	President
SHAREHOLDER

5

SPOUSAL CONSENT

        I am the spouse of                        , Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

(Shareholder's Spouse's Name)

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Appendix B

CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. Dissenters' Rights

§ 1300. Reorganization or short form merger; dissenting shares; corporate purchase at the fair market value; definitions

        (a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1)   Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2)   Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)   Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)   Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

        (a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§ 1302. Submission of share certificates for endorsement; uncertificated securities

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

        (a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

        (a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

        (a)   If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. Prevention of immediate payment; status as creditors; interest

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Dividends on dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Rights of dissenting shareholders pending valuation; withdrawal and demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. Termination of dissenting shareholder status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

§ 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Exempt shares

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

        (a)   No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

Appendix C

Fairness Opinion of The Findley Group

August 20, 2003

Members of the Board of Directors
Auburn Community Bancorp
11795 Atwood Road
Auburn, California 95603

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Auburn Community Bancorp, Auburn, California ("Auburn") of the terms of the proposed acquisition of Auburn, and Auburn's wholly owned subsidiary Auburn Community Bank, Auburn, California ("AC Bank") by Western Sierra Bancorp, Cameron Park, California (Western") and Auburn shareholders receiving shares of common stock of Western and cash as defined in the Agreement and Plan of Reorganization and Merger entered into as of August 20, 2003 (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of common stock of Auburn ("Auburn Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement and without any further action on the part of Auburn or the holders of Auburn Common Stock, be exchanged for and converted into the right to receive newly issued shares of common stock of Western ("Western Common Stock"), cash or a combination thereof equal to the Per Share Merger Consideration. The Per Share Merger Consideration is defined in the Agreement. For purposes of this opinion and under the terms of the Agreement, the consideration to be paid by Western for all outstanding shares of Auburn shall equal $7,500,000 in cash and 350,000 shares of Western Common Stock subject to adjustments if the Average Closing Price is less than $30.00 or greater than $34.00. If the Average Closing Price falls below $30.00, then Western will add cash up to $1,000,000. If the Average Closing Price is greater than $34.00, Western will subtract the amount of cash, up to $1,000,000. The Agreement provides that the holders of Auburn Common Stock can choose cash, Western Common Stock, or a consideration of the foregoing subject to certain limitations.

        As part of the transaction AC Bank will become a wholly owned subsidiary of Western and that current executive management of AC Bank will continue as executive management of AC Bank after consummation of the Merger. Auburn is a closely held corporation that operates under the S Corporation election for tax purposes.

        As part of its investment banking business, The Findley Group is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided financial advisory and consulting services to Auburn. The Findley Group has also previously provided financial advisory and consulting services to Western. The Findley Group provided no services to Western in regard to the proposed acquisition of Auburn.

        In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Auburn and Western, including consolidated financial statements for recent years; (iii) certain other publicly available financial and other information concerning Auburn and Western and the trading markets for the publicly traded securities of Western; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Auburn or a committee thereof in connection with the

Merger. We have held discussions with senior management of Auburn concerning their past and current operations, financial condition and prospects.

        We have reviewed with the senior management of Auburn earnings projections for Auburn, provided by Auburn, as a stand-alone entity, assuming the Merger does not occur. We also reviewed with the senior management of Auburn the earnings projections for Western that are publicly available and cost savings expected to be achieved in each year resulting from the Merger. Certain financial projections for the combined companies and for Auburn as a stand-alone entity were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

        In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of Auburn as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and earnings enhancement opportunities (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and earnings enhancement opportunities reflect the best currently available estimates and judgements of Auburn management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for Auburn and Western are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Auburn or Western, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of Auburn Common Stock of the terms of the proposed acquisition of Auburn by Western, with Auburn shareholders receiving cash and shares of Western Common Stock and does not address Auburn's underlying business decision to proceed with the Merger.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Auburn and Western, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Auburn and Western; (ii) the assets and liabilities of Auburn and Western, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the acquisition of Auburn by Western, with Auburn shareholders receiving Western Common Stock, cash or a combination thereof, as set forth in the Agreement, are fair, from a financial point of view, to the holders of the shares of Auburn Common Stock.

        This opinion may not be used or referred to by Auburn or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of

Auburn in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of Auburn as to how such shareholder should vote with respect to the Merger.

                      Respectfully submitted,

                      THE FINDLEY GROUP

                      /s/ GARY STEVEN FINDLEY
                      Gary Steven Findley
                      Director

Appendix D

Fairness Opinion of D.A. Davidson & Co.

September 23, 2003

Mr. John G. Briner
President & Chief Executive Officer
Auburn Community Bancorp
412 Auburn-Folsom Road
Auburn, CA 95603-9969

Dear Mr. Briner,

        Auburn Community Bancorp ("Bancorp") has requested that D.A. Davidson & Co. ("Davidson or we") provide a Fairness Evaluation Report to Bancorp's Board of Directors in connection with Bancorp's recent announcement of its agreement to be acquired by Western Sierra Bancorp ("Western Sierra"), Cameron Park, California (the "Merger").

        We have reviewed the August 20, 2003 Fairness Opinion from The Findley Group addressed to Bancorp's Board of Directors, including the supporting work papers provided by The Findley Group to Davidson.

        We understand that the consideration being paid by Western Sierra equals $7.5 million in cash and 350,000 shares of Western Sierra common stock (the "Merger Consideration"). The cash portion of the consideration is subject to adjustment based on the trading price of Western Sierra stock as specified in the Agreement and Plan of Reorganization and Merger dated August 20, 2003 by and between Western Sierra Bancorp ("Merger Agreement"). At announcement on August 20, 2003 the transaction value was approximately $19 million without giving credit to the treatment of options.

        We understand that the cash and stock mixture of consideration and Western Sierra's folding Bancorp into its Alliance of Community Banks as a separate unit meets Bancorp's preferences for structuring a merger transaction.

        It is significant to also observe that Western Sierra has completed five acquisitions since 1999, including four banking units. The most recent transaction, completed July 14, 2003 was its $23 million acquisition of Central Sierra Bank.

        In producing this Fairness Evaluation Report, Davidson reviewed the Merger Agreement and limited financial information about Bancorp and Western Sierra supplied to us by Bancorp. We reviewed the financial terms of certain other similar merger transactions where information about the transaction is publicly available. Any, we analyzed the proposed financial terms of the Merger in light of the current market environment generally and the banking industry environment in particular. We did not speak with management of Bancorp or of Western Sierra in preparing our Fairness Evaluation Report.

        Davidson has assumed and relied on the accuracy and completeness of all financial information supplied or otherwise made available to us; we do not assume responsibility for independently verifying such information nor have we undertaken an independent evaluation or appraisal of any of the assets or liabilities of Bancorp or Western Sierra.

        We are aware that the Findley Companies have provided services to both Bancorp and Western Sierra and their banking subsidiaries in the past. Davidson has not provided services to Bancorp or to Western Sierra. We do not make a market in Western Sierra's stock nor do we publish a research recommendation on the stock. Davidson is being paid a fixed fee to provide this Fairness Evaluation Report to Bancorp.

D-1

        Based upon and subject to the foregoing, D.A. Davidson concurs with The Findley Group's Fairness Opinion that as of August 20, 2003 the proposed Merger Consideration is fair, from a financial point of view, to the shareholders of Bancorp.

        This Fairness Evaluation Report is for the personal use of the Board of Directors of Bancorp only in connection with the proposed Merger and is not intended to be and does not constitute a recommendation of the Merger to Bancorp or its shareholders. Nor does this Fairness Evaluation Report constitute a recommendation to any shareholder as to how such shareholder should vote on any matter relating to the Merger. This Report may not be quoted or referred to, in whole or part, in any statement or document, nor shall this letter be used for any other purposes, without our prior written consent, which consent is given to referencing this Report in the Registration Statement to be filed by Western Sierra with the Securities and Exchange Commission and bank regulatory agencies in connection with the Merger.

Very truly yours,

D.A. DAVIDSON & CO.

/s/  ALBERT V. GLOWASKY

Albert V. Glowasky
Managing Director

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        The Bylaws of Western Sierra Bancorp ("Western") provide that Western shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of Western. Furthermore, pursuant to Western's Articles of Incorporation and Bylaws, Western has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of Western.

        Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Western's Bylaws also provide that Western shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them, whether or not Western would have the power to indemnify them against such liability under provisions of applicable law or the provisions of Western's Bylaws. Each of the directors and executive officers of Western has an indemnification agreement with Western that provides that Western shall indemnify such person to the full extent authorized by the applicable provisions of the Code and further provide advances to pay for any expenses which would be subject to reimbursement. Western is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws.

        The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 21. Exhibits and Financial Statement Schedules

  a.
  Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and between Western and Auburn Community Bancorp dated as of August 20, 2003 is attached as Appendix A to the proxy statement-prospectus contained in Part I of this Registration Statement.

3.1	Articles of Incorporation are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 3.1 and are incorporated herein by this reference.
3.2	Bylaws are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 3.2 and are incorporated herein by this reference.
3.3	Amendments to Bylaws are contained in the Registrant's Registration Statement on Form S-4, file #333-76678, as Exhibit 3.2 and are incorporated herein by this reference.
5.1	Opinion re: legality
8.1	Opinion re: tax matters as to the merger of Auburn Community Bancorp with Registrant by Perry-Smith LLP
10.1
Severance Compensation Agreement dated December 4, 1997 between Mr. Kirk Dowdell and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-33256, as Exhibit 10.1 and is incorporated herein by this reference.
10.2
Stock Option Agreement dated September 22, 1997 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-33256, as Exhibit 10.2 and is incorporated herein by this reference.
10.3
Stock Option Agreement dated May 19, 1999 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-33256, as Exhibit 10.3 and is incorporated herein by this reference.
10.4
Stock Option Agreement dated May 19, 1999 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4 file, # 333-33256, as Exhibit 10.4 and is incorporated herein by this reference.
10.5
Executive Salary Continuation Agreement dated January 9, 1995, as amended, between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.4 and is incorporated herein by this reference.
10.6
Stock Option Agreement dated April 11, 1995 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.5 and is incorporated herein by this reference.
10.7
Stock Option Agreement dated November 14, 1996 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.6 and is incorporated herein by this reference.
10.8
Stock Option Agreement dated May 20, 1997 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.7 and is incorporated herein by this reference.
10.9
Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements are contained in the Registrant's Registration Statement on Form S-8, file #333-86653, as Exhibit 99.3 and are incorporated herein by this reference.
10.10
Western Sierra National Bank 1989 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.10 and are incorporated herein by this reference.

10.11
Western Sierra Bancorp 1997 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements are contained in the Registrant's Registration Statement on Form S-4,file #333-66675, as Exhibit 10.11 and are incorporated herein by this reference.
10.12
Indemnification Agreement between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.13 and is incorporated herein by this reference.
10.13
Indemnification Agreement between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file #333-86653, as Exhibit 10.14 and is incorporated herein by this reference.
10.14
Form of Indemnification Agreement for the directors of Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4 file, #333-66675, as Exhibit 10.15 and is incorporated herein by this reference.
10.15	Placerville Branch lease is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.1 and is incorporated herein by this reference.
10.16
Form of Director's Agreement by and among Western and Central California Bank's directors is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.16 and is incorporated herein by this reference.
10.17
Severance Benefits Agreement dated December 4, 1997 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.2 and is incorporated herein by this reference.
10.18
Western Sierra National Bank Incentive Compensation Plan for Senior Management is contained in the Registrant's Registration Statement on Form S-4, file # 333-66675, as Exhibit 10.12 and is incorporated herein by this reference.
10.19
Stock Option Agreement dated April 11, 2000 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.19 and is incorporated herein by this reference.
10.20
Stock Option Agreement dated April 11, 2000 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.20 and is incorporated herein by this reference.
10.21
Stock Option Agreement dated April 10, 2001 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.21 and is incorporated herein by this reference.
10.22
Stock Option Agreement dated April 10, 2001 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.22 and is incorporated herein by this reference.
10.23
Stock Option Agreement dated December 11, 2001 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.23 and is incorporated herein by this reference.
10.24
Form of Director-Shareholder's Agreement by and among Western and Auburn Community Bancorp's directors is incorporated by reference to Exhibit 7.2.9 of Appendix A to the proxy statement-prospectus included in Part I of this Registration Statement on Form S-4.

21.1	Subsidiaries of the Registrant
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to this Registration Statement.
23.2	Consent of Perry-Smith LLP as accountants for the Registrant
23.3	Consent of Perry-Smith LLP as accountants for Auburn Community Bancorp
23.4	Consent of The Findley Group as financial advisor to Auburn Community Bancorp is contained in its fairness opinion attached as Appendix C to the proxy statement-prospectus.
23.5	Consent of D.A. Davidson & Co. as financial advisor to Auburn Community Bancorp is contained in its fairness opinion attached as Appendix D to the proxy statement-prospectus.
23.6	Consent of Perry-Smith LLP as to tax matters is included with the opinion re: tax matters as to the merger of Auburn Community Bancorp with Registrant.
99.1	Form of Auburn Community Bancorp proxy
  B.
  Financial Statement Schedules

        None

  C.
  Opinions

        The opinion of Bartel Eng & Schroder as to the legality of the shares of Registrant's common stock to be issued is incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-4.

        The opinion of The Findley Group as financial advisor to Auburn Community Bancorp is incorporated by reference to Appendix C to the proxy statement-prospectus included in Part I of this Registration Statement on Form S-4.

        The opinion of D.A. Davidson & Co. as financial advisor to Auburn Community Bancorp is incorporated by reference to Appendix D to the proxy statement-prospectus included in Part I of this Registration Statement on Form S-4.

        The opinion of Perry-Smith LLP as to the tax matters of the merger of Auburn Community Bancorp with Registrant is incorporated by reference to Exhibit 8.1 to this Registration Statement on Form S-4.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (5)
  That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cameron Park, State of California, on October 17, 2003.

Western Sierra Bancorp
By:	/s/ GARY D. GALL Gary D. Gall President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary D. Gall and Gary Steven Findley, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ CHARLES W. BACCHI Charles W. Bacchi, Chairman of the Board	October 17, 2003
/s/ MATTHEW A. BRUNO Matthew A. Bruno, Director	October 17, 2003
Barbara L. Cook, Director
/s/ LARY A. DAVIS Lary A. Davis, Director	October 17, 2003
/s/ WILLIAM M. EAMES William M. Eames, Director	October 17, 2003

/s/ WILLIAM J. FISHER William J. Fisher, Director	October 17, 2003
/s/ GARY D. GALL Gary D. Gall, Director, President and Chief Executive Officer	October 17, 2003
/s/ ANTHONY GOULD Anthony Gould, Executive Vice President, Principal Financial Officer and Principal Accounting Officer	October 17, 2003
/s/ HOWARD A. JAHN Howard A. Jahn, Director	October 17, 2003
/s/ ALAN J. KLEINERT Alan J. Kleinert, Director	October 17, 2003
/s/ THOMAS MANZ Thomas Manz, Director	October 17, 2003
/s/ DOUGLAS A. NORDELL Douglas A. Nordell, Director	October 17, 2003
/s/ HAROLD S. PRESCOTT, JR. Harold S. Prescott, Jr., Director	October 17, 2003
/s/ LORI A. WARDEN Lori A. Warden, Director	October 17, 2003

Exhibit Index

Exhibit No.	Description of Exhibit
5.1	Opinion re: legality
8.1	Opinion re: tax matters as to the merger of Auburn Community Bancorp with Registrant by Perry-Smith LLP
21.1	Subsidiaries of Registrant.
23.2	Consent of Perry-Smith LLP as accountants for the Registrant.
23.3	Consent of Perry-Smith LLP as accountants for Auburn Community Bancorp
99.1	Form of Auburn Community Bancorp Proxy

QuickLinks

References to Additional Information
Table of Contents
List of Appendices
Questions and Answers About the Merger
Summary
Risk Factors
A Warning about Forward Looking Statements
Markets; Market Prices and Dividends
Selected Financial Data
The Auburn Bancorp Meeting
The Merger
Information Regarding Western
Information Regarding Auburn Bancorp
Comparison of Shareholder Rights
Supervision and Regulation
Validity of Western's Common Stock
Experts
Index to Financial Statements
AUBURN COMMUNITY BANCORP CONSOLIDATED BALANCE SHEET (Unaudited) June 30, 2003 and December 31, 2002
AUBURN COMMUNITY BANCORP CONSOLIDATED STATEMENT OF INCOME (Unaudited) For the Six Months Ended June 30, 2003 and 2002
AUBURN COMMUNITY BANCORP CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) For the Six Months Ended June 30, 2003 and 2002
AUBURN COMMUNITY BANCORP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
INDEPENDENT AUDITOR'S REPORT
AUBURN COMMUNITY BANK BALANCE SHEET December 31, 2002 and 2001
AUBURN COMMUNITY BANK STATEMENT OF INCOME For the Years Ended December 31, 2002, 2001 and 2000
AUBURN COMMUNITY BANK STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2002, 2001 and 2000
AUBURN COMMUNITY BANK STATEMENT OF CASH FLOWS For the Years Ended December 31, 2002, 2001 and 2000
AUBURN COMMUNITY BANK NOTES TO FINANCIAL STATEMENTS
Appendix A AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
Appendix B CALIFORNIA CORPORATIONS CODE TITLE 1. CORPORATIONS DIVISION 1. GENERAL CORPORATION LAW CHAPTER 13. Dissenters' Rights
Appendix C Fairness Opinion of The Findley Group
Appendix D Fairness Opinion of D.A. Davidson & Co.
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
Signatures
Power of Attorney
Exhibit Index